     As filed with the Securities and Exchange Commission on July 10, 2001
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

    DYNEGY DANSKAMMER, L.L.C.   DYNEGY ROSETON, L.L.C.     DYNEGY HOLDINGS INC.
          (Exact names of registrants as specified in their charters)

                                ---------------

            Delaware                        Delaware                        Delaware
 (State or other jurisdiction of (State or other jurisdiction of (State or other jurisdiction of incorporation or organization)  incorporation or organization)  incorporation or organization)

              4911                          4911                         6719
  (Primary Standard Industrial  (Primary Standard Industrial (Primary Standard Industrial
   Classification Code Number)  Classification Code Number)  Classification Code Number)

            76-065670                       76-065670                      94-3248415
 (I.R.S. Employer Identification (I.R.S. Employer Identification (I.R.S. Employer Identification
              No.)                            No.)                            No.)

     DYNEGY DANSKAMMER, L.L.C.            DYNEGY ROSETON, L.L.C.             DYNEGY HOLDINGS INC.
          994 River Road                      992 River Road           1000 Louisiana Street, Suite 5800
        Newburgh, NY 12550                  Newburgh, NY 12550                 Houston, TX 77002
          (845) 561-2468                      (845) 565-2260                    (713) 507-6400
 (Address, including ZIP Code, and   (Address, including ZIP Code, and (Address, including ZIP Code, and
 telephone number, including area    telephone number, including area  telephone number, including area
  code, of registrant's principal     code, of registrant's principal   code, of registrant's principal
        executive offices)                  executive offices)                executive offices)

                                ---------------

  Kenneth E. Randolph, Esq. General Counsel and Secretary DYNEGY HOLDINGS INC. 1000 Louisiana Street, Suite 5800 Houston, TX 77002 (713) 507-6400 phone (713)
                                  507-6808 fax
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                ---------------
                                    Copy to:
                            Christopher Moore, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                               New York, NY 10103
                              (212) 506-5000 phone
                               (212) 506-5151 fax

                                ---------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed maximum Proposed maximum
 Title of each class of                     offering price     aggregate
       securities           Amount to be   per certificate   offering price     Amount of
    to be registered         registered          (1)               (1)       registration fee
---------------------------------------------------------------------------------------------
 Pass Through
  Certificates, Series
  A....................     $250,000,000         100%         $250,000,000       $62,500
---------------------------------------------------------------------------------------------
 Pass Through
  Certificates, Series
  B....................     $550,400,000         100%         $550,400,000       $137,600
---------------------------------------------------------------------------------------------
 Guarantees of Lease
  Payments of Dynegy
  Danskammer, L.L.C. and
  Dynegy Roseton, L.L.C.
  by Dynegy Holdings
  Inc..................         (2)              (2)              (2)              (2)
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2) No separate consideration is payable in respect of these Guarantees. Pursuant to Rule 457(n), no separate fee is payable in connection with these Guarantees.

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 10, 2001

PROSPECTUS

  Offer to Exchange $250,000,000 7.27% Series A Pass Through Certificates and $550,400,000 7.67% Series B Pass Through Certificates for identical principal amounts of 7.27% Series A Pass Through Certificates and 7.67% Series B Pass Through Certificates, respectively, which have been registered under the Securities Act of 1933, of

   Dynegy Danskammer, L.L.C.       Dynegy Roseton, L.L.C.
                      Subsidiaries of DYNEGY HOLDINGS INC.
                        (Guarantor of lease obligations)
                                [LOGO of DYNEGY]

                    Exchange Offer will expire at 5:00 P.M.,
                      New York City Time, on       , 2001,
                                unless extended.

  Terms of the exchange offer:

  . The exchange certificates are being registered with the Securities and Exchange Commission and are being offered in exchange for the original certificates that were previously issued in an offering exempt from the SEC's registration requirements. The terms of the exchange offer are summarized below and more fully described in this prospectus.

  . The lessees, Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C., and the guarantor, Dynegy Holdings Inc. ("DHI"), will exchange all original certificates that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  . You may withdraw tenders of original certificates at any time prior to the expiration of the exchange offer.

  . The lessees and DHI believe that the exchange of original certificates will not be a taxable event for U.S. federal income tax purposes, but you should see "Material U.S. Federal Income Tax Consequences" on page 96 for more tax information.

  . Neither the lessees nor DHI will receive any proceeds from the exchange offer.

  . The exchange certificates will represent the same fractional undivided interest in two pass through trusts as the original certificates they are replacing. The terms of the exchange certificates are substantially identical to the original certificates, except that the exchange certificates are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original certificates do not apply to the exchange certificates.

  Please see "Risk Factors" beginning on page 23 for a discussion of the risks that should be considered by holders prior to tendering their original certificates.

                                                                     Final
                                           Principal   Interest   Distribution
          Pass Through Certificates          Amount      Rate         Date
          -------------------------       ------------ -------- ----------------
     Series A............................ $250,000,000   7.27%  November 8, 2010
     Series B............................ $550,400,000   7.67%  November 8, 2016
       Total............................. $800,400,000

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2001

                               Table of Contents

Forward-Looking Statements.................................................  ii
Where You Can Find More Information........................................ iii
Prospectus Summary.........................................................   1
Risk Factors...............................................................  23
The Exchange Offer.........................................................  27
Use of Proceeds............................................................  35
Capitalization of DHI......................................................  36
Selected Financial Data of DHI.............................................  37
Selected Financial Data of Dynegy Danskammer, L.L.C........................  39
Selected Financial Data of Dynegy Roseton, L.L.C...........................  40
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of
 Dynegy Danskammer, L.L.C..................................................  41
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of
 Dynegy Roseton, L.L.C.....................................................  44
Business of Dynegy Danskammer, L.L.C.......................................  47
Business of Dynegy Roseton, L.L.C..........................................  52
Management of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C..........  56
Certain Relationships and Related Transactions.............................  58
Description of the Certificates............................................  59
Description of the Operative Documents.....................................  71
Book-Entry; Delivery and Form..............................................  93
Exchange Offer; Registration Rights........................................  95
Material U.S. Federal Income Tax Consequences..............................  96
ERISA Considerations....................................................... 101
Plan of Distribution....................................................... 104
Legal Matters.............................................................. 105
Independent Public Accountants............................................. 105
Index to Financial Statements.............................................. F-1

   This prospectus incorporates by reference important information and documents which are not presented herein or delivered herewith. This information and these documents are available upon request from DHI's parent company, Dynegy Inc., at no cost, by writing or telephoning Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, TX 77002, Attn: Investor Relations, (713) 507-6400. In order to obtain timely delivery, you must request this information no later than 5 business days before you make your investment decision.

                           FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated by reference in this prospectus include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events relating to DHI and the lessees. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

  .  projected operating or financial results;

  . pending or recent acquisitions by DHI, including the anticipated closing date, expected cost savings or synergies and the accretive or dilutive impact of an acquisition on earnings;

  . expectations regarding DHI's transaction volume and liquidity in wholesale energy markets in the U.S. and Europe;

  . beliefs or assumptions about the outlook for deregulation of retail and wholesale energy markets in the U.S. and Europe and anticipated business developments in such markets;

  . DHI's ability to compete effectively for market share with industry participants; and

  . the expected commencement date for commercial operations for new power plants.

   Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:

  . the timing and extent of changes in commodity prices for energy, particularly natural gas, electricity and natural gas liquids;

  . the timing and extent of deregulation of energy markets in the U.S. and Europe and the rules and regulations adopted on a transitional basis in such markets;

  . the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions, as well as DHI's ability to maintain investment grade credit ratings;

  . the effectiveness of DHI's risk-management policies and procedures and the ability of trading counterparties and customers to satisfy their financial commitments;

  . the liquidity and competitiveness of wholesale trading markets for energy commodities, including the impact of electronic or online trading in these markets;

  . operational factors affecting the start up or ongoing commercial operations of DHI's power generation facilities (including the Danskammer and Roseton facilities) or midstream natural gas facilities, such as catastrophic weather related damage, unscheduled outages or repairs, unanticipated changes in fuel costs or availability, the unavailability of gas transportation, the unavailability of electric transmission service or workforce issues;

  . cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities that may not be covered by indemnity or insurance; and

  . other U.S. or European regulatory or legislative developments that affect the demand for energy generally, increase the environmental compliance cost for DHI's power generation facilities (including the Danskammer and Roseton facilities) or midstream gas facilities or impose liabilities on the owners of such facilities.

   Many of these factors will be important in determining DHI's and the lessees' actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. For additional factors that could affect the validity of forward-looking statements, you should read "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Danskammer, L.L.C.," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Roseton, L.L.C." and information incorporated by reference herein under "Where You Can Find More Information."

   All of the forward-looking statements in this prospectus are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, DHI and the lessees disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

   DHI files annual, quarterly and special reports and other information with the SEC. After this registration statement becomes effective, the lessees will be required to file some reports and other information with the SEC. These SEC filings are or will be available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document filed with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   The SEC allows DHI to incorporate by reference the information it files with them, which means that DHI can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that DHI later files with the SEC will automatically update and supersede this information. DHI incorporates by reference the documents listed below and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the certificates described in this prospectus have been exchanged:

  .  DHI's Quarterly Report on Form 10-Q for the quarter ended March 31,
     2001;

  . DHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

  . DHI's Current Reports on Form 8-K, as filed with the SEC on February 14, 2001, March 20, 2001 and May 16, 2001.

   You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning DHI's parent company at the following address:

                                  Dynegy Inc.
                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                         Attention: Investor Relations
                                 (713) 507-6400

   In order to obtain timely delivery, you must request this information no later than 5 business days before you make your investment decision.

   This prospectus constitutes a part of a registration statement on Form S-4 filed by DHI and the lessees with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information contained in the registration statement and the exhibits and schedules to the registration statement. Reference is made to the registration statement and its exhibits and schedules for further information with respect to DHI, the lessees and the securities offered through this exchange offer. Statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each of those statements is qualified in its entirety by the reference to that document.

   Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

                               PROSPECTUS SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. This prospectus includes specific terms of the exchange certificates, as well as financial data and information regarding the businesses of each lessee and DHI. You should read this entire prospectus and the documents that are incorporated by reference herein. You should pay special attention to the "Risk Factors" section beginning on page 23 of this prospectus. In addition, there are various forward-looking statements in this prospectus that involve risks and uncertainties. Please read "Forward-Looking Statements."

   DHI has agreed to guarantee each lessee's obligations under the lease to which it is a party. The lessees are indirect wholly owned subsidiaries of DHI. Accordingly, when making the credit decision of whether to tender your original certificates, you should focus on the information about DHI provided in this prospectus.

                         Summary of the Exchange Offer

   On May 8, 2001, the lessees and DHI completed the private offering of $250,000,000 aggregate principal amount of 7.27% Series A Pass Through Certificates and $550,400,000 aggregate principal amount of 7.67% Series B Pass Through Certificates. As part of that offering, the lessees and DHI entered into a registration rights agreement with the initial purchasers of those original certificates pursuant to which the lessees and DHI agreed, among other things, to deliver this prospectus to you and to use their reasonable best efforts to complete an exchange offer for the original certificates. Below is a summary of the exchange offer.

Securities offered..........  Up to $250,000,000 aggregate principal amount of new 7.27% Series A Pass Through Certificates and up to $550,400,000 aggregate principal amount of new 7.67% Series B Pass Through Certificates, which have been registered under the Securities Act. The form and terms of these exchange certificates are substantially identical to those of the original certificates. The exchange certificates, however, will not contain the transfer restrictions and registration rights applicable to the original certificates.

The exchange offer..........  The lessees and DHI are offering to exchange
                              $1,000 principal amount of 7.27% Series A Pass Through Certificates, which are registered under the Securities Act, for each $1,000 principal amount of the outstanding 7.27% Series A Pass Through Certificates, and to exchange $1,000 principal amount of 7.67% Series B Pass Through Certificates, which are registered under the Securities Act, for each $1,000 principal amount of the outstanding 7.67% Series B Pass Through Certificates.

                              In order to be exchanged, original certificates must be properly tendered and accepted. All original certificates that are validly tendered and not withdrawn will be exchanged. You will be issued exchange certificates promptly after the expiration of the exchange offer.

Registration rights           The lessees and DHI are making this exchange
agreement...................  offer in order to satisfy their obligation under the registration rights agreement, entered into May 8, 2001, to use their reasonable best efforts to cause a registration statement to become effective under the Securities Act. You are entitled to exchange your original certificates for registered exchange certificates with substantially identical terms. After the exchange offer is complete, you will no longer be entitled to any registration rights with respect to your certificates.

Resales.....................  Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, the lessees and DHI believe that the exchange certificates issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                              . you are acquiring the exchange certificates in the ordinary course of your business;

                              . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange certificates; and

                              . you are not an "affiliate" of the lessees or DHI.

                              If you are an affiliate of the lessees or DHI, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange certificates:

                              (1) you cannot rely on the applicable
                                  interpretations of the staff of the SEC; and

                              (2) you must comply with the registration
                                  requirements of the Securities Act or rely on an exemption therefrom in connection with any resale transaction.

                              Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale or other transfer of the exchange certificates issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling certificateholder required by the Securities Act in connection with any resale of the exchange certificates.

                              Furthermore, any broker-dealer that acquired any of its original certificates directly from the lessees and DHI:

                              . may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

                              .  must also be named as a selling
                                 certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Expiration date.............  This exchange offer will expire at 5:00 p.m., New
                              York City time, on     , 2001 unless the lessees
                              and DHI extend the expiration date.

Accrued interest on the         The exchange certificates will bear interest
exchange certificates and     from the most recent date to which interest has
original certificates.......  been paid on the original certificates. If no such interest has been paid on the original certificates upon consummation of the exchange offer, the exchange certificates will bear interest from the date the original certificates were issued. If your original certificates are accepted for exchange, then you will receive interest on the exchange certificates and not on the original certificates.

Conditions to the exchange    The exchange offer is not subject to any
offer.......................  conditions other than that it does not violate applicable law or any applicable interpretation of the SEC staff.

Procedures for tendering        Except as described in the section titled "The
original certificates.......  Exchange Offer--Guaranteed Delivery Procedures,"
                              a tendering holder must, on or prior to the expiration date:

                              .  transmit a properly completed and duly
                                 executed letter of transmittal, including all other documents required by the letter of transmittal, to The Chase Manhattan Bank, as exchange agent, at the address listed in this prospectus; or

                              . if original certificates are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to The Chase Manhattan Bank, as exchange agent, at the address listed in this prospectus.

                              See "The Exchange Offer--Procedures for Tendering Outstanding Certificates."

Special procedures for          If you are the beneficial holder of original
beneficial holders..........  certificates that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original certificates are registered and instruct that person to tender on your behalf. See "The Exchange Offer--Procedures for Tendering Outstanding Certificates."

Guaranteed delivery           If you wish to tender your original certificates
procedures..................  and you cannot deliver your certificates, the letter of transmittal or any other
                              required documents to the exchange agent before the expiration date, you may tender your original certificates by following the guaranteed delivery procedures under the heading "The Exchange
                              Offer--Guaranteed Delivery Procedures."

Withdrawal rights...........  Tenders may be withdrawn at any time before 5:00
                              p.m., New York City time, on the expiration date.

Acceptance of original          Subject to the conditions stated in the section
certificates and delivery     "The Exchange Offer--Conditions to the Exchange
of exchange certificates....  Offer" of this prospectus, the lessees and DHI will accept for exchange any and all original certificates which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange certificates will be delivered promptly after the expiration date. See "The Exchange Offer--Purpose and Terms of the Exchange Offer."

Material U.S. federal           The lessees and DHI believe that your exchange
income tax considerations...  of original certificates for exchange certificates to be issued in connection with the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

Exchange agent..............  The Chase Manhattan Bank is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading "The Exchange Offer--Exchange Agent."

Use of proceeds.............  The lessees and DHI will not receive any proceeds from the issuance of exchange certificates in the exchange offer. In consideration for issuing the exchange certificates as contemplated in this prospectus, the lessees and DHI will receive the original certificates in like principal amount. Each holder of certificates will pay all commissions and transfer taxes incurred in the sale or disposition of the exchange certificates issued in the exchange offer. The lessees and DHI will pay all expenses incident to the exchange offer. See "Use of Proceeds."

        Summary of DHI, the Lessees and the Leveraged Lease Transactions

Dynegy Holdings Inc.

   DHI, a Delaware corporation, is a leading provider of energy solutions to customers in North America, the United Kingdom and Continental Europe. DHI's leadership position extends across the entire convergence value chain, from power generation and wholesale and direct commercial and industrial marketing and trading of power, natural gas, coal, emission allowances and weather derivatives to transportation, gathering and processing of natural gas liquids. DHI's strategy involves ownership or control of physical assets, which provide marketing, trading and arbitrage opportunities that occur across commodity products, across geographic regions and over time.

   DHI is a wholly owned subsidiary of Dynegy Inc. Dynegy Inc. acquired Illinova Corporation ("Illinova") in the first quarter of 2000. As part of the acquisition of Illinova, the former Dynegy Inc., which was renamed Dynegy Holdings Inc., became a wholly owned subsidiary of a new holding company, Dynegy Inc. The assets, liabilities and operations of the former Dynegy Inc. before the acquisition became the assets, liabilities and operations of DHI after the acquisition.

   In September 2000, Dynegy Inc. contributed Dynegy Midwest Generation ("DMG") to DHI. DMG owns and operates the fossil fuel generating assets formerly held by Illinois Power Company, a wholly owned subsidiary of Illinova. The net contribution of approximately $2.2 billion was accounted for in a manner similar to a pooling of interests. As a result, DMG's results of operations are reflected in DHI's results of operations for all of 2000.

   Dynegy Inc. reports its operations under four segments: Dynegy Marketing and Trade, Dynegy Midstream Services, Transmission and Distribution and Dynegy Global Communications. DHI's assets and operations include the Dynegy Marketing and Trade and Dynegy Midstream Services segments. DHI's assets and operations do not include Illinois Power Company's transmission and distribution business or Dynegy Global Communications, Inc.'s bandwidth trading or communications business.



   DHI is pursuing an integrated wholesale energy business approach based on execution of an energy convergence strategy. This strategy centers on the marketing, trading and arbitrage opportunities existing in the natural gas and power markets that are enhanced by the control and optimization of related physical assets. The combination of a portfolio of strategic generation assets and a diverse gas and power marketing franchise allows for extraction of value resulting from arbitrage opportunities occurring across energy products, across geographic regions and over time. DHI refers to this synergistic trading relationship between merchant generation capacity and energy marketing and trading as the "Merchant Leverage Effect."

   DHI views its gas and power marketing and power generation businesses as an integrated unit. Control of merchant generation, or "Btu Conversion" capacity, when coupled with DHI's national wholesale gas and power marketing franchise, creates a wide range of value-creation opportunities benefiting both DHI and its customers. DHI's wholesale marketing and trading franchise adds value to its generation assets by providing national market access, market infrastructure and intelligence, risk-management and arbitrage opportunities, fuel management and procurement expertise and transmission expertise for inputs (gas, coal and fuel oil) and outputs (power). Generation capacity adds value to DHI's wholesale marketing and trading franchise by providing an outlet/market for gas and coal supplies, a source of reliable power supply and an enhanced ability to structure innovative new products and services for customers.

   Dynegy Midstream Services consists primarily of DHI's North American midstream liquids operations and global liquified petroleum gas transportation and natural gas liquids marketing operations, located primarily in Houston and in London. North American midstream liquids operations are actively engaged in gathering and processing natural gas and transportation, fractionation, storage and marketing of natural gas liquids. DHI has captured significant cost and operating efficiencies as well as attractive returns on services provided to the market through the independent ownership and operation of these assets. DHI's vertically integrated natural gas liquids infrastructure extracts profit throughout the value chain extending from inlet natural gas volumes gathered from the world's producing horizons to marketing natural gas liquids to wholesalers and end users throughout the world.

   DHI is a holding company and conducts substantially all of its operations through its subsidiaries. DHI is rated Baa2 and BBB+ by Moody's and S&P, respectively. In connection with the lease transactions described in this prospectus, DHI has guaranteed each lessee's lease obligations under two separate DHI guarantees. For more information regarding the guarantees, please read "Description of the Operative Documents--The Guarantees."

The Lessees

   The lessees under the leveraged lease transactions are Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C.

   Dynegy Danskammer, L.L.C. was formed in September 2000 as an indirect wholly owned subsidiary of DHI for the purpose of owning or leasing and operating the Danskammer facility. Dynegy Roseton, L.L.C. was formed in September 2000 as an indirect wholly owned subsidiary of DHI for the purpose of owning or leasing and operating the Roseton facility.

The Leased Facilities

   The Danskammer and Roseton power generation facilities were acquired from Central Hudson Gas & Electric Corporation ("Central Hudson"), Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation in January 2001. These facilities consist of a combination of base load, intermediate and peaking facilities aggregating 1,700 megawatts ("MW") and are located in Newburgh, NY, approximately 50 miles north of New York City. The facilities' sites are adjacent and share certain common resources such as fuel handling, docking terminal, personnel and systems. The aggregate purchase price for the Danskammer and Roseton facilities was $903 million, plus inventory and certain working capital adjustments.

   The bulk of the facilities' generation is sold to an affiliate, which will in turn sell into the New York wholesale market, which is operated and maintained by the New York Independent System Operator, or New York ISO. The facilities' generation also may be sold into the Pennsylvania/New
Jersey/Maryland Power Pool, New England, Quebec and Ontario.

Danskammer

   The Danskammer facility consists of four primary generating units. Dynegy Danskammer, L.L.C. owns units 1 and 2 and leases units 3 and 4 from the owner lessors.

   The Danskammer facility has a net generating capacity of 500 MW and is located in Newburgh, NY, adjacent to the Roseton facility. Danskammer units 1 and 2 use natural gas or fuel oil and have a combined net generating capacity of 130 MW. Danskammer units 3 and 4 are 135 MW and 235 MW steam generating units, respectively, that are capable of burning coal and natural gas. The facility is connected to the 115 kilovolt transmission system of Central Hudson. Units 3 and 4 operate in the base load mode while units 1 and 2 are considered to be peaking units. Historically, units 3 and 4 have had capacity factors of approximately 80 percent, with an average heat rate of 9,750 british thermal units per kilowatt hour ("Btu/kWh").

   Danskammer units 1 and 2 were not included in the leveraged lease transaction. Unless the context otherwise requires, references herein to the Danskammer facility shall refer only to that portion of the Danskammer facility included in the leveraged lease transaction.

Roseton

   The Roseton facility consists of two primary generating units. Dynegy Roseton, L.L.C. leases the entire facility from the owner lessors.

   The Roseton facility has a net generating capacity of 1,200 MW and is located in Newburgh, NY, adjacent to the Danskammer facility. The Roseton facility consists of two 600 MW steam generating units that are capable of burning No. 6 fuel oil and natural gas simultaneously. The facility is connected to the 345 kilovolt transmission system of Central Hudson and is considered to be an intermediate facility with historical capacity factors of 30-40 percent and an average heat rate of 10,200 Btu/kWh. The Roseton facility has substantial No. 6 fuel oil storage capability on its 195-acre site.

Principal Executive Offices

   The principal executive offices of DHI are located at 1000 Louisiana Street, Suite 5800, Houston, TX 77002. DHI's telephone number is (713) 507-6400. The principal executive offices of Danskammer and Roseton are located at 994 and 992 River Road, respectively, Newburgh, NY 12550. Danskammer's and Roseton's telephone numbers are (845) 561-2468 and (845) 565-2260, respectively.

Ownership Structure

   The following chart shows the ownership structure of the lessees by DHI.
                      [Chart showing ownership structure]

The Leveraged Lease Transactions

   The Danskammer and Roseton facilities are subject to the leveraged lease transactions and are collectively referred to as the leased facilities. The leveraged lease transactions involved the sale by the lessees of the leased facilities to the owner lessors for an aggregate purchase price of approximately $920.0 million. Each owner lessor used funds provided by the owner participants and its share of proceeds from the sale of the lessor notes to acquire either the Danskammer facility or the Roseton facility. The institutional investors who hold the beneficial interests in the owner lessors are referred to as the owner participants.

   The equity funding by the owner participants plus the transaction expenses, which were paid by the owner participants, totaled $138.0 million. The issuance and sale of the certificates raised the remaining $800.4 million. After acquiring its facility, the applicable owner lessor leased such facility to the applicable lessee under a lease agreement. Each lessee's obligations under its lease and the other operative documents to which it is a party are guaranteed by DHI. The terms and conditions of each lease are substantially similar.

   One pass through trust was created for the Series A Pass Through Certificates and a second pass through trust was created for the Series B Pass Through Certificates. Each pass through trust used its share of the proceeds of the offering of the certificates to purchase one of the two series of lessor notes issued by each owner lessor. The lessor notes held in the pass through trusts represent in the aggregate the entire debt portion of the leveraged lease transactions. The pass through trustee, who acts as trustee under each pass through trust, distributes the amount of payments of principal and interest received by it as holder of the lessor notes to the certificateholders of each of the pass through trusts.

   Each owner lessor leases its facility to the applicable lessee. At the same time, each lessee leases to the applicable owner lessor an interest in the parcels of land on which the related facility is located together with the right to utilize certain power and control lines, dock facilities, oil pipelines and railroad tracks. The interest of each owner lessor in such land and other assets is referred to as its ground interest. Each owner lessor, in turn, subleases its ground interest back to the applicable lessee.

Lease Collateral

   The lessor notes issued by each owner lessor are secured by a lien on and a first priority security interest in the rights and interests of such owner lessor in the collateral as set forth in "--Summary of Terms of the Exchange Certificates--Collateral for the lessor notes," which collateral is referred to as the owner lessor estate. The owner lessor estate does not include customary excepted payments and excepted rights reserved to each owner lessor and owner participant.

Lease Payments, Lessor Note Payments and DHI Guarantees

   Each lessee is obligated to make lease payments under the lease to which it is a party to the applicable owner lessor. As a result of the assignment of each lease by the applicable owner lessor to the indenture trustee, who acts as trustee under each indenture, each lessee makes lease payments directly to the indenture trustee. From the lease payments made by the lessees under each lease, the indenture trustee first makes payments of principal, interest and premium, if any, due to the pass through trustee on the lessor notes related to such lease and held in the pass through trusts and pays any remaining balance to the related owner lessor for the benefit of its owner participant. The Chase Manhattan Bank acts as the pass through trustee of each of the pass through trusts and as indenture trustee under each of the indentures. The pass through trustee distributes to the certificateholders of each of the pass through trusts payments received on the lessor notes held in each pass through trust.

   DHI fully and unconditionally guarantees on a senior unsecured basis (pari passu with all other senior unsecured indebtedness of DHI) each lessee's payment and performance obligations under its lease and the other operative documents to which it is a party, including the obligation to pay termination value if and when due. Notwithstanding the foregoing, under certain circumstances, DHI can assign its rights under the guarantee in respect of such lease and be relieved of its obligations. See "Risk Factors--Each lessee may assign the operative documents to which it is a party and its interest in the related leased facilities; DHI may assign the related guarantee" and "Description of the Operative Documents--The Leases--Assignment of Guarantees."

                Leveraged Lease Transaction Cash Flow Structure

   The following diagram illustrates an example of the ongoing payment flows in the leveraged lease transactions involving the Danskammer facility and the Roseton facility, as the case may be, among DHI, the lessees, the applicable owner lessor, owner participant and indenture trustee, the pass through trustee and the certificateholders. Similar payment flows take place in each of the leveraged lease transactions.

Sources and Uses of Funds

   The following table states the appropriate sources and uses of funds related to the leveraged lease transactions described in this prospectus:

                                                          (In Millions)   %
                                                          ------------- ------
   Sources of Funds to Owner Lessors:
     Lessor Notes (purchased by the pass through
      trusts)............................................    $800.4      85.0%
     Lease Equity and Transaction Costs (contributed by
      the owner participants)............................     138.0      15.0%
                                                             ------     ------
       Total.............................................    $938.4     100.0%
   Use of Funds by Owner Lessors:
     Purchase of Facilities..............................    $920.0      98.0%
     Transaction Costs...................................      18.4(2)    2.0%
                                                             ------     ------
       Total.............................................    $938.4     100.0%
   Use of Funds by Danskammer and Roseton:
     Repay Intercompany Notes(l).........................    $920.0     100.0%
   Use of Funds by DHI:
     Repay Commercial Paper..............................    $ 50.0       5.0%
     General Corporate Purposes..........................     870.0      95.0%
                                                             ------     ------
       Total.............................................    $920.0     100.0%

--------
(1) On January 30, 2001, Dynegy Roseton, L.L.C. and Dynegy Danskammer, L.L.C. each executed promissory notes in favor of DHI in the amount of $629,555,137 and $324,160,642, respectively, at an interest rate of seven percent per annum. Both principal and interest are due and payable upon demand by DHI and, in any event, no later than January 29, 2006. Each of Dynegy Roseton, L.L.C. and Dynegy Danskammer, L.L.C. may at its option (though it is not obligated to do so) prepay principal or interest prior to January 29, 2006, without penalty. Interest on all past due amounts, both principal and accrued interest, shall accrue at a rate of nine percent per annum. Failure to pay interest does not constitute a default, unless such interest is due on January 29, 2006. After the application of funds related to the leveraged lease transactions, approximately $33.7 million in the aggregate remains outstanding under these notes.
(2) Transaction costs include legal, accounting and advisors' fees, which were incurred in connection with the private offering of the original certificates, and related out-of-pocket expenses.

                 Summary of Terms of the Exchange Certificates

   The form and terms of the exchange certificates and the original certificates are substantially identical, except that the exchange certificates will be registered under the Securities Act. The certificates will evidence the same obligations as the original certificates and will be issued under the same pass through trust agreements. Unless the context otherwise requires, references to "certificates" in this document refer to both the original certificates and the exchange certificates for each series.

Exchange certificates         Up to $800,400,000 aggregate principal amount of
offered.....................  pass through trust certificates, as follows:

                                                Principal
                        Exchange Certificates     Amount
                        ---------------------  ------------
                       Series A............... $250,000,000
                       Series B............... $550,400,000

Lessees.....................  Dynegy Danskammer, L.L.C.
                              Dynegy Roseton, L.L.C.

Guarantor...................  Dynegy Holdings Inc.

Pass through trusts.........  The certificates are governed by two pass through trusts. Each pass through trust was formed under a separate pass through trust agreement entered into between the lessees and the pass through trustee.

Pass through trust            The property of each pass through trust consists
property....................  solely of the applicable lessor notes that were issued on a nonrecourse basis by each of the owner lessors in separate leveraged lease transactions. Each owner lessor issued two series of lessor notes. Each pass through trust purchased a series of the lessor notes issued by each owner lessor which has the same interest rate as the certificates of such pass through trust and a maturity date on or before the final distribution date of such pass through trust.

Interest....................  Interest accrues on the principal amount of the lessor notes at the applicable annual rate as set forth below:

                            Certificates      Interest Rate
                            ------------      -------------
                       Series A..............     7.27%
                       Series B..............     7.67%

                              Interest on the lessor notes and the resulting distributions on the certificates are payable semiannually in arrears on May 8 and November 8 of each year, beginning on November 8, 2001.

Payment dates...............  Principal payments will be made on the lessor notes and the resulting distributions will be made on the certificates according to the amortization schedule on page 61 of this prospectus, commencing November 8, 2007 for Series A and November 8, 2011 for Series B.

Average life................  The average life of the certificates is as follows:

                            Certificates       Average Life
                            ------------       ------------
                       Series A...............   7.9 years
                       Series B...............  12.9 years

Ratings.....................  The certificates are rated Baa2 by Moody's and
                              BBB+ by S&P.

Guarantees..................  DHI has fully and unconditionally guaranteed on a senior unsecured basis each lessee's payment and performance obligations under the applicable lease and the other operative documents to which it is a party.

Ranking of DHI guarantees...  Each DHI guarantee ranks equally and ratably with all other senior unsecured obligations of DHI. See "Description of the Operative Documents--The Guarantees."

Ranking of lessees' lease
payment obligations.........  Rent payable by each lessee under its lease is the source of payment for the lessor notes related to such lease and, consequently, a portion of the certificates. Each lessee's obligation to pay rent under its lease is its senior unsecured obligation and ranks equally in right of payment with all of its other existing and future senior unsecured obligations.

Collateral for the lessor     The lessor notes issued for each leveraged lease
notes.......................  transaction are secured by a first priority security interest in the related owner lessor estate, which includes the following:

                              . the lease under which the owner lessor leases the related facility to the lessee, including its right to receive rent under such lease;

                              .  the related DHI guarantee;

                              .  the related facility;

                              .  the related site lease and site sublease; and

                              . certain other property or rights of the owner lessor.

                              All of the property and rights described above are referred to collectively as the collateral. The collateral excludes customary excepted payments and rights reserved to the applicable owner lessor and owner participant.

No cross-collateralization
of lessor notes or cross-     The lessor notes issued in each leveraged lease
default provisions..........  transaction are not cross collateralized with, or generally cross defaulted to, the lessor notes issued under the other leveraged lease transaction. There are no cross-default provisions in the indentures. The covenants under each set of operative documents are identical in all material respects except that the covenants relating to maintenance and insurance only relate to the relevant facility. Thus, an event of default under one lease may not necessarily trigger an event of default under the other lease.

Optional redemption with      The certificates will be prepaid in part upon an
premium.....................  optional redemption of a complete tranche of lessor notes issued under the indenture related to a facility. Holders shall receive an amount equal to the aggregate unpaid principal amount of all lessor notes being redeemed, together with accrued and unpaid interest on the lessor notes to the date of their payment, plus a make whole premium.

                              The make whole premium will be calculated using a discount rate equal to the applicable rate on U.S. Treasury securities plus 50 basis points.

Mandatory redemption
without premium.............  The certificates will be prepaid, in whole or in part (as specified below), at a price equal to the principal amount of the lessor notes being redeemed, together with accrued interest, but excluding any make whole premium, at such time as such lessor notes are to be redeemed, but only if such prepayment is made under the following circumstances:

                              . the lease related to such lessor notes is terminated in whole with respect to the related facility or in part with respect to a unit because an event of loss has occurred with respect to the related facility or a unit thereof (unless a regulatory event of loss has occurred in which case the applicable lease may only be terminated in whole);

                              . the lease related to such lessor notes is terminated in whole with respect to the related facility because it has become illegal for the applicable lessee to comply with the terms thereof or the lessee would be obligated to make an indemnity payment in excess of three percent of the purchase price of the related facility which payment would be avoided if the lease is terminated; or

                              . the lease related to such lessor notes is terminated in whole with respect to the related facility or in part with respect to a unit because the related facility has become economically or technologically obsolete solely as a result of a change of law or a requirement by a governmental entity to make significant capital improvements to such unit.

Mandatory redemption with
premium.....................  The certificates will be prepaid, in whole or in part, at a price equal to the principal amount of the lessor notes being prepaid, together with accrued interest, and the make whole premium, if any, at such time as such lessor notes are to be redeemed, but only if such prepayment is made under the following circumstances:

                              . the lease related to such lessor notes is terminated in whole with respect to a facility or in part with respect to a unit because an event has occurred which, in the applicable lessee's good faith judgment, will cause the related facility or a unit thereof to be economically or technologically obsolete (other than as a result of a change in law or a requirement by a governmental entity to make significant capital improvements); or

                              . the lease related to such lessor notes is terminated in whole with respect to a facility because the related facility is surplus to the lessee's needs or is no longer useful to such lessee's business.

Each lessee's right to
assume lessor notes.........  Upon the termination of a lease because it has become illegal for the applicable lessee to comply with the terms thereof or the lessee would be obligated to make an indemnity payment in excess of three percent of the purchase price of the related facility which payment would be avoided if the lease is terminated or the occurrence of a regulatory event of loss, the applicable lessee may, in lieu of paying an amount sufficient to repay the related lessor notes, choose to assume such lessor notes so long as such applicable lessee has acquired the facility subject to such lease from the applicable owner lessor.

Owner lessor's right to
purchase lessor notes upon
maturity or default.........
                              An owner lessor may choose to purchase all of the lessor notes then outstanding under the indenture to which such owner lessor is a party upon the occurrence of any of the following events:

                              . an event of default under the related lease shall be continuing for 90 days without the acceleration of the lessor notes or the exercise of dispossessory remedies;

                              . the lessor notes become due prior to their stated maturity as a result of a related indenture event of default; or

                              . the indenture trustee has notified such owner lessor that it intends to exercise dispossessory remedies under the related indenture provided that such owner lessor effects such election within 30 days of receipt of notice from the indenture trustee.

                              A purchaser of the lessor notes will pay to each holder of the lessor notes an amount equal to the aggregate unpaid principal amount of all lessor notes then held by that holder, together with accrued and unpaid interest on the lessor notes to the date of their purchase. No premium will be paid by the purchaser under these circumstances.

Each owner participant's
right to assume lessor        Upon the occurrence of an indenture event of
notes.......................  default caused by a lease event of default, the applicable owner participant will have the right, subject to certain conditions, to assume the lessor notes in whole, but not in part, on a fully recourse basis, if, after giving effect to such assumption, the lessor notes shall be rated at least Baa2 by Moody's and BBB+ by S&P. In connection with such assumption, the related lease will be released from the lien of the related indenture and the applicable owner participant or owner lessor (to the exclusion of the indenture trustee) will have the right to enforce the provisions thereof.

Reporting covenants.........  Each lessee is required to, among other things, provide the following items to the indenture trustee:

                              . annual audited financial statements of DHI and compliance certificates; and

                              . quarterly unaudited financial statements of DHI.

Negative pledge.............  The operative documents limit DHI's ability to create liens for borrowed money.

Assignment by the lessees...  Each lessee may assign the lease and the other operative documents to which it is a party if the following conditions, among others, are met:

                              . the assignee has a credit rating, or its obligations under the operative documents are guaranteed by an entity that has a credit rating, from Moody's and S&P equal to or higher than Baa2 and BBB+, respectively, and each such rating agency confirms that after giving effect to such assignment the certificates shall be rated at least equal to the Moody's and S&P ratings of the original certificates upon issuance; or

                              . to any entity so long as the lessee and DHI continue to remain liable under the operative documents and Moody's and S&P confirm that the assignment (without releasing the lessee or DHI) will not result in a downgrade of the then existing rating for the certificates.

                              If the conditions in the first clause are satisfied and certain other conditions are met, neither the respective lessee nor DHI shall have any further liability or obligations under the operative documents.

Assignment by DHI...........  DHI may assign its rights and obligations under the related guarantee to an entity with a credit rating from Moody's and S&P equal to or higher than Baa2 and BBB+, respectively, so long as each such rating agency confirms that after giving effect to such assignment the certificates shall be rated at least equal to the Moody's and S&P ratings of the original certificates upon issuance.

                              If the foregoing conditions are satisfied and certain other conditions are met, DHI shall have no further liability or obligation under its guarantee or the other operative documents.

Governing law...............
                              The certificates, the pass through trust agreements and the other operative documents are governed by the laws of the State of New York.

Indenture trustee...........  The Chase Manhattan Bank acts as the indenture trustee for the lessor notes under each of the indentures.

Pass through trustee........
                              The Chase Manhattan Bank also acts as the pass through trustee under each of the pass through trust agreements.

Risk factors................  An investment in the certificates involves certain risks. See "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Danskammer, L.L.C.," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Roseton, L.L.C." and information incorporated by reference herein under "Where You Can Find More Information."

                         Summary Financial Data of DHI

   The following table sets forth summary consolidated financial data of DHI for the periods indicated. The year-end summary consolidated financial data was derived from the audited consolidated financial statements of DHI and its consolidated subsidiaries and the quarterly financial data was derived from the unaudited consolidated financial statements of DHI and its consolidated subsidiaries. This summary consolidated financial data is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included in the documents incorporated by reference in this prospectus. See "Where to Find More Information."

                                    Three Months Ended
                                        March 31,                           Year Ended December 31,
                                  -----------------------  --------------------------------------------------------------
                                     2001         2000        2000         1999         1998         1997         1996
                                  -----------  ----------  -----------  -----------  -----------  -----------  ----------
                                       (Unaudited)                              ($ In Thousands)
Statement of Operations Data(1):
Revenues........................  $12,608,161  $4,942,550  $27,938,389  $15,429,976  $14,257,997  $13,378,380  $7,260,202
Operating margin................      365,179     269,394    1,020,503      543,875      428,687      385,294     369,500
General and administrative
 expenses.......................       77,924      61,711      237,556      200,717      185,708      149,344     100,032
Depreciation and amortization
 expenses.......................       64,155      73,659      234,480      129,458      113,202      104,391      71,676
Asset impairment, abandonment
 severance and other charges....          --          --           --           --         9,644      275,000         --
Net income (loss)...............  $   125,904  $   79,917  $   445,860  $   151,849  $   108,353  $  (102,485) $  113,322
Cash Flow Data:
Cash flows from operating
 activities.....................  $   174,511  $  122,905  $   364,340  $     8,839  $   250,780  $   278,589  $  (30,954)
Cash flows from investment
 activities.....................     (944,533)   (350,496)    (716,501)    (318,664)    (295,082)    (510,735)   (111,140)
Cash flows from financing
 activities.....................      918,737     182,361      338,704      326,688       49,622      204,984     176,037
Other Financial Data:
EBITDA(2).......................  $   285,740  $  232,183  $ 1,027,855  $   450,780  $   363,517  $   291,899  $  289,023
Dividends or distributions to
 partners, net..................          --          --           --        (8,115)      (7,988)      (7,925)     (6,740)
Capital expenditures,
 acquisitions and
 investments(3).................   (1,098,248)   (195,610)    (704,644)    (448,522)    (478,464)  (1,034,026)   (859,047)

                            March 31,                         December 31,
                         --------------- -------------------------------------------------------
                              2001          2000        1999       1998       1997       1996
                         --------------- ----------- ---------- ---------- ---------- ----------
                           (Unaudited)                      ($ In Thousands)
Balance Sheet Data(4):
Current assets.......... $ 8,707,844     $ 9,758,898 $2,805,080 $2,117,241 $2,018,780 $1,936,721
Current liabilities.....   7,751,747       8,902,787  2,538,523  2,026,323  1,753,094  1,548,987
Property and equipment,
 net....................   5,874,840       4,790,951  2,017,881  1,932,107  1,521,576  1,691,379
Total assets............  17,982,325      17,804,930  6,525,171  5,264,237  4,516,903  4,186,810
Long-term debt..........   2,280,878       1,373,678  1,333,926  1,046,890  1,002,054    988,597
Total equity............   4,237,585       4,076,335  1,309,482  1,128,063  1,019,125  1,116,733

--------
(1) The results of DMG are included in the 2000 financial data for the entire year. The net contribution from Dynegy Inc. of approximately $2.2 billion was accounted for in a manner similar to a pooling of interests. The Destec acquisition, which involved the acquisition of Destec Energy, Inc. effective July 1, 1997, was accounted for in accordance with the purchase method of accounting, and the results of operations attributed to the acquired business are included in DHI's financial statements and operating statistics beginning on the acquisition's effective date. The Chevron combination, which involved the contribution by Chevron of all of its midstream and certain other assets in exchange for Dynegy common and participating preferred stock and indebtedness, was accounted for as an acquisition of assets under the purchase method of accounting, and the results of operations attributed to the acquired assets are included in DHI's financial statements and operating statistics effective September 1, 1996.
(2) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is presented as a measure of DHI's ability to service its debt and to make capital expenditures. It is not a measure of operating results and is not presented in the Consolidated Financial Statements. The 1997 amount includes the non-cash portion of items associated with the $275 million impairment and abandonment charge.
(3) Includes all value assigned to the assets acquired in various business and asset acquisitions. The 1997 amount is before reduction for value received upon sale of Destec's foreign and non-strategic assets of approximately $735 million.
(4) The Destec acquisition and Chevron combination were each accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the effective dates of each transaction.

                      Ratios of Earnings to Fixed Charges

   The following table sets forth DHI's consolidated ratios of earnings to fixed charges for the periods shown:

   Three Months Ended March 31,            Year Ended December 31,
   ----------------------------      ---------------------------------------------------
               2001                  2000       1999       1998       1997       1996
               ----                  ----       ----       ----       ----       ----
               3.93                  4.02       2.44       2.23       (a)        4.09

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997 by approximately $72.9 million.

   For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.

   A statement setting forth the computation of the ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2000 is filed as an exhibit to DHI's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated by reference herein. See "Where You Can Find More Information." A statement setting forth the computation of the ratio of earnings to fixed charges for the quarter ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

              Summary Financial Data of Dynegy Danskammer, L.L.C.

   The following table sets forth a summary of Dynegy Danskammer, L.L.C.'s financial data for the period indicated. In January 2001, Dynegy Danskammer acquired power generation facilities from Central Hudson. Dynegy Danskammer had no activity prior to the acquisition. The summary financial statements for the period since Dynegy Danskammer's formation (September 14, 2000) through March 31, 2001 were derived from Dynegy Danskammer's audited financial statements, including the notes thereto, included in this prospectus. The summary financial information should be read in conjunction with such financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Danskammer, L.L.C." contained herein.

                                                           Period From Inception
                                                           (September 14, 2000)
                                                             to March 31, 2001
                                                           ---------------------
                                                              (In Thousands)
Statement of Operations Data:
Revenues..................................................       $ 10,541
Net loss..................................................       $ (6,661)
                                                              March 31, 2001
                                                           ---------------------
                                                              (In Thousands,
                                                               Except Ratio)
Balance Sheet Data:
Current assets............................................       $ 14,591
Current liabilities.......................................         78,988
Property, plant and equipment, net........................        370,401
Total assets..............................................        388,804
Long-term debt............................................        308,477
Total equity..............................................       $ (6,934)
Other Data:
Ratio of earnings to fixed charges (a)....................          (b)

--------
(a) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.
(b) Earnings were inadequate to cover fixed charges for the quarter ended March 31, 2001 by approximately $6.6 million. A statement setting forth the computation of the ratio of earnings to fixed charges for the period ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

                Summary Financial Data of Dynegy Roseton, L.L.C.

   The following table sets forth a summary of Dynegy Roseton, L.L.C.'s financial data for the period indicated. In January 2001, Dynegy Roseton acquired power generation facilities from Central Hudson, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation. Dynegy Roseton had no activity prior to the acquisition. The summary financial statements for the period since Dynegy Roseton's formation (September 14, 2000) through March 31, 2001 were derived from Dynegy Roseton's audited financial statements, including the notes thereto, included in this prospectus. The summary financial information should be read in conjunction with such financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Roseton, L.L.C." contained herein.

                                                           Period From Inception
                                                           (September 14, 2000)
                                                             to March 31, 2001
                                                           ---------------------
                                                              (In Thousands)
Statement of Operations Data:
Revenues..................................................       $ 25,636
Net loss..................................................       $(15,268)
                                                              March 31, 2001
                                                           ---------------------
                                                              (In Thousands,
                                                               Except Ratio)
Balance Sheet Data:
Current assets............................................       $ 21,096
Current liabilities.......................................         77,180
Property and equipment, net...............................        689,011
Total assets..............................................        714,211
Long-term debt............................................        645,238
Total equity..............................................       $(16,772)
Other Data:
Ratio of earnings to fixed charges (a)....................          (b)

--------
(a) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.
(b) Earnings were inadequate to cover fixed charges for the quarter ended March 31, 2001 by approximately $15.2 million. A statement setting forth the computation of the ratio of earnings to fixed charges for the period ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

                                  RISK FACTORS

   In addition to the information contained elsewhere or incorporated by reference in this prospectus, you should carefully consider the following risk factors in evaluating whether to exchange your original certificates.

Certain bankruptcy law considerations could limit claims against the lessees, DHI or the owner lessors.

With Respect to the Lessees

   If either lessee were to become a debtor in a case under the Bankruptcy Code (located at title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.), the right to exercise virtually all remedies against it would be stayed, including the right to terminate the lease to which it is a party. In addition, the applicable lessee or its bankruptcy trustee could reject the lease to which such lessee is a party as an "executory" contract under Section 365 of the Bankruptcy Code. If that were to happen, rent payments under such lease would terminate, leaving the related owner lessor without regular rent payments and with a claim for damages for breach of such lease. While the owner lessor could then file a claim for damages, the amount of any recovery on such claim and the amount of time that would pass between the commencement of the bankruptcy case and the receipt of any recovery cannot be determined. If either lessee were to become a debtor in a case under the Bankruptcy Code, an event of default under the related indenture would occur.

   Under New York law, it is likely that the leases will be viewed as leases of real, rather than personal, property. If the leases are rejected in a bankruptcy proceeding, Section 502(b)(6) of the Bankruptcy Code limits the claims of lessors under unexpired leases of real property. If a bankruptcy court concluded that the leases are leases of real property, damages for the rejection of a lease would be limited to the greater of one year's rent under the lease or 15% of the remaining rent under the lease (not to exceed three years' rent). These damages might not be sufficient to cover debt service on the lessor notes and, accordingly, the certificates. However, the leases would not be subject to the risks of the foregoing characterizations if a court determined that they constitute "financing leases" within the meaning of the Bankruptcy Code. The issue of whether leases could be characterized as financing leases has not yet been definitively addressed by the courts. Resolution of this issue would depend on a bankruptcy court's analysis of the particular facts and circumstances associated with the leveraged lease transactions. Therefore, the lessees cannot predict with any degree of certainty whether a court would conclude that the leases constitute "financing leases" for purposes of the Bankruptcy Code.

   Furthermore, in a bankruptcy proceeding, each lessee could elect to cure defaults under the lease to which it is a party and to assume or assign such lease. If a lessee were to assign the lease, the ultimate source of payments under the lease, and thus on the certificates, would be an entity other than the lessee. While the assignee would have to demonstrate its ability to perform under the assumed lease to the bankruptcy court, there can be no definitive assurances that the assignee would satisfy the lessee's obligations under the lease.

   In the event a lessee were to become a debtor in a case under the Bankruptcy Code, but DHI was not a debtor in a case under the Bankruptcy Code, the obligations of DHI under the DHI guarantees would not be limited by Section 502(b)(6).

With Respect to the Guarantees

   If DHI were to become a debtor in a case under the Bankruptcy Code, the right to exercise virtually all remedies against DHI would be stayed. In addition, it is likely, as noted above, that the leases will be viewed as leases of real property. In that event, Section 502(b)(6) of the Bankruptcy Code would limit the owner lessors' claims against DHI under the guarantees for amounts due under the leases in the same manner that it would limit the owner lessors' claims against the applicable lessee for those amounts in such lessee's bankruptcy case. Regardless of how a bankruptcy court characterizes the leases or the guarantees, the amount of recovery on any claims against DHI and the amount of time that would pass before the commencement of DHI's bankruptcy case and the receipt of such recovery cannot be predicted with any degree of certainty.

   In the event DHI were to become a debtor in a case under the Bankruptcy Code, in the absence of a lessee being a debtor in a case under the Bankruptcy Code, each such lessee's obligations under the lease to which it is a party would not be limited by Section 502(b)(6).

With Respect to the Owner Lessors

   If an owner lessor were to become a debtor in a case under the Bankruptcy Code, the right to exercise virtually all remedies against such owner lessor would be stayed. The bankruptcy court could permit such owner lessor to use or dispose of payments made to it under the applicable lease or the guarantee for purposes other than making payments on the lessor notes and could reduce the amount of, and modify the time for making, payments due under the lessor notes, subject to procedural and substantive safeguards for the benefit of such owner lessor. In such event, payments on the related lessor notes could be reduced or delayed. In addition, it is likely, as noted above that the related leases will be viewed as leases of real property. In that event such owner lessor would have the right to reject the leases under Section 365 of the Bankruptcy Code. Such rejection could terminate (1) the respective lessee's obligation to make any further payments to the owner lessor in respect of the related facility, and (2) DHI's obligation under the guarantees to make payments for amounts that otherwise would have been due under such leases unless the applicable lessee elected to remain in possession. In addition, the amount of recovery on any claims against the owner lessor and the amount of time that would pass between commencement of the owner lessor's bankruptcy case and the receipt of such recovery cannot be predicted with any degree of certainty.

Each lessee may assign the operative documents to which it is a party and its interest in the related leased facilities; DHI may assign the related guarantee.

   Subject to restrictions in the operative documents, each lessee may assign all of the operative documents and DHI may assign the related guarantee or any other operative document. Following any such assignment, an entity other than the lessee and/or DHI, as the case may be, will become obligated to make payments under the operative documents. While any assignee must satisfy rating and other requirements under the operative documents and the certificates must attain a certain rating immediately after giving effect to the assignment, these requirements do not guarantee that any such assignee would be able to satisfy the lessee's and/or DHI's obligations under the operative documents.

The applicable owner participant may assume the lessor notes, in which event the related lease will be released from the lien of the related indenture.

   Subject to restrictions in the operative documents, upon the occurrence of an indenture event of default caused by a lease event of default, the applicable owner participant may assume the lessor notes in whole, but not in part, on a fully recourse basis if it satisfies certain rating requirements. Following any such assumption, the related lease will be released from the lien of the related indenture, and the applicable owner lessor will have the exclusive right to enforce the provisions thereof. Following any such assignment, an entity other than the lessee and/or DHI will become obligated to make payments under the operative documents. While any assuming entity must satisfy rating and other requirements under the operative documents and the certificates must attain a certain rating immediately after giving effect to the assumption, these requirements do not guarantee that any such assuming entity would be able to satisfy the obligations under the lessor notes.

It may be difficult to realize the value of the collateral pledged to secure the certificates and the proceeds received from a sale of the collateral may be insufficient to repay the certificates.

   The lessor notes issued by each owner lessor with respect to a lease are secured by an assignment of the owner lessor's rights and interests in such lease (excluding customary excepted payments and excepted rights reserved to the applicable owner lessor and owner participant) and the related facility, site lease, site sublease, and the related DHI guarantee. If a default occurs with respect to the lessor notes, there can be no assurance that an exercise of remedies, including foreclosure on the related facility, would provide sufficient funds to repay all amounts due on the lessor notes and, accordingly, the certificates.

   If the indenture trustee exercises its right to foreclose on a particular facility, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of the facility may require governmental proceedings with consequent delays. In addition, certain portions of the facilities were financed by Central Hudson with tax exempt bonds. The parties have agreed to comply with certain restrictions relating to use of such portions of the facilities and to give Central Hudson 180 days' prior notice of any sale of such portions of the facilities. This may delay the indenture trustee's ability to sell the facility following an event of default.

   If a lessee defaults under a particular lease and the indenture trustee exercises its right to foreclose on the related facility, the indenture trustee must rely on certain rights and covenants in the site lease in order to operate the facility. In a bankruptcy proceeding, the rights and covenants might be regarded as executory contracts that the lessee, as debtor, or a bankruptcy trustee could reject. If the lessee or a bankruptcy trustee reject such rights and covenants, the indenture trustee might not have authority to operate the facility in order to provide revenues for payments of lease rentals or might incur significant additional costs in doing so.

   In addition, the leases and the other operative documents do not contain cross-collateralization provisions. Accordingly, each indenture trustee's security interests in each owner lessor's facility and the collateral pertaining to each such facility are separate and secure separate amounts. The amounts secured are, in the aggregate, at least equal to the aggregate amounts due under the lessor notes. If an indenture trustee exercises its right to foreclose on and sell the related collateral, the proceeds from the sale of the related facility and the collateral pertaining to such facility would be separately applied against the related lessor notes and could not be used to satisfy any other lessor notes issued under the other indenture. By operation of law, any excess sale proceeds would be remitted to the applicable owner lessor. As a result, the amount of sale proceeds from the foreclosure of the collateral related to a particular facility available to an indenture trustee for distribution to the applicable pass through trust might not be sufficient to pay all principal, premium, if any, and interest due on the certificates, even though aggregate sale proceeds were sufficient to pay those amounts.

Ratings of the certificates do not address market price or suitability for a particular investor; ratings are subject to change.

   Moody's and S&P have assigned ratings to the certificates of Baa2 and BBB+, respectively. A rating is not a recommendation to purchase, hold or sell certificates, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if, in its judgment, circumstances in the future, including any downgrading of DHI, so warrant. The rating of the certificates is based primarily on DHI's default risk under the guarantees of each lessee's payment obligations.

You may have difficulty selling the certificates that you do not exchange.

   If you do not exchange your original certificates for exchange certificates in the exchange offer, you will continue to be subject to the restrictions on transfer of your original certificates described in the legend on your original certificates. The restrictions on transfer of your original certificates arose because the original certificates were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original certificates if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. The lessees and DHI do not intend to register the original certificates under the Securities Act. To the extent original certificates are tendered and accepted in the exchange offer, the trading market, if any, for the original certificates would be adversely affected. See "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Original Certificates."

There is no existing market for the certificates, and there is no guarantee that an active trading market will develop or continue.

   You may find it difficult to sell your exchange certificates because an active trading market for the certificates may not develop. The exchange certificates are being offered to the holders of the original certificates. The original certificates were issued on May 8, 2001, primarily to a small number of institutional investors.

   There is no existing market for the exchange certificates. The lessees do not intend to apply for listing of the exchange certificates on any securities exchange or on the Nasdaq National Market. There can be no assurance as to the liquidity of any market that may develop for the exchange certificates, the ability of the certificateholders to sell their certificates or the price at which the certificateholders will be able to sell their certificates. Future trading prices of the exchange certificates will depend on many factors including, among other things, prevailing interest rates, the lessees' operating results, DHI's operating results and the market for similar securities.

   Banc of America Securities LLC, Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and TD Securities (USA) Inc., the initial purchasers in the private offering of the original certificates, have informed the lessees that they intend to make a market in the exchange certificates. However, these initial purchasers are not obligated to do so, and any market-making activity may be terminated at any time without notice to the certificateholders. If a market for the exchange certificates does not develop, certificateholders may be unable to resell the certificates for an extended period of time, if at all. Consequently, a certificateholder may not be able to liquidate its investment readily, and the certificates may not be readily accepted as collateral for loans. In addition, market-making activity will be subject to the limits of the Securities Act and the Exchange Act.

Broker-dealers or certificateholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

   Any broker-dealer that:

  . exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the exchange certificates; or

  . resells exchange certificates that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange certificates and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

   In addition to broker-dealers, any certificateholder that exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the exchange certificates may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that certificateholder.

                               THE EXCHANGE OFFER

Purpose and Terms of the Exchange Offer

   The original certificates were issued on May 8, 2001 in a private offering that was exempt from the registration requirements of the Securities Act. In connection with the sale of the original certificates, the lessees and DHI entered into a registration rights agreement in which they agreed to use their reasonable best efforts to consummate an exchange offer. Under the registration rights agreement, the lessees and DHI also agreed to pay liquidated damages on the original certificates in the amount equal to the interest that would accrue on the outstanding principal amount of the lessor notes at the rate of .50% per annum if the exchange offer is not consummated or a shelf registration statement relating to the offer and sale of the restricted securities by the holders thereof from time to time has not been declared effective on or prior to January 3, 2002. The additional interest would be payable on the original certificates on the regular interest payment dates. The lessees and DHI are filing a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies the lessees' and DHI's contractual obligations under the registration rights agreement.

   Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, the lessees and DHI will accept for exchange original certificates which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means
5:00 p.m., New York City time, on             , 2001. However, if the lessees
and DHI, in their discretion, extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the lessees and DHI extend the exchange offer. The exchange offer, however, will not be in effect any longer than 45 business days from the date of this prospectus.

   As of the date of this prospectus, $250,000,000 aggregate principal amount of the original Series A Pass Through Certificates and $550,400,000 aggregate principal amount of the original Series B Pass Through Certificates are outstanding. This prospectus, together with the letter of transmittal, is first
being sent on or about              , 2001 to all holders of original
certificates known to the lessees and DHI. The obligation to accept original certificates for exchange in the exchange offer is subject to the conditions described under "--Acceptance of Original Certificates for Exchange; Delivery of Exchange Certificates" and "--Conditions to the Exchange Offer."

   The lessees and DHI reserve the right to extend the period of time during which the exchange offer is open. They would then delay acceptance for exchange of any original certificates by giving oral or written notice of an extension to the holders of original certificates as described below. During any extension period, all original certificates previously tendered will remain subject to the exchange offer and may be accepted for exchange by the lessees and DHI. Any original certificates not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer. This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of original certificates. The lessees and DHI reserve the right in their sole discretion to purchase or make offers for any original certificates that remain outstanding after the expiration date.

   Only a registered holder of the original certificates (or the holder's legal representative or attorney-in-fact) may participate in the exchange offer. Holders of original certificates do not have any appraisal or dissenters' rights in connection with this exchange offer. The lessees and DHI intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and any other applicable SEC rules and regulations. The lessees believe that other than compliance with federal and state securities laws, no federal or state regulatory requirements must be complied with or approvals obtained in connection with the exchange offer.

   Unless the context requires otherwise, the term "holder" with respect to this exchange offer means any person in whose name the original certificates are registered on the pass through trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company, or DTC, whose name appears on a security position listing as a holder of original certificates. For purposes of this exchange offer, a participant includes beneficial interests in the original certificates held by direct or indirect participants and original certificates held in definitive form.

   Original certificates tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

   The lessees and DHI reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original certificates not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "--Conditions to the Exchange Offer." They will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original certificates as promptly as practicable. If the lessees and DHI materially change the terms of the exchange offer, they will re-solicit tenders of the original certificates, file a post-effective amendment to this prospectus and provide notice to the certificateholders. If the change is made less than five business days before the expiration of the exchange offer, they will extend the offer so that the certificateholders have at least five business days to tender or withdraw. You will be notified of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on that date.

   Acceptance of the tender of original certificates by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

   THE LESSEES AND DHI MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR ORIGINAL CERTIFICATES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Procedures for Tendering Outstanding Certificates

   Except as described below, a tendering certificateholder must, on or prior to the expiration date:

  . transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Chase Manhattan Bank at the address listed below under the heading "--Exchange Agent"; or

  . if certificates are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "--Exchange Agent."

   In addition:

  . the exchange agent must receive, on or before the expiration date, physical certificates representing the original certificates or a timely confirmation of book-entry transfer of the original certificates into the exchange agent's account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

  . the holder must comply with the guaranteed delivery procedures described below.

   If you tender less than all of your original certificates, you should fill in the amount of original certificates you are tendering in the appropriate box on the letter of transmittal or, in the case of a book-entry transfer, so indicate in an agent's message if you have not delivered a letter of transmittal. The entire amount of original certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

   The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the lessees and DHI may enforce the letter of transmittal against this holder.

   The method of delivery of original certificates, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, the lessees and DHI recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original certificates to the lessees or DHI.

   If you are a beneficial owner whose original certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original certificates by causing DTC to transfer the original certificates into the exchange agent's account.

   Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original certificates surrendered for exchange are tendered:

  . by a registered holder of the original certificates who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  .  for the account of an "eligible institution."

   If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution--including most banks, savings and loan associations and brokerage houses--that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

   The lessees and DHI will determine in their sole discretion all questions as to the validity, form and eligibility of original certificates tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

   The lessees and DHI reserve the right to reject any particular original certificate not properly tendered or the acceptance of which might, in their judgment or their counsel's judgment, be unlawful. They also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original certificate either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Their interpretation of the terms and conditions of the exchange offer as to any particular original certificate either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original certificates must be cured within a reasonable period of time. Neither the lessees, DHI, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original certificates. Nor will the lessees, DHI, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

   If the letter of transmittal is signed by a person other than the registered holder of original certificates, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original certificates must be endorsed or accompanied by appropriate powers of attorney. In either case, the original certificates must be signed exactly as the name of any registered holder appears on the original certificates.

   If the letter of transmittal or any original certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by the lessees and DHI, proper evidence satisfactory to the lessees and DHI of their authority to so act must be submitted.

   By tendering, each holder will represent to the lessees and DHI that, among other things,

  . the exchange certificates are being acquired in the ordinary course of business of the person receiving the exchange certificates, whether or not that person is the holder; and

  . neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange certificates.

   In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to the lessees and DHI that the holder is not engaged in and does not intend to engage in a distribution of the exchange certificates.

   If any holder or other person is an "affiliate" of the lessees or an "affiliate" of DHI, as defined under Rule 405 under the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange certificates, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates, where the original certificates were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange certificates. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

Acceptance of Original Certificates for Exchange; Delivery of Exchange Certificates

   Upon satisfaction or waiver of all the conditions to the exchange offer, the lessees and DHI will accept, promptly after the expiration date, all original certificates properly tendered. They will issue the exchange certificates promptly after acceptance of the original certificates. See "--Conditions to the Exchange Offer" below. For purposes of the exchange offer, they will be deemed to have accepted properly tendered original certificates for exchange when, as and if the lessees and DHI have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

   Accordingly, the lessees and DHI may not make delivery of exchange certificates to all tendering holders at the same time since the time of delivery will depend upon when the exchange agent receives the original certificates, book-entry confirmations with respect to original certificates and the other required documents.

   For each original certificate accepted for exchange, the holder of the original certificate will receive an exchange certificate having a principal amount equal to that of the surrendered original certificate. The exchange certificates will bear interest from the most recent date to which interest has been paid on the original certificates. Accordingly, registered holders of exchange certificates on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. If no interest has been paid on the original certificates upon consummation of the exchange offer, the exchange certificates will bear interest from the date the original certificates were issued. Original certificates accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original certificates whose original certificates are accepted for exchange will not receive any payment for accrued interest on the original certificates otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original certificates.

   In all cases, issuance of exchange certificates for original certificates will be made only after timely receipt by the exchange agent of:

  . physical certificates representing the original certificates, or a timely book-entry confirmation of the original certificates, into the exchange agent's account at the book-entry transfer facility;

  .  a properly completed and duly executed letter of transmittal; and

  .  all other required documents.

   Unaccepted or non-exchanged original certificates will be returned without expense to the tendering holder of the original certificates. In the case of original certificates tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original certificates will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

   The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of original certificates by causing DTC to transfer those original certificates into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original certificates into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that the lessees and DHI may enforce the letter of transmittal against this participant. Delivery of exchange certificates issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  . be transmitted to and received by the exchange agent at the address listed below under "--Exchange Agent" on or prior to the expiration date; or

  .  comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

   If a registered holder of original certificates desires to tender the original certificates, and the original certificates are not immediately available, or time will not permit the holder's original certificates or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

  .  the tender is made through an eligible institution;

  . prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by the lessees and DHI, by facsimile transmission, mail or hand delivery:

    (1) stating the name and address of the holder of the original certificates and the amount of original certificates tendered;

    (2)  stating that the tender is being made;

    (3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original certificates, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  . the certificates for all physically tendered original certificates, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

   Tenders of original certificates may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

  . specify the name of the person, referred to as the depositor, having tendered the original certificates to be withdrawn;

  . identify the certificates to be withdrawn, including the certificate number or numbers and the principal amount of the original certificates;

  . contain a statement that the holder is withdrawing his election to have the original certificates exchanged; and

  . specify the name in which the original certificates are registered, if different from that of the depositor.

   If physical certificates representing the tendered original certificates have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original certificates have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original certificates. The lessees and DHI will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original certificates so withdrawn will be deemed not to have been validly tendered for exchange. No exchange certificates will be issued unless the original certificates so withdrawn are validly re-tendered. Any original certificates that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original certificates tendered by book-entry transfer, the original certificates will be credited to an account maintained with the book-entry transfer facility for the original certificates. Properly withdrawn original certificates may be re-tendered by following the procedures described under "--Procedures for Tendering Outstanding Certificates" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

   Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, and whether or not they have previously accepted any original certificates for exchange, the lessees and DHI will not be required to accept for exchange, or to exchange, any original certificates, and may terminate or amend the exchange offer, or the lessees and DHI may waive any conditions to or amend this exchange offer, if they determine in their sole and absolute discretion that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC.

Exchange Agent

   The lessees and DHI have appointed The Chase Manhattan Bank as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

             Delivery To: THE CHASE MANHATTAN BANK, EXCHANGE AGENT

                      By mail, overnight delivery or hand:
                            The Chase Manhattan Bank
                           55 Water Street, Room 234
                            New York, New York 10041
                            Attention: Victor Matis

                                 By Facsimile:
                                  212-638-7380

                             Confirm by telephone:
                                  212-638-0459

   If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

   The lessees and DHI will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer, which are estimated to aggregate approximately $0.5 million, will be paid by the lessees and DHI.

Accounting Treatment

   The lessees and DHI will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. The lessees and DHI will expense the costs of the exchange offer under generally accepted accounting principles.

Transfer Taxes

   Holders who tender their original certificates for exchange will not be obligated to pay any related transfer taxes, except that holders who give instructions to register exchange certificates in the name of, or request that original certificates not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange Original Certificates

   Holders of original certificates who do not exchange their original certificates for exchange certificates in the exchange offer will continue to be subject to the provisions in the pass through trust agreements regarding transfer and exchange of the original certificates and the restrictions on transfer of the original certificates as described in the legend on the original certificates as a consequence of the issuance of the original certificates under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original certificates may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The lessees and DHI do not intend to register the original certificates under the Securities Act.

   Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, the lessees and DHI believe that exchange certificates issued in the exchange offer in exchange for original certificates may be offered for resale, resold or otherwise transferred by holders of the original certificates (other than any holder which is an "affiliate" of the lessees or an "affiliate" of DHI within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, if the exchange certificates are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange certificates. However, the SEC has not considered this exchange offer in the context of a no-action letter issued to the lessees or DHI. The lessees and DHI cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer as in the other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange certificates and has no arrangement or understanding to participate in a distribution of exchange certificates. If any holder is an affiliate of the lessees or an affiliate of DHI, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange certificates to be acquired in the exchange offer, that holder:

  . could not rely on the applicable interpretations of the staff of the SEC; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates must acknowledge that the original certificates were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling certificateholder required by the Securities Act in connection with any resale of the exchange certificates.

   Furthermore, any broker-dealer that acquired any of its original certificates directly from the lessees or DHI:

  .  may not rely on the applicable interpretation of the staff of the SEC;
     and

  . must also be named as a selling certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See "Plan of Distribution."

   In addition, to comply with state securities laws, the exchange certificates may not be offered or sold in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange certificates to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. The lessees and DHI currently do not intend to register or qualify the sale of exchange certificates in any state where an exemption from registration or qualification is required and not available.

                                USE OF PROCEEDS

   The lessees and DHI will not receive any proceeds from the exchange offer. In consideration for issuing the exchange certificates, they will receive original certificates of like principal amount, the terms of which are identical in all material respects to the exchange certificates. The original certificates surrendered in exchange for exchange certificates will be retired and canceled and cannot be reissued. Issuance of the exchange certificates will not result in a change in the lessees' lease rental obligations. The lessees and DHI have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

   On May 8, 2001, the sale and issuance of the original certificates was settled. The pass through trusts used the proceeds of that offering in the amount of $800.4 million to purchase $800.4 million principal amount of lessor notes issued by the owner lessors. The owner lessors used the proceeds from the sale of the lessor notes, together with $119.6 million of equity contributed to the owner lessors by the owner participants, to purchase the leased assets from each of the lessees.

   The lessees used the $920.0 million of proceeds from the sale of the leased facilities to repay a portion of certain intercompany notes to DHI. The intercompany notes bear interest at a rate of seven percent per annum. Both principal and interest on these intercompany notes are due and payable upon demand by DHI and, in any event, no later than January 29, 2006. Interest on all past due amounts, both principal and accrued interest, accrues at a rate of nine percent per annum. Failure to pay interest does not constitute a default, unless such interest is due on January 29, 2006. After the application of funds related to the leveraged lease transactions, approximately $33.7 million in the aggregate remains outstanding under these intercompany notes.

   DHI used approximately $50 million of the proceeds from the repayment by the lessees of intercompany notes to repay commercial paper and will use the remainder of the proceeds for general corporate purposes.

                             CAPITALIZATION OF DHI

   The following table sets forth DHI's short-term debt and capitalization as of March 31, 2001, on a historical basis and as adjusted to give effect the leveraged lease transactions, including the application of the proceeds of the private offering of original certificates as described in "Use of Proceeds." The information regarding DHI in this table is qualified in its entirety by the more detailed information included in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                                            March 31, 2001
                                                         ---------------------
                                                                        As
                                                         Historical  Adjusted
                                                         ---------- ----------
                                                           ($ In Thousands)
Short-term debt......................................... $      --  $      --
                                                         ========== ==========
Long-term debt:
  Commercial paper...................................... $  526,909 $      --
  6.875% Senior Notes due July 15, 2002.................    200,000    200,000
  6.750% Senior Notes due December 15, 2005.............    150,000    150,000
  7.450% Senior Notes due July 15, 2006.................    200,000    200,000
  7.125% Senior Debentures due May 15, 2018.............    175,000    175,000
  7.625% Senior Debentures due October 15, 2026.........    175,000    175,000
  8.125% Senior Notes due March 15, 2005................    300,000    300,000
  6.875% Senior Notes due April 1, 2011.................    500,000    500,000
  Other.................................................     53,969     53,969
                                                         ---------- ----------
    Total long-term debt................................  2,280,878  1,753,969
                                                         ---------- ----------
Company obligated preferred securities of subsidiary
 trust..................................................    200,000    200,000
                                                         ---------- ----------
Stockholder's equity:
  Additional paid-in capital............................  2,340,959  2,340,959
  Accumulated other comprehensive income, net...........     15,683     15,683
  Retained earnings.....................................    848,801    848,801
  Stockholder's equity..................................  1,032,408  1,032,408
                                                         ---------- ----------
    Total stockholder's equity..........................  4,237,851  4,237,851
                                                         ---------- ----------
      Total capitalization.............................. $6,718,729 $6,191,820
                                                         ========== ==========

   The completion of the exchange offer described in this prospectus will have no effect on the capitalization of DHI as of March 31, 2001.

                         SELECTED FINANCIAL DATA OF DHI

   The following table sets forth selected consolidated financial data of DHI for the periods indicated. The year-end selected consolidated financial data was derived from the audited consolidated financial statements of DHI and its consolidated subsidiaries and the quarterly financial data was derived from the unaudited consolidated financial statements of DHI and its consolidated subsidiaries. This selected consolidated financial data is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included in the documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                            Three Months Ended
                                March 31,                           Year Ended December 31,
                          -----------------------  --------------------------------------------------------------
                             2001         2000        2000         1999         1998         1997         1996
                          -----------  ----------  -----------  -----------  -----------  -----------  ----------
                               (Unaudited)                              ($ In Thousands)
Statement of Operations
 Data(1):
Revenues................  $12,608,161  $4,942,550  $27,938,389  $15,429,976  $14,257,997  $13,378,380  $7,260,202
Operating margin........      365,179     269,394    1,020,503      543,875      428,687      385,294     369,500
General and
 administrative
 expenses...............       77,924      61,711      237,556      200,717      185,708      149,344     100,032
Depreciation and
 amortization expense...       64,155      73,659      234,480      129,458      113,202      104,391      71,676
Asset impairment,
 abandonment
 severance and other
 charges................          --          --           --           --         9,644      275,000         --
Net income (loss).......  $   125,904  $   79,917  $   445,860  $   151,849  $   108,353  $  (102,485) $  113,322
Cash Flow Data:
Cash flows from
 operating activities...  $   174,511  $  122,905  $   364,340  $     8,839  $   250,780  $   278,589  $  (30,954)
Cash flows from
 investment activities..     (944,533)   (350,496)    (716,501)    (318,664)    (295,082)    (510,735)   (111,140)
Cash flows from
 financing activities...      918,737     182,361      338,704      326,688       49,622      204,984     176,037
Other Financial Data:
EBITDA(2)...............  $   285,740  $  232,183  $ 1,027,855  $   450,780  $   363,517  $   291,899  $  289,023
Dividends or
 distributions to
 partners, net..........          --          --           --        (8,115)      (7,988)      (7,925)     (6,740)
Capital expenditures,
 acquisitions and
 investments(3).........   (1,098,248)   (195,610)    (704,644)    (448,522)    (478,464)  (1,034,026)   (859,047)

                                                           December 31
                          March 31,  -------------------------------------------------------
                            2001        2000        1999       1998       1997       1996
                         ----------- ----------- ---------- ---------- ---------- ----------
                         (Unaudited)                    ($ In Thousands)
Balance Sheet Data(4):
Current assets.......... $ 8,707,844 $ 9,758,898 $2,805,080 $2,117,241 $2,018,780 $1,936,721
Current liabilities.....   7,751,747   8,902,787   2538,523  2,026,323  1,753,094  1,548,987
Property and equipment,
 net....................   5,874,840   4,790,951  2,017,881  1,932,107  1,521,576  1,691,379
Total assets............  17,982,325  17,804,930  6,525,171  5,264,237  4,516,903  4,186,810
Long-term debt..........   2,280,878   1,373,678  1,333,926  1,046,890  1,002,054    988,597
Total equity............   4,237,585   4,076,335  1,309,482  1,128,063  1,019,125  1,116,733

--------
(1) The results of DMG are included in the 2000 financial data for the entire year. The net contribution from Dynegy Inc. of approximately $2.2 billion was accounted for in a manner similar to a pooling of interests. The Destec acquisition, which involved the acquisition of Destec Energy, Inc. effective July 1, 1997, was accounted for in accordance with the purchase method of accounting, and the results of operations attributed to the acquired business are included in DHI's financial statements and operating statistics beginning on the acquisition's effective date. The Chevron combination, which involved the contribution by Chevron of all of its midstream and certain other assets in exchange for Dynegy common and participating preferred stock and indebtedness, was accounted for as an acquisition of assets under the purchase method of accounting, and the results of operations attributed to the acquired assets are included in DHI's financial statements and operating statistics effective September 1, 1996.

(2) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is presented as a measure of DHI's ability to service its debt and to make capital expenditures. It is not a measure of operating results and is not presented in the Consolidated Financial Statements. The 1997 amount includes the non-cash portion of items associated with the $275 million impairment and abandonment charge.
(3) Includes all value assigned to the assets acquired in various business and asset acquisitions. The 1997 amount is before reduction for value received upon sale of Destec's foreign and non-strategic assets of approximately $735 million.
(4) The Destec acquisition and Chevron combination were each accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the effective dates of each transaction.

                      Ratios of Earnings to Fixed Charges

   The following table sets forth DHI's consolidated ratios of earnings to fixed charges for the periods shown:

   Three Months Ended March 31,            Year Ended December 31,
   ----------------------------      ---------------------------------------------------
               2001                  2000       1999       1998       1997       1996
               ----                  ----       ----       ----       ----       ----
               3.93                  4.02       2.44       2.23       (a)        4.09

--------
(a) Earnings were inadequate to cover fixed charges for the year ended December 31, 1997 by approximately $72.9 million.

   For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.

   A statement setting forth the computation of the ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2000 is filed as an exhibit to DHI's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated by reference herein. See "Where You Can Find More Information." A statement setting forth the computation of the ratio of earnings to fixed charges for the quarter ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

              SELECTED FINANCIAL DATA OF DYNEGY DANSKAMMER, L.L.C.

   The following table sets forth Dynegy Danskammer, L.L.C.'s selected financial data for the period indicated. In January 2001, Dynegy Danskammer acquired power generation facilities from Central Hudson. Dynegy Danskammer had no activity prior to the acquisition. The selected financial statements for the period since Dynegy Danskammer's formation (September 14, 2000) through March 31, 2001 were derived from Dynegy Danskammer's audited financial statements, including the notes thereto, included in this prospectus. These selected financial data should be read in conjunction with such financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Danskammer, L.L.C." contained herein.

                                                           Period From Inception
                                                           (September 14, 2000)
                                                               to March 31,
                                                                    2001
                                                           ---------------------
                                                              (In Thousands)
Statement of Operations Data:
Revenues..................................................       $ 10,541
Net loss..................................................       $ (6,661)

                                                              March 31, 2001
                                                           ---------------------
                                                              (In Thousands,
                                                               Except Ratio)
Balance Sheet Data:
Current assets............................................       $ 14,591
Current liabilities.......................................         78,988
Total assets..............................................        388,804
Property, plant and equipment, net........................        370,401
Long-term debt............................................        308,477
Total equity..............................................       $ (6,934)
Other Data:
Ratio of earnings to fixed charges (a)....................          (b)

--------
(a) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.
(b) Earnings were inadequate to cover fixed charges for the quarter ended March 31, 2001 by approximately $6.6 million. A statement setting forth the computation of the ratio of earnings to fixed charges for the period ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

               SELECTED FINANCIAL DATA OF DYNEGY ROSETON, L.L.C.

   The following table sets forth Dynegy Roseton, L.L.C.'s selected financial data for the period indicated. In January 2001, Dynegy Roseton acquired power generation facilities from Central Hudson, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation. Dynegy Roseton had no activity prior to the acquisition. The selected financial statements for the period since Dynegy Roseton's formation (September 14, 2000) through March 31, 2001 were derived from Dynegy Roseton's audited financial statements, including the notes thereto, included in this prospectus. These selected financial data should be read in conjunction with such financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Dynegy Roseton, L.L.C." contained herein.

                                                           Period From Inception
                                                           (September 14, 2000)
                                                               to March 31,
                                                                   2001
                                                           ---------------------
                                                              (In Thousands)
Statement of Operations Data:
Revenues..................................................       $ 25,636
Net loss..................................................       $(15,268)
                                                              March 31, 2001
                                                           ---------------------
                                                           (In Thousands, Except
                                                                  Ratio)
Balance Sheet Data:
Current assets............................................       $ 21,096
Current liabilities.......................................         77,180
Property and equipment, net...............................        689,011
Total assets..............................................        714,211
Long-term debt............................................        645,238
Total equity..............................................       $(16,772)
Other Data:
Ratio of earnings to fixed charges (a)....................          (b)

--------
(a) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in subsidiary income and the portion of lease rental expense representative of the interest factor attributable to such leases.
(b) Earnings were inadequate to cover fixed charges for the quarter ended March 31, 2001 by approximately $15.2 million. A statement setting forth the computation of the ratio of earnings to fixed charges for the period ended March 31, 2001 is filed as an exhibit to the registration statement of which this prospectus is a part.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS
                          OF DYNEGY DANSKAMMER, L.L.C.

   The following discussion contains forward-looking statements regarding Dynegy Danskammer, L.L.C. These statements are based on Dynegy Danskammer's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in this section and in the "Business of Dynegy Danskammer, L.L.C." and "Forward-Looking Statements" sections.

   Dynegy Danskammer's payment obligations under its lease are guaranteed by DHI. Dynegy Danskammer is an indirect wholly owned subsidiary of DHI. Accordingly, when making the credit decision of whether to tender your original certificates, you should focus on the information about DHI provided in this prospectus.

General

   Dynegy Danskammer, L.L.C. is a Delaware limited liability company formed on September 14, 2000 for the purpose of owning or leasing, making improvements to and operating the Danskammer facility. Dynegy Danskammer acquired the Danskammer facility from Central Hudson on January 30, 2001. The Danskammer facility was purchased for approximately $324 million, including adjustments for inventories and pro-rations related to specific items such as taxes, rents and fees. The acquisition was financed through subordinated debt provided by DHI.

   Prior to the acquisition of the Danskammer facility, Dynegy Danskammer had no operations. As a result of the acquisition, Dynegy Danskammer currently owns or leases approximately 500 MW of generation capacity.

   The Danskammer facility consists of the following:

  . Danskammer units 1 and 2, which are two gas-fired and oil-fired generating units with a combined generation capacity of 130 MW; and

  . Danskammer units 3 and 4, which are two coal-fired and gas-fired generating units with a combined generation capacity of 370 MW.

Results of Operations

   Dynegy Danskammer has a limited operating history. Separate financial statements related to the Danskammer facility's operations are available only for the period since Dynegy Danskammer's acquisition of the facility. There are no separate financial statements available with regard to the operations of the Danskammer facility prior to its taking ownership because the facility's operations were fully integrated with, and the results of operations were consolidated into, its former owners. In addition, the electric output of the facility was sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates will now be set under separate power purchase agreements or by market forces, historical financial data with respect to the Danskammer facility is not meaningful or indicative of future results. Dynegy Danskammer's future results of operations will depend primarily on revenues from the unregulated sale of energy, capacity and other ancillary services and the level of the facility's operating expenses.

   For purposes of the following discussion, the initial period is defined as the period from the date of the facility acquisition (January 30, 2001) to March 31, 2001.

Revenues

   Revenues for the initial period were $10.5 million. Substantially all of the revenues were derived from sales to an affiliate.

Operating Costs

   Operating costs for the initial period were $11.4 million. Operating costs consist mainly of expenses for fuel, transmission tariffs, plant operations and maintenance and general and administrative expenses. Fuel expenses are principally the costs of coal, natural gas and fuel oil used in operating the generating facility.

   Depreciation and amortization expense for the initial period of $1.7 million primarily relates to the Danskammer facility, which is being depreciated over periods ranging from 5-35 years.

   General administrative costs for the initial period were $0.3 million, which relates to support services provided by affiliates for operations and maintenance management, construction management and technical services, environmental health and safety, computer services and other related support activities.

Other Income (Expense)

   Interest expense for the initial period was $3.7 million. Interest expense primarily relates to borrowings from DHI under the subordinated loan agreements discussed below.

Liquidity and Capital Resources

   Net cash flow provided by operating activities during the initial period was $0.3 million. Net working capital was $(64.4 million) at March 31, 2001.

   In January 2001, Dynegy Danskammer completed the acquisition of the Danskammer facility for approximately $324 million. In order to finance the acquisition, Dynegy Danskammer entered into a subordinated loan agreement with DHI. As of March 31, 2001, $15.7 million of the loan had been repaid and an additional $300 million of the $324 million borrowed under this agreement was repaid with proceeds of the private offering described in this prospectus. The remaining $8.5 million outstanding is due in January 2006.

   Dynegy Danskammer has entered into two separate long-term contracts to purchase coal through 2002. The contracts require approximately 507,000 and 627,000 metric tons of coal to be purchased in 2001 and 2002, respectively. Annual volume purchase requirements may be reduced by up to 10% without penalty. In addition, the coal is purchased at a fixed rate that can be adjusted based on certain market conditions. Dynegy Danskammer anticipates aggregate expenditures under the purchase contracts of approximately $5.8 million in the third and fourth quarters of 2001 and expenditures of approximately $26.2 million in 2002.

   On May 8, 2001, Dynegy Danskammer completed a sale-leaseback transaction to provide the term financing for the acquisition of the Danskammer Units 3 and 4 and related facilities. Under the terms of the sale-leaseback transaction, Dynegy Danskammer sold certain plant and equipment and agreed to lease it back for 30 years with renewal options. Proceeds of $300 million were used to repay a significant portion of the demand note payable to DHI. Dynegy Danskammer will make semiannual payments each May 8 and November 8 through 2030.

Changes in Interest Rates, Changes in Fuel Pricing and Other Operating Risks

   Changes in interest rates and changes in fuel pricing can have a significant impact on Dynegy Danskammer's results of operations. Interest rate changes affect the cost of capital needed to operate the facility. Dynegy Danskammer does not believe that interest rate fluctuations will have a material adverse effect on its financial position or results of operations.

   Substantially all of the revenues are derived from sales to an affiliate. Dynegy Danskammer's ancillary service revenues and results of operations depend upon prevailing market prices in New York and neighboring markets. Among the factors that influence the market prices for ancillary services in New York are:

  . prevailing market prices for fuel oil, coal and natural gas and associated transportation costs;

  . the extent of additional supplies of capacity and ancillary services from current competitors and new market entrants, including the development of new generation facilities that may be able to produce electricity at a lower cost;

  .  transmission congestion in and to New York;

  .  the market structure rules to be established for New York by the New
     York ISO;

  . the reliability and operation of nuclear generating plants in New York beyond their presently expected dates of decommissioning;

  . weather conditions prevailing in New York and surrounding areas from time to time; and

  . the rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

Environmental Matters and Regulations

   Dynegy Danskammer's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees and permitting and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. Dynegy Danskammer's environmental expenditures have not been prohibitive in the past, but are anticipated to increase in the future with the trend toward stricter standards, greater regulation and more extensive permitting requirements. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on Dynegy Danskammer's operations or its financial condition.

Statement of Financial Accounting Standards No. 133

   Dynegy Danskammer adopted Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001. Provisions in Statement No. 133 affect the accounting and disclosure of certain contractual arrangements and operations of Dynegy Danskammer. The adoption of the accounting standard did not have any impact on its financial statements for the initial period.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS OF
                             DYNEGY ROSETON, L.L.C.

   The following discussion contains forward-looking statements regarding Dynegy Roseton, L.L.C. These statements are based on Dynegy Roseton's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include risks set forth in this section and in the "Business of Dynegy Roseton, L.L.C." and "Forward-Looking Statements" sections.

   Dynegy Roseton's payment obligations under its lease are guaranteed by DHI. Dynegy Roseton is an indirect wholly owned subsidiary of DHI. Accordingly, when making the credit decision of whether to tender your original certificates, you should focus on the information about DHI provided in this prospectus.

General

   Dynegy Roseton, L.L.C. is a Delaware limited liability company formed on September 14, 2000 for the purpose of owning or leasing, making improvements to and operating the Roseton facility. Dynegy Roseton acquired the Roseton facility from Central Hudson, Consolidated Edison Company of New York and Niagara Mohawk Power Corporation on January 30, 2001. The Roseton facility was purchased for approximately $630 million, including adjustments for inventories and pro-rations related to specific items such as taxes, rents and fees. The acquisition was financed through subordinated debt provided by DHI.

   Prior to the acquisition of the Roseton facility, Dynegy Roseton had no operations. As a result of the acquisition, Dynegy Roseton currently leases approximately 1,200 MW of generation capacity.

   The Roseton facility consists of two 600 MW steam generating units.

Results of Operations

   Dynegy Roseton has a limited operating history. Separate financial statements related to the Roseton facility's operations are available only for the period since Dynegy Roseton's acquisition of the facility. There are no separate financial statements available with regard to the operations of the Roseton facility prior to its taking ownership because the facility's operations were fully integrated with, and the results of operations were consolidated into, its former owners. In addition, the electric output of the facility was sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates will now be set under separate power purchase agreements or by market forces, historical financial data with respect to the Roseton facility is not meaningful or indicative of future results. Dynegy Roseton's future results of operations will depend primarily on revenues from the unregulated sale of energy, capacity and other ancillary services and the level of the facility's operating expenses.

   For purposes of the following discussion, the initial period is defined as the period from the date of the facility acquisition (January 30, 2001) to March 31, 2001.

Revenues

   Revenues for the initial period were $25.6 million. Substantially all of the revenues were derived from sales to an affiliate.

 Operating Costs

   Operating costs for the initial period were $30.1 million. Operating costs consist mainly of expenses for fuel, transmission tariffs, plant operations and maintenance and general and administrative expenses. Fuel expenses are principally the costs of natural gas and fuel oil used in operating the generating facility.

   Depreciation and amortization expense for the initial period of $3.2 million primarily relates to the Roseton facility, which is being depreciated over periods ranging from 5-35 years.

   General administrative costs for the initial period were $0.3 million, which relates to support services provided by affiliates for operations and maintenance management, construction management and technical services, environmental health and safety, computer services and other related support activities.

Other Income (Expense)

   Interest expense for the initial period was $7.2 million. Interest expense primarily relates to borrowings from DHI under the subordinated loan agreements discussed below.

Liquidity and Capital Resources

   Net cash flow provided by operating activities during the initial period was $1.1 million. Net working capital was $(56.1 million) at March 31, 2001.

   In January 2001, Dynegy Roseton completed the acquisition of the Roseton facility for approximately $629.6 million. In order to finance the acquisition, Dynegy Roseton entered into a subordinated loan agreement with DHI. As of March 31, 2001, an additional $15.6 million was loaned to Dynegy Roseton and $620 million of the $645.2 million borrowed under this agreement was repaid with proceeds of the private offering described in this prospectus. The remaining $25.2 million outstanding is due in January 2006.

   On May 8, 2001, Dynegy Roseton completed a sale-leaseback transaction to provide the term financing with respect to Dynegy Roseton's generation assets. Under the terms of the sale-lease back transaction, Dynegy Roseton sold certain plant and equipment and agreed to lease it back for 33.75 years with renewal options. Proceeds of $620 million were used to repay a significant portion of the demand note payable to DHI. Dynegy Roseton will make semiannual payments each May 8 and November 8 through 2034.

Changes in Interest Rates, Changes in Fuel Pricing and Other Operating Risks

   Changes in interest rates and changes in fuel pricing can have a significant impact on Dynegy Roseton's results of operations. Interest rate changes affect the cost of capital needed to operate the facility. Dynegy Roseton does not believe that interest rate fluctuations will have a material adverse effect on its financial position or results of operations.

   Substantially all of the revenues are derived from sales to an affiliate. Dynegy Roseton's ancillary service revenues and results of operations depend upon prevailing market prices in New York and neighboring markets. Among the factors that influence the market prices for ancillary services in New York are:

  . prevailing market prices for fuel oil, coal and natural gas and associated transportation costs;

  . the extent of additional supplies of capacity and ancillary services from current competitors and new market entrants, including the development of new generation facilities that may be able to produce electricity at a lower cost;

  .  transmission congestion in and to New York;

  .  the market structure rules to be established for New York by the New
     York ISO;

  . the reliability and operation of nuclear generating plants in New York beyond their presently expected dates of decommissioning;

  . weather conditions prevailing in New York and surrounding areas from time to time; and

  . the rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

Environmental Matters and Regulations

   Dynegy Roseton's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees and permitting and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. Dynegy Roseton's environmental expenditures have not been prohibitive in the past, but are anticipated to increase in the future with the trend toward stricter standards, greater regulation and more extensive permitting requirements. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on Dynegy Roseton's operations or its financial condition.

Statement of Financial Accounting Standards No. 133

   Dynegy Roseton adopted Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001. Provisions in Statement No. 133 affect the accounting and disclosure of certain contractual arrangements and operations of Dynegy Roseton. The adoption of the accounting standard did not have any impact on its financial statements for the initial period.

                     BUSINESS OF DYNEGY DANSKAMMER, L.L.C.

Industry Overview

   Over the last several years, changes in the United States electric industry, including the entry of companies engaged in providing generation, transmission, distribution, and ancillary services, have led to significant deregulation and increased competition. The Federal Energy Regulatory Commission, or FERC, requires the owners and operators of electric transmission facilities to make the facilities available to all wholesale generators, sellers and buyers of electricity on a nondiscriminatory basis. In addition to wholesale transmission or wheeling, throughout the United States there have been an increasing number of proposals to allow retail customers to choose their electricity suppliers. Numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generation business or expect to commence such process in the foreseeable future. DHI, through Dynegy Danskammer and some of its other subsidiaries, has actively pursued the opportunities created by the deregulated domestic electric markets.

Dynegy Danskammer Overview

   Dynegy Danskammer is a Delaware limited liability company formed on September 14, 2000 for the purpose of owning or leasing, making improvements to and operating the Danskammer facility. Dynegy Danskammer acquired the Danskammer facility from Central Hudson on January 30, 2001. The Danskammer facility consists of the following:

  . Danskammer units 1 and 2, which are two gas-fired and oil-fired generating units with a combined generation capacity of 130 MW; and

  . Danskammer units 3 and 4, which are two coal-fired and gas-fired generating units with a combined generation capacity of 370 MW.

   The Danskammer units are competitive generation units connected to the NPCC and are located close to New York City. NPCC adjoins MAAC and are two of the ten regional reliability councils that form the North American Electric Reliability Council. The Danskammer units compete primarily in the New York wholesale market, which is operated and maintained by the New York ISO. The generation from these units may also be sold into the Pennsylvania/New Jersey/Maryland Power Pool, New England, Quebec and Ontario.

The Danskammer Facility

   The Danskammer facility has a net generating capacity of 500 MW and is located in Newburgh, NY, adjacent to the Roseton facility. Danskammer units 1 and 2 use natural gas or fuel oil and have a combined net generating capacity of 130 MW. Danskammer units 3 and 4 are 135 MW and 235 MW steam generating units, respectively, that are capable of burning coal and natural gas. The units are connected to the 115 kilovolt transmission system of Central Hudson. Units 3 and 4 operate in the base load mode while units 1 and 2 are considered to be peaking units. Historically, units 3 and 4 have had capacity factors of approximately 80 percent, with an average heat rate of 9,750 Btu/kWh.

   Units 1 and 2 were not included in the leveraged lease transaction described in this prospectus.

Principal Equipment

   Units 1 and 2 are General Electric tandem compound double flow reheat D-2 turbines rated at 65 MW each. Unit 3 is a General Electric tandem compound triple flow turbine rated at 135 MW. Unit 4 is a General Electric tandem compound turbine with double exhaust flow rated at 235 MW.

   The boilers for Units 1 and 2 were manufactured by Combustion Engineering and are tangentially fired, balanced draft drum type designed. The boiler for unit 3 was manufactured by Combustion Engineering and is a tangentially fired, twin furnace balanced draft drum type designed. The boiler for unit 4 is a Combustion Engineering boiler drum type unit that is tangentially fired with balanced draft. All of the generators were manufactured by General Electric and are hydrogen cooled, with nominal ratings of 70,588, 70,588, 173,000 and 281,600 kilovolt-amperes, respectively.

Fuel Reception, Handling and Storage Facility

   The Danskammer facility receives coal supply by ship and rail. In 1996, Central Hudson constructed a receiver hopper adjacent to the Roseton facility's dock and a 3,500-foot conveyor system to receive up to 2,000 metric tons per hour of waterborne coal. The Danskammer facility also receives rail deliveries of coal via its rail siding and unloading facility. The Danskammer facility is connected and has access to the same natural gas pipelines as the Roseton facility and the underground network supplying fuel oil.

Infrastructure and Support

   The 115 kilovolt switchyard located adjacent to the plant is owned by Central Hudson. The single-bus single-breaker switchyard is connected to the Central Hudson 115 kilovolt system through five transmission lines. The 115 kilovolt switchyard bus is separated into three sections using two bus tie breakers. Each generator has a dedicated 115 kilovolt breaker and disconnect switch. The disconnect switch is located on the switchyard side of the breaker and is identified as the ownership transfer point. Dynegy Danskammer owns the equipment up to and including this 115 kilovolt disconnect switch.

Danskammer Summary Information

   Summary Information                       Unit 1  Unit 2   Unit 3    Unit 4
   -------------------                       ------- ------- --------- ---------
   Unit Type................................ Steam   Steam   Steam     Steam
   Commercial Operation Date................ 1951    1954    1959      1967
   Primary Fuel............................. Gas     Gas     Coal      Coal
   Net Nominal Capacity (MW)................ 65      65      135       235
   Typical Unit Loading..................... Peaking Peaking Base Load Base Load

Facilities, Interconnection and Easement Agreements

   In connection with its acquisition of the Danskammer facility, Dynegy Danskammer entered into facility, interconnection and easement agreements covering the Danskammer facility. These agreements delineate the ownership rights regarding easements and interconnection systems associated with the Danskammer facility. The agreements also describe the procedures that Dynegy Danskammer and Central Hudson are to follow with respect to operation of certain Danskammer facilities, the interconnection of the facilities with Central Hudson's electric and transmission and distribution system and maintenance of equipment at the Danskammer facility.

Power Market/Sales Strategy

   Dynegy Danskammer has entered into contracts with marketing affiliates for scheduling and related services for the electricity produced by the Danskammer facility. The marketing affiliates also purchase fuel, including gas, coal and fuel oils, and enter into fuel hedging arrangements on Dynegy Danskammer's behalf.

   Dynegy Danskammer's strategy is to combine its facility with the marketing and operational expertise of its affiliates to:

  . enhance the competitive position of the low cost base-load gas- and coal-fired units;

  . utilize the peaking units to supply capacity, energy and ancillary services during periods of peak demand and high prices; and

  . maximize the availability of the facility by optimizing the maintenance schedules.

Competition

   The Danskammer units are competitive generation units connected to the NPCC and are located close to New York City. NPCC adjoins MAAC and are two of the ten regional reliability councils that form the North American Electric Reliability Council. The Danskammer units compete primarily in the New York wholesale market, which is operated and maintained by the New York ISO.

   In January 1999, the FERC approved the New York ISO Tariffs and market rules for operating bid-based energy markets. The New York ISO and bid based energy markets became operational in November 1999.

   The FERC approved the New York ISO proposal to operate a multi-settlement system entailing day-ahead and real time energy spot markets. All transactions are scheduled through the New York ISO and the New York ISO schedules all transmission within and on the New York ISO controlled grid. The New York ISO has control over system security and reliability, including authority to take any action to preserve control area operation, such as load curtailment and/or shedding, consistent with its standards.

   The generation from the Danskammer units may also be sold into the Pennsylvania/New Jersey/Maryland Power Pool, New England, Quebec and Ontario.

Employees

   Dynegy Danskammer does not have any employees. The Danskammer facility is staffed by a combination of 92 non-union and union personnel that are employed by an affiliate. Substantially all of the operating personnel were involved in the operation of the Danskammer facility before the facility was acquired by Dynegy Danskammer. The costs associated with the personnel are allocated to Dynegy Danskammer under shared service arrangements.

Properties

   The Danskammer site is the 185-acre parcel of land on which the Danskammer facility is located. The land is owned in fee by Dynegy Danskammer. Danskammer units 3 and 4 are leased by Dynegy Danskammer as described in more detail in the section titled "Prospectus Summary."

   Dynegy Danskammer purchased the property from Central Hudson in January
2001.

Legal Proceedings

   No material legal proceedings are presently pending against Dynegy
Danskammer.

Regulation

   Dynegy Danskammer is subject to regulation by various federal, state, local and foreign agencies, including the regulations described below. Although significant capital expenditures may be required to comply with these regulations, such compliance has not materially adversely affected Dynegy Danskammer's historical earnings or competitive position.

   Federal Power Generation Regulation. Dynegy Danskammer's power generation operations are subject to regulation by the FERC under the Public Utility Regulatory Policies Act of 1978, or PURPA, which grants the FERC exclusive ratemaking jurisdiction over wholesale sales of electricity in interstate commerce. Dynegy Danskammer has received authority from the FERC to sell wholesale power at market-based rates. The FERC also has from time to time approved temporary price caps on wholesale power sales in the New York market. Dynegy Danskammer also has received a FERC determination that it is an exempt wholesale generator pursuant to Section 32(a)(1) of the Public Utility Holding Company Act of 1935, as amended by the Energy Policy Act of 1992. In connection with the leveraged lease transaction described in this prospectus, Dynegy Danskammer obtained the required approvals from the FERC.

   State Regulation. Dynegy Danskammer's power generation business also is subject to various regulations from the State of New York. In connection with the leveraged lease transaction described in this prospectus, Dynegy Danskammer obtained the required approvals from the New York State Public Service Commission. While the impact of these state regulations and any proposed reforms to such state regulations on Dynegy Danskammer's business cannot be predicted with certainty, Dynegy Danskammer does not believe that any such matters will have a material adverse effect on Dynegy Danskammer's earnings or competitive position.

Environmental and Other Matters

   Dynegy Danskammer's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees, permitting and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. Dynegy Danskammer's environmental expenditures have not been prohibitive in the past, but are anticipated to increase in the future with the trend toward stricter standards, greater regulation and more extensive permitting requirements. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on Dynegy Danskammer's operations or its financial condition.

   The vast majority of federal environmental remediation provisions are contained in the Superfund laws--the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and the Superfund Amendments and Reauthorization Act ("SARA") and in the corrective action provisions of the Federal Resource Conservation and Recovery Act ("RCRA"). Typically, the U.S. Environmental Protection Agency ("EPA") acts pursuant to Superfund legislation to remediate facilities that are abandoned or inactive or whose owners are insolvent; however, the legislation may be applied to sites still in operation. Superfund law imposes liability, regardless of fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include the current or previous owner and operator of a facility and companies that disposed, or arranged for the disposal, of the hazardous substance found at a facility. CERCLA also authorizes the EPA and, in certain instances, private parties to take actions in response to threats to public health or the environment and to seek recovery for the costs of cleaning up the hazardous substances that have been released and for damages to natural resources from such responsible party. Further, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. RCRA provisions apply to facilities that have been used to manage or are currently managing hazardous waste and which are either still in operation or have recently been closed. As amended, RCRA requires facilities to remedy any releases of hazardous wastes or hazardous waste constituents at waste treatment, storage or disposal facilities.

   Management believes that Dynegy Danskammer is in substantial compliance with, and is expected to continue to comply in all material respects with, applicable environmental statues, regulations, orders and rules. Further, to the best of management's knowledge, there are no existing, pending or threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any governmental authority or third party relating to any violations of any environmental laws with respect to Dynegy Danskammer's assets which would have a material adverse effect on Dynegy Danskammer's operations and financial condition. Dynegy Danskammer's aggregate expenditures for compliance with laws and regulations related to the discharge of materials into the environment or otherwise related to the protection of the environment approximated $88,000 in the initial period. Total environmental expenditures for both capital and operating maintenance and administrative costs are estimated to approximate $2.2 million during the remainder of 2001.

   Dynegy Danskammer's operations are subject to the requirements of the Federal Occupational Safety and Health Act ("OSHA") and other comparable federal, state and provincial statutes. The OSHA hazard communication standard, the EPA community right-to-know regulation under Title III of SARA and similar state statutes require that information be organized and maintained about hazardous materials used or produced in Dynegy Danskammer's operations. Certain of this information must be provided to employees, state and local government authorities and citizens. Dynegy Danskammer believes it is currently in substantial compliance, and expects to continue to comply in all material respects, with these rules and regulations.

                       BUSINESS OF DYNEGY ROSETON, L.L.C.

Industry Overview

   Over the last several years, changes in the United States electric industry, including the entry of companies engaged in providing generation, transmission, distribution, and ancillary services, have led to significant deregulation and increased competition. The FERC requires the owners and operators of electric transmission facilities to make the facilities available to all wholesale generators, sellers and buyers of electricity on a nondiscriminatory basis. In addition to wholesale transmission or wheeling, throughout the United States there have been an increasing number of proposals to allow retail customers to choose their electricity suppliers. Numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generation business or expect to commence such process in the foreseeable future. DHI, through Dynegy Roseton and some of its other subsidiaries, has actively pursued the opportunities created by the deregulated domestic electric markets.

Dynegy Roseton Overview

   Dynegy Roseton is a Delaware limited liability company formed on September 14, 2000 for the purpose of owning or leasing, making improvements to and operating the Roseton facility. Dynegy Roseton acquired the Roseton facility from Central Hudson, Consolidated Edison Company of New York and Niagara Mohawk Power Corporation on January 30, 2001. The Roseton facility consists of two 600 MW steam generating units.

   The Roseton units are competitive generation units connected to the NPCC and are located close to New York City. NPCC adjoins MAAC and are two of the ten regional reliability councils that form the North American Electric Reliability Council. The Roseton units compete primarily in the New York wholesale market, which is operated and maintained by the New York ISO. The generation from these units may also be sold into the Pennsylvania/New Jersey/Maryland Power Pool, New England, Quebec and Ontario.

The Roseton Facility

   The Roseton facility is located in Newburgh, NY, adjacent to the Danskammer facility. Roseton units 1 and 2 are steam generating units and have a combined net generating capacity of 1,200 MW. The facility's primary fuel is No. 6 fuel oil, but the units can be simultaneously fired with natural gas. The facility is connected to a 345 kilovolt transmission system and is an intermediate facility with historical capacity factors of 30-40 percent and an average heat rate of 10,200 Btu/kWh.

Principal Equipment

   The generation plant consists of two units, installed as identical pairs. For each of units 1 and 2, the main turbine is a General Electric tandem compound reheat turbine with high pressure, intermediate pressure and quad flow low pressure sections. Each boiler unit is a 600 MW, conventional drum design, controlled circulation unit. The units were installed in 1974 and were manufactured by Combustion Engineering. The boilers are tangentially fired, capable of firing No. 6 fuel oil or natural gas, either separately or in combination. The main generator for each of the units is manufactured by General Electric (type 4A4W), a 2-pole, 3,600 rpm, 3-phase, 60 hertz, hydrogen and water cooled, indoor, rated 690,000 kilovolt-amperes at 0.90 power factor.

Fuel Reception, Handling and Storage Facility

   No. 6 fuel oil is supplied via ship, barge or pipeline and natural gas via Central Hudson's gas transportation system. Dynegy Roseton owns a dock on the Hudson River, which can accommodate both barges and ships with drafts up to 35 feet. The dock is equipped with two unloading arms, capable of unloading 22,000 barrels/hour.

   The Roseton facility and Danskammer facility have an underground fuel oil pipeline network, which connects the facilities, the Roseton facility oil storage tanks and the Roseton facility dock. From the Roseton facility pump house, a ten-inch pipeline serves the Roseton facility storage tanks and then continues on to serve the Roseton facility day tanks. The storage facility consists of six 8 million-gallon tanks with double bottoms and leakage detection. The pipeline network is interconnected to a 20-inch Amerada Hess line, connecting to the Hess terminal adjacent to the Roseton facility property. This section of line is currently blanked and purged of oil.

   The Roseton facility receives gas primarily from the Iroquois Gas Transmission System through dedicated pipes owned by Central Hudson. In addition to the Iroquois Gas Transmission System, there are several other interstate pipelines that could provide supply and transportation to the facility.

Roseton Summary Information

     Summary Information                                  Unit 1       Unit 2
     -------------------                               ------------ ------------
     Unit Type........................................ Steam        Steam
     Commercial Operation Date........................ 1974         1974
     Primary Fuel..................................... Oil          Oil
     Optional Fuel.................................... Natural Gas  Natural Gas
     Net Nominal Capacity (MW)........................ 600          600
     Typical Unit Loading............................. Intermediate Intermediate

Facilities, Interconnection and Easement Agreements

   In connection with its acquisition of the Roseton facility, Dynegy Roseton entered into facility, interconnection and easement agreements covering the Roseton facility. These agreements delineate the ownership rights regarding easements and interconnection systems associated with the Roseton facility. The agreements also describe the procedures that Dynegy Roseton and Central Hudson are to follow with respect to operation of certain Roseton facilities, the interconnection of the facilities with their electric and transmission and distribution system and maintenance of equipment at the Roseton facility.

Power Market/Sales Strategy

   Dynegy Roseton has entered into contracts with marketing affiliates for scheduling and related services for the electricity produced by the Roseton facility. The marketing affiliates also purchase fuel, including gas and fuel oils, and enter into fuel hedging arrangements on Dynegy Roseton's behalf.

   Dynegy Roseton's strategy is to combine its facility with the marketing and operational expertise of its affiliates to:

  . utilize the intermediate units to supply capacity, energy and ancillary services during periods of system instability and periods of peak demand and high prices; and

  . maximize the availability of the facility by optimizing the maintenance schedules.

Competition

   The Roseton units are competitive generation units connected to the NPCC and are located close to New York City. NPCC adjoins MAAC and are two of the ten regional reliability councils that form the North American Electric Reliability Council. The Roseton units compete primarily in the New York wholesale market, which is operated and maintained by the New York ISO.

   In January 1999, the FERC approved the New York ISO Tariffs and market rules for operating bid-based energy markets. The New York ISO and bid based energy markets became operational in November 1999.

   The FERC approved the New York ISO proposal to operate a multi-settlement system entailing day-ahead and real time energy spot markets. All transactions are scheduled through the New York ISO and the New York ISO schedules all transmission within and on the New York ISO controlled grid. The New York ISO has control over system security and reliability, including authority to take any action to preserve control area operation, such as load curtailment and/or shedding, consistent with its standards.

   The generation from the Roseton units may also be sold into the Pennsylvania/New Jersey/Maryland Power Pool, New England, Quebec and Ontario.

Employees

   Dynegy Roseton does not have any employees. The Roseton facility is staffed by a combination of 95 non-union and union personnel that are employed by an affiliate. Substantially all of the operating personnel were involved in the operation of the Roseton facility before the facility was acquired by Dynegy Roseton. The costs associated with the personnel are allocated to Dynegy Roseton under shared service arrangements.

Properties

   The Roseton site is the 195-acre parcel of land on which the Roseton facility is located. The land is owned in fee by Dynegy Roseton. The Roseton facility is leased by Dynegy Roseton as described in more detail in the section titled "Prospectus Summary."

   Dynegy Roseton purchased the property from Central Hudson, Consolidated Edison Company of New York and Niagara Mohawk Power Corporation in January 2001.

Legal Proceedings

   No material legal proceedings are presently pending against Dynegy Roseton.

Regulation

   Dynegy Roseton is subject to regulation by various federal, state, local and foreign agencies, including the regulations described below. Although significant capital expenditures may be required to comply with these regulations, such compliance has not materially adversely affected Dynegy Roseton's historical earnings or competitive position.

   Federal Power Generation Regulation. Dynegy Roseton's power generation operations are subject to regulation by the FERC under PURPA, which grants the FERC exclusive ratemaking jurisdiction over wholesale sales of electricity in interstate commerce. Dynegy Roseton has received authority from the FERC to sell wholesale power at market-based rates. The FERC also has from time to time approved temporary price caps on wholesale power sales in the New York market. Dynegy Roseton also has received a FERC determination that it is an exempt wholesale generator pursuant to Section 32(a)(1) of the Public Utility Holding Company Act of 1935, as amended by the Energy Policy Act of 1992. In connection with the leveraged lease transaction described in this prospectus, Dynegy Roseton obtained the required approvals from the FERC.

   State Regulation. Dynegy Roseton's power generation business also is subject to various regulations from the State of New York. In connection with the leveraged lease transaction described in this prospectus, Dynegy Roseton obtained the required approvals from the New York State Public Service Commission. While the impact of these state regulations and any proposed reforms to such state regulations on Dynegy Roseton's business cannot be predicted with certainty, Dynegy Roseton does not believe that any such matters will have a material adverse effect on Dynegy Roseton's earnings or competitive position.

Environmental and Other Matters

   Dynegy Roseton's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees, permitting and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. Dynegy Roseton's environmental expenditures have not been prohibitive in the past, but are anticipated to increase in the future with the trend toward stricter standards, greater regulation and more extensive permitting requirements. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on Dynegy Roseton's operations or its financial condition.

   The vast majority of federal environmental remediation provisions are contained in the Superfund laws--CERCLA, SARA and in the corrective action provisions of RCRA. Typically, the EPA acts pursuant to Superfund legislation to remediate facilities that are abandoned or inactive or whose owners are insolvent; however, the legislation may be applied to sites still in operation. Superfund law imposes liability, regardless of fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. These persons include the current or previous owner and operator of a facility and companies that disposed, or arranged for the disposal, of the hazardous substance found at a facility. CERCLA also authorizes the EPA and, in certain instances, private parties to take actions in response to threats to public health or the environment and to seek recovery for the costs of cleaning up the hazardous substances that have been released and for damages to natural resources from such responsible party. Further, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. RCRA provisions apply to facilities that have been used to manage or are currently managing hazardous waste and which are either still in operation or have recently been closed. As amended, RCRA requires facilities to remedy any releases of hazardous wastes or hazardous waste constituents at waste treatment, storage or disposal facilities.

   Management believes that Dynegy Roseton is in substantial compliance with, and is expected to continue to comply in all material respects with, applicable environmental statues, regulations, orders and rules. Further, to the best of management's knowledge, there are no existing, pending or threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any governmental authority or third party relating to any violations of any environmental laws with respect to Dynegy Roseton's assets which would have a material adverse effect on Dynegy Roseton's operations and financial condition. Dynegy Roseton's aggregate expenditures for compliance with laws and regulations related to the discharge of materials into the environment or otherwise related to the protection of the environment approximated $27,000 in the initial period. Total environmental expenditures for both capital and operating maintenance and administrative costs are estimated to approximate $1.7 million during the remainder of 2001.

   Dynegy Roseton's operations are subject to the requirements of OSHA and other comparable federal, state and provincial statutes. The OSHA hazard communication standard, the EPA community right-to-know regulation under Title III of SARA and similar state statutes require that information be organized and maintained about hazardous materials used or produced in Dynegy Roseton's operations. Certain of this information must be provided to employees, state and local government authorities and citizens. Dynegy Roseton believes it is currently in substantial compliance, and expects to continue to comply in all material respects, with these rules and regulations.

                    MANAGEMENT OF DYNEGY DANSKAMMER, L.L.C.
                           AND DYNEGY ROSETON, L.L.C.

Executive Officers of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C.

   Hudson Power, L.L.C. is the sole member of both Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. The executive officers of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. are appointed by the sole member and serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal.

   Set forth below are the current executive officers of Dynegy Danskammer and Dynegy Roseton and their positions with Dynegy Danskammer and Dynegy Roseton.

                                                                         Served with
Name                 Age*                    Position                    Dynegy since
----                 ----                    --------                    ------------
Rod Wimer             51  President                                          1995
Rick A. Bowen         46  Executive Vice President                           1997
Robert D. Doty, Jr.   43  Senior Vice President, Chief Financial Officer     1991
Michael R. Mott       41  Senior Vice President, Controller                  1995

--------
* As of June 30, 2001

   Rod Wimer is the President of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. He joined Dynegy Inc. in 1995 as Vice President of Business Development and later served as President of Dynegy Canada. He has served as President of Commercial Power for Dynegy Inc. and as President of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. since March 2001. Prior to joining Dynegy Inc., Mr. Wimer spent 14 years at Phillips Petroleum Company in various commercial assignments, including as President of Phillips Gas Marketing Company.

   Rick A. Bowen is the Executive Vice President of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. He joined Dynegy Inc. in 1997 as Executive Vice President in connection with Dynegy's acquisition of Destec Energy, Inc. He has served as Executive Vice President, Project Development for Dynegy Marketing and Trade, Dynegy's marketing affiliate, since 1997 and as Executive Vice President of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. since their formation in September 2000. Prior to joining Dynegy, Mr. Bowen spent 16 years at Destec Energy and its predecessor, PSE Inc., holding various positions, including Managing Director of Destec Power Services, Destec Energy's power marketing affiliate.

   Robert D. Doty, Jr. is the Senior Vice President and Chief Financial Officer of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. He joined Natural Gas Clearinghouse, the predecessor to Dynegy Inc., in 1991 and has served as the principal financial officer of DHI and Dynegy Inc. since May 2000. He has served as the principal financial officer of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. since their formation in September 2000. Mr. Doty is responsible for the overall financial strategy and operations of DHI and Dynegy Inc. He is responsible for accounting, finance, investor relations, risk control, treasury and tax. Mr. Doty previously served as Senior Vice President of Finance. Prior to joining Natural Gas Clearinghouse, Mr. Doty was employed by Arthur Andersen LLP.

   Michael R. Mott is the Senior Vice President and Controller of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. He joined Dynegy Inc. in 1995 as Director of Financial Reporting and was promoted to Vice President and Assistant Controller in January 2000. He has served as Senior Vice President and Controller of Dynegy Inc., DHI, Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. since March 2001. He previously served Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. as Vice President and Assistant Controller since their formation in September 2000. Prior to joining Dynegy Inc., Mr. Mott was employed by Price Waterhouse.

Compensation of Executive Officers

   Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. were formed in September 2000 and did not commence operations until January 2001. As a result, neither the chief executive officer nor any other executive officer of Dynegy Danskammer or Dynegy Roseton received any compensation in their role as an executive officer of such lessees for the fiscal year ended December 31, 2000. Commencing in 2001, certain services, including payroll and employee benefits, are performed by DHI, Dynegy Inc. or Dynegy Northeast Generation, Inc. on behalf of Dynegy Danskammer and Dynegy Roseton and the costs for these services are allocated to the lessees. See "Certain Relationships and Related Transactions--Services Agreements."

   The executive officers of DHI are compensated by Dynegy Inc. and receive no compensation from DHI. Accordingly, for information concerning the compensation of the chief executive officer and the four most highly paid executive officers of DHI, other than the chief executive officer, see Dynegy Inc.'s Annual Report of Form 10-K for the fiscal year ended December 31, 2000. In addition, for information concerning the benefit plans maintained by Dynegy Inc. on behalf of its executive officers, please also see Dynegy Inc.'s Annual Report of Form 10-K for the fiscal year ended December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following is a summary of the intercompany relationships and related transactions regarding the lessees and DHI. DHI and each of the lessees believe the terms of these transactions are no more favorable than those that would have been agreed upon by third parties on an arm's length basis.

The Lessees' Relationships with DHI

   The lessees are wholly owned by Hudson Power, L.L.C., which in turn is wholly owned by Dynegy Northeast Generation, Inc. ("DNE"). DNE is a wholly owned subsidiary of Dynegy Power Corp., which in turn is wholly owned by DHI.

   Each of Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. have been organized and operated as legal entities, separate and apart from DHI and any affiliates of DHI. Therefore, the lessees' assets will not be generally available to satisfy the obligations of DHI, or any affiliates of DHI. However, the lessees' unrestricted cash or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of these parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to DHI or any of its affiliates. DHI is not obligated to make any payments under the certificates or lessor notes, except for the guarantees provided by DHI to make payments under each of the leases to the owner lessors if the lessees do not make those lease payments. See "Description of the Operative Documents--The Guarantees."

The Intercompany Loans and Guarantees

   In connection with the acquisition of the Danskammer and Roseton facilities in January 2001, DHI loaned approximately $324 million and $630 million to Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C., respectively, under two subordinated loan agreements. The obligations to DHI under these loan agreements are subordinated to the lessee's obligations under the applicable lease.

Services Agreements

   Administrative services such as payroll, employee benefits programs, insurance, accounting and information technology, all performed by DHI, Dynegy Inc. or DNE, are shared among all affiliates of Dynegy Inc. and the costs of these corporate support services are allocated to affiliates, including the lessees.

Energy Management Agreement

   Each of the lessees has entered into an Energy Management Agreement ("EMA") with affiliates of Dynegy Inc. for various energy management services. Under the EMAs, Dynegy Power Marketing, Inc. will manage the purchase and sale of energy for the lessees. Dynegy Coal Trading & Transportation, L.L.C. will provide fuel and transportation services related to coal under the EMAs. Dynegy Marketing & Trade will provide services related to the purchasing, transportation and storage of natural gas in addition to providing services related to the purchasing and transportation of fuel oil.

Operations and Maintenance

   As the lessees do not have employees, DNE will provide the management personnel and employees responsible for operating the Roseton facility and the Danskammer facility. DNE will draw on the experience of Dynegy Inc. to support both the short-term and long-term operations and maintenance requirements of the facilities.

                        DESCRIPTION OF THE CERTIFICATES

   The form and terms of the exchange certificates and the original certificates are identical in all material respects, except that transfer restrictions and registration rights applicable to the original certificates do not apply to the exchange certificates. The following is a summary of material provisions of the exchange certificates offered in this prospectus. The statements under this caption are a summary only and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the certificates, the participation agreements, the leases, the site leases, the site subleases, the lease indentures, the lessor notes and the pass through trust agreements in respect of each of the lease transactions, collectively referred to below as the operative documents. See "Description of the Operative Documents."

General

   The lessees issued the original Series A Pass Through Certificates in an aggregate principal amount of $250,000,000 and the original Series B Pass Through Certificates in an aggregate principal amount of $550,400,000. The lessees issued the original certificates and will issue the exchange certificates pursuant to two separate pass through trust agreements between the lessees and the pass through trustee. Except as otherwise indicated, the following summaries relate to each of the two pass through trust agreements, the pass through trusts formed by the pass through trust agreements and the certificates issued or to be issued by each pass through trust. The original certificates were, and the exchange certificates will be, issued in fully registered form without coupons. Each original certificate represents, and each exchange certificate will represent, a fractional undivided interest in the pass through trust created by the pass through trust agreement according to which each certificate is issued.

   The property of each pass through trust consists solely of:

  .  the lessor notes held by such pass through trust;

  .  all monies at any time paid on the related lessor notes;

  .  all monies due and to become due under the related lessor notes;

  . funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust; and

  .  proceeds from the sale by the pass through trustee of lessor notes.

   Each certificate corresponds to a pro rata share of the outstanding principal amount of the lessor notes held in the related pass through trust and is issuable in minimum denominations of $100,000 or any integral multiples of $1,000 in excess thereof.

   The certificates represent interests in the respective pass through trusts and do not represent an interest in or obligation of the lessees, DHI, the pass through trustee or the owner lessors, or any of their affiliates. The pass through trustee makes distributions to the certificateholders solely from the property of the related pass through trust. By accepting a certificate, a certificateholder agrees that it will look only to the income and proceeds of the property of the related pass through trust insofar as such income and proceeds are available for distribution. The certificates are subject to prepayment when and to the extent that the related lessor notes are redeemed, prepaid or purchased. See "Description of the Operative Documents--Description of the Lessor Notes--Purchase of Lessor Notes" and "--Redemption of Lessor Notes."

Same-Day Settlement and Payment

   All payments made by each lessee under the related lease to the indenture trustee (as assignee of the applicable owner lessors) and subsequently to the pass through trustee are in immediately available funds and are passed through to DTC in immediately available funds.

   Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass through certificates (such as the certificates offered hereby) is generally settled in immediately available funds. The certificates trade in DTC's same-day funds settlement system until maturity, and secondary market trading activity in such certificates is therefore required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the certificates.

Payments and Distributions

   Scheduled payments of principal and interest on the lessor notes are herein referred to as scheduled payments, and each May 8th (with respect to interest) and November 8th (with respect to interest and principal) of each year are herein referred to as regular distribution dates. Each certificateholder is entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the lessor notes held in the related pass through trust. All scheduled payments of principal and interest on the lessor notes held in a pass through trust received by the pass through trustee will be distributed by the pass through trustee to the applicable certificateholders on the date such receipt is confirmed.

   Interest. Payments of interest on the unpaid principal amount of the lessor notes held in the pass through trusts are scheduled to be received by the pass through trustee on each May 8 and November 8 of each year, commencing November 8, 2001, at the applicable annual rate for such pass through trust set forth on the cover page of this prospectus, until the final distribution date for such pass through trust. Interest will be passed through to certificateholders of each of the pass through trusts at the applicable annual rate, calculated on the basis of a 360-day year of twelve 30-day months.

   Principal. The initial principal amount of the certificates is as follows:

        Series A....................................... $250,000,000
        Series B....................................... $550,400,000

   Scheduled principal payment dates on the lessor notes correspond to regular distribution dates for the Series A and Series B Pass Through Certificates and commence on November 8, 2007 for Series A Pass Through Certificates and November 8, 2011 for Series B Pass Through Certificates. The following table sets forth the scheduled principal payments with respect to the lessor notes comprising the property of each pass through trust and the aggregate amount of such scheduled principal payments with respect to each pass through trust (which aggregate amount equals the total amount of scheduled principal distributions payable to the holders of the certificates of the related pass through trust on each specified date):

                       Series A Pass Through Certificates

                                 Danskammer-related Roseton-related  Aggregate
                                    Lessor Notes     Lessor Notes      Total
                                 ------------------ --------------- ------------
Principal Payment Dates
-----------------------
November 8, 2001................    $          0      $         0   $          0
November 8, 2002................               0                0              0
November 8, 2003................               0                0              0
November 8, 2004................               0                0              0
November 8, 2005................               0                0              0
November 8, 2006................               0                0              0
November 8, 2007................               0       47,126,000     47,126,000
November 8, 2008................      66,894,000       17,199,000     84,093,000
November 8, 2009................      90,436,000                0     90,436,000
November 8, 2010................      28,345,000                0     28,345,000
                                    ------------      -----------   ------------
  Totals........................    $185,675,000      $64,325,000   $250,000,000
                                    ============      ===========   ============

                       Series B Pass Through Certificates

                                                         Roseton-
                                    Danskammer-related   related     Aggregate
                                       Lessor Notes    Lessor Notes    Total
                                    ------------------ ------------ ------------
Principal Payment Dates
-----------------------
November 8, 2001...................    $         0     $          0 $          0
November 8, 2002...................              0                0            0
November 8, 2003...................              0                0            0
November 8, 2004...................              0                0            0
November 8, 2005...................              0                0            0
November 8, 2006...................              0                0            0
November 8, 2007...................              0                0            0
November 8, 2008...................              0                0            0
November 8, 2009...................              0                0            0
November 8, 2010...................              0                0            0
November 8, 2011...................              0       60,375,000   60,375,000
November 8, 2012...................     75,325,000       28,720,000  104,045,000
November 8, 2013...................              0      112,718,000  112,718,000
November 8, 2014...................              0      121,708,000  121,708,000
November 8, 2015...................              0      131,416,000  131,416,000
November 8, 2016...................              0       20,138,000   20,138,000
                                       -----------     ------------ ------------
  Totals...........................    $75,325,000     $475,075,000 $550,400,000
                                       ===========     ============ ============

   General. Certificateholders of record will receive all scheduled payments on each regular distribution date if the pass through trustee receives the scheduled payments due on such date by 11:00 a.m. New York time. If such scheduled payment is received after 11:00 a.m. New York time, it will be distributed on the next business day. The record date for each such distribution of scheduled payments will be the fifteenth day preceding such regular distribution date, subject to certain exceptions. If a scheduled payment is not received by the pass through trustee on a regular distribution date but is received within five days thereafter, it will be distributed on the date received to such certificateholders of record (if received by the pass through trustee by 11:00 a.m. New York time on such date) or on the next business day (if received by the pass through trustee after 11:00 a.m. New York time on such date). If it is received after such five-day period, it will be treated as a special payment (as defined below) and distributed as described below.

   Each pass through trust agreement requires that the pass through trustee establish and maintain with itself, for the related pass through trust and for the benefit of its certificateholders, one or more non-interest bearing accounts (the "certificate account") for the deposit of payments representing scheduled payments on the lessor notes held in the related pass through trust. Each pass through trust agreement also requires that the pass through trustee establish and maintain with itself, for the related pass through trust and for the benefit of its certificateholders, one or more accounts (the "special payments account") for the deposit of payments representing special payments. Pursuant to the terms of each pass through trust agreement, the pass through trustee is required to immediately deposit any scheduled payments received by it in the certificate account and to immediately deposit any special payments so received by it in the special payments account. All amounts so deposited will be distributed by the pass through trustee on a regular distribution date or a special distribution date (as defined below), as appropriate. Each certificateholder will receive its proportionate share (based on the aggregate fractional undivided interest that the certificateholder holds) of the aggregate amount in the certificate account or special payments account, as applicable, of the pass through trust which issued the related certificate.

   In addition to scheduled payments with respect to principal, the lessor notes (and, consequently, the certificates) are subject to partial or full prepayment under certain circumstances. See "Description of the Operative Documents--Description of the Lessor Notes--Redemption of Lessor Notes." Payments of principal, premium, if any, and interest received by a pass through trustee on account of a partial or full prepayment, if any, of the lessor notes held in the related pass through trust, and payments received by a pass through trustee following a default in respect of the lessor notes held in the related pass through trust (including, but not limited to, payments received on account of the sale of such lessor notes by the pass through trustee, which are referred to as special payments), will be distributed on the second day of a month, unless such special payment is with respect to the prepayment of lessor notes, in which case such distribution shall be the date the prepayment is scheduled to occur under the terms of the indenture (which are referred to as a special distribution date) so long as payment is received by the pass through trustee by 11:00 a.m. New York time on such scheduled prepayment date. If such special payment is received after 11:00 a.m. New York time, it will be distributed on the next business day. The pass through trustee will mail notice of each special payment to the related certificateholders of record and certificate owners who request such notices and other information of the following:

  .  the special distribution date and record date therefor;

  . the amount of the special payment per $1,000 of face amount of certificates and the amount thereof constituting principal, premium, if any, and interest;

  .  the reason for the special payment; and

  . if the special distribution date is the same as a regular distribution date, the total amount to be received on such date per $1,000 of face amount of certificates.

   The record date for each distribution of a special payment on a special distribution date for each pass through trust will be the fifteenth day preceding such special distribution date. See "--Events of Default and Certain Rights Upon an Event of Default" and "Description of the Operative Documents-- Description of the Lessor Notes--Redemption of Lessor Notes."

   Distributions by a pass through trustee from the certificate account or the special payments account of the related pass through trust on a regular distribution date or a special distribution date will be made:

  (a) By wire transfer in immediately available funds to an account maintained by such certificateholder with a bank if:

    .  DTC is the certificateholder of record;

    . a certificateholder holds certificates in an aggregate amount greater than $10 million; or

    . any certificateholder that holds certificates in an aggregate amount greater than $1 million requests that such distributions be made by wire transfer;

  or

  (b) If none of the above apply, by check mailed to each certificateholder of record on the applicable record date at its address appearing in the register maintained for the related pass through trust.

   The final distribution for each pass through trust, however, will be made only upon presentation and surrender of the certificates at the office or agency of the pass through trustee specified in the notice given by such pass through trustee of such final distribution. The pass through trustee will mail such notice of the final distribution (at maturity, redemption or otherwise) to the related certificateholders of record no earlier than 60 days and no later than 20 days preceding such final distribution, specifying, among other things, the date set for such final distribution and the amount of such distribution. See "--Termination of the Pass Through Trusts."

   If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on such regular distribution date or special distribution date may be made on the next succeeding business day without any additional interest accruing during the intervening period.

Reports to Certificateholders

   On each regular distribution date and special distribution date, if any, the pass through trustee will include with each distribution of a scheduled payment or special payment, if any, to certificateholders of record a statement giving effect to such distribution to be made on such regular distribution date or special distribution date, as the case may be, setting forth the following information (per $1,000 in aggregate principal amount of certificates, as to (a) and (b) below):

  (a) The amount of such distribution allocable to principal and the amount allocable to premium, if any; and

  (b) The amount of such distribution allocable to interest.

   In addition, within a reasonable time after the end of each calendar year, the pass through trustee will furnish to each certificateholder who at any time during the year was a certificateholder of record and, upon request, each certificate owner at any time during the preceding calendar year who requests such information, a report specifying the sum of the amounts determined pursuant to clauses (a) and (b) above with respect to the related pass through trust for the applicable calendar year or, in the event such person was a certificateholder of record or certificate owner during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder or certificate owner shall reasonably request as necessary for the purpose of such certificateholder's or certificate owner's preparation of its federal income tax returns. Reports and related items shall be prepared on the basis of information supplied to the pass through trustee by the DTC participants and the certificate owners. The pass through trustee shall, at any time after the certificates become subject to the Trust Indenture Act of 1939, notify the related certificateholders of all events of default (as defined below) under the related pass through trust agreement known to the pass through trustee within 90 days after the occurrence of a default; provided, however, that the pass through trustee will be protected if it withholds notice from the certificateholders of an event of default other than a failure to pay principal of, premium, if any, or interest on any lessor note, so long as the board of directors, the executive committee or a trust committee of directors or specified responsible officers of such pass through trustee in good faith determine that the withholding of notice is in the interests of the related certificateholders and certificate owners.

   For certificates that are issued in the form of definitive certificates to institutional "accredited investors," the pass through trustee will prepare and deliver the information described above to each related certificateholder of record as the name and period of record ownership of such certificateholder appears on the records of the registrar of the certificates.

   As long as any certificates remain outstanding, each lessee will cause DHI to provide the following forms and reports to the pass through trustee:

  . within 60 days after the end of each of the first three fiscal quarters of each fiscal year of DHI, unaudited quarterly financial statements;

  . within 120 days after the end of each fiscal year of DHI, a copy of the audited annual financial statements of DHI; and

  . within 20 days after the occurrence thereof, a copy of any current report on Form 8-K filed by DHI or such lessee.

   Each lessee also will furnish to certificate owners and prospective investors upon request any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the certificates are not freely transferable under the Securities Act.

   The pass through trustee will, upon request (which may include a request to receive such information for subsequent financial reporting periods on an ongoing basis), furnish all such information and any other information required to be delivered to the pass through trustee, including with respect to DHI, directly to the related certificateholders and certificate owners and to prospective purchasers of certificates designated by the related certificate owners.

Voting of Lessor Notes

   The pass through trustee of each pass through trust, as holder of the lessor notes in such pass through trust, has the right under certain circumstances under the indentures to vote and give consents and waivers in respect of the lessor notes held in such pass through trust. The principal amount of the lessor notes held in the pass through trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of certificates held by the certificateholders taking the corresponding position.

DHI's Covenants

Merger; Consolidation; Transfer of Assets as an Entirety

   DHI has agreed not to consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any other person, unless each of the following conditions are satisfied:

  . immediately after giving effect to such transaction, the person formed by such consolidation or into which DHI is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of DHI substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, in an assumption agreement, in form satisfactory to the indenture trustee, all of DHI's obligations under the applicable guarantee;

  . DHI has delivered to the indenture trustee an opinion of counsel reasonably satisfactory to the recipient with respect to such assignment and assumption agreement in form and substance reasonably satisfactory to the recipient;

  . immediately after giving effect to such transaction, no lease event of default or significant lease default shall have occurred and be continuing;

  . DHI has delivered to the indenture trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement comply with this provision and that all conditions precedent provided for relating to such transaction have been complied with; and

  . the pass through trustee shall have received a copy of, and been permitted to rely on, the opinions and the officer's certificate delivered pursuant to the clauses above.

Limitation on Liens

   DHI has agreed not to, nor will it permit any principal subsidiary (as defined below) to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "debt"), if such debt is secured by any mortgage, pledge, security interest or other lien upon any principal property (as defined below) of DHI or any principal subsidiary or upon shares of stock or other equity interest or indebtedness of any principal subsidiary (whether such principal property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired), without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the obligations under the applicable guarantee in the leveraged lease transactions (together with, if DHI shall so determine, any indebtedness of or guaranteed by DHI or such principal subsidiary ranking equally with such obligations) shall be secured equally and ratably with (or prior to) such debt; provided, however, that the foregoing restriction shall not apply to:

  (1) mortgages on property acquired, constructed or improved by DHI or any principal subsidiary after September 26, 1996 which are created or assumed contemporaneously with, or within 180 days after, such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, it being understood that if a commitment for such a financing is obtained prior to or within such 180-day period, the applicable mortgage shall be deemed to be included in this clause (1) whether or not such mortgage is created within such 180-day period; provided that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by DHI or any principal subsidiary, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

  (2) mortgages on any property existing at the time of acquisition thereof (including mortgages on any property acquired from a person which is consolidated with or merged with or into DHI or a subsidiary of DHI) and mortgages outstanding at the time any person becomes a subsidiary of DHI that are not incurred in connection with such entity becoming a subsidiary of DHI;

  (3) mortgages in favor of DHI or any principal subsidiary;

  (4) mortgages in favor of the United States, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure debt of the pollution control or industrial revenue bond type;

  (5) mortgages on any principal property held, leased or used by DHI or any principal subsidiary in connection with the exploration for, development of, or production of (but not the gathering, processing, transportation or marketing of) natural gas, oil or other minerals; and

  (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in any of the foregoing clauses (1), (2), (3), (4) and (5); provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

   Notwithstanding the provisions in clauses (1) through (6), DHI and any principal subsidiary may issue, assume or guarantee secured debt, which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with all other such debt does not exceed 15% of the net tangible assets (as defined below), as shown on a consolidated balance sheet, as of a date not more than 90 days prior to the proposed transaction.

   "Net tangible assets" means, as of any date of determination, the total amount of all of DHI's assets, determined on a consolidated basis in accordance with generally accepted accounting principles as of such date, less the sum of:

  (a) DHI's consolidated current liabilities, determined in accordance with generally accepted accounting principles; and

  (b) DHI's assets that are properly classified as intangible assets in accordance with generally accepted accounting principles, except for any intangible assets which are distribution or related contracts with an assignable value.

   "Principal property" means any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the board of directors of DHI is not of material importance to the business conducted by DHI and its consolidated subsidiaries taken as a whole.

   "Principal subsidiary" means any subsidiary of DHI which owns a principal property.

Lessee Covenants

   Each lessee will be subject to the following covenants contained in each of the participation agreements.

Merger or Consolidation; Transfer of Assets as an Entirety,

   The lessee will not consolidate with or merge into any other person, or convey, transfer, lease or sell its properties or assets substantially as an entirety to any person or persons in one or a series of transactions unless immediately after giving effect to such transaction each of the following is satisfied:

  (1) no significant lease default or lease event of default shall have occurred and be continuing;

  (2) the person resulting from such consolidation, surviving in such merger or succeeding to such properties and assets, if other than the lessee, shall be a corporation, limited liability company, partnership or trust and shall be organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia;

  (3) such resulting, surviving or succeeding person, if other than the lessee, shall execute and deliver to the applicable owner participant, owner lessor, lessor manager, indenture trustee and the pass through trustee an assumption agreement in form and substance reasonably satisfactory to each of such parties, by which such person shall assume all of the lessee's obligations under the participation agreement and each other operative document to which the lessee is then a party;

  (4) so long as the guarantee is in effect, DHI, as guarantor, shall have affirmed its obligations thereunder; and

  (5) each of the applicable owner participant, owner lessor, lessor manager and indenture trustee shall have received an officer's certificate of the lessee reasonably acceptable to each of such parties stating that the proposed merger, consolidation, conveyance, transfer, lease or sale complies with the foregoing provisions and a satisfactory opinion of counsel reasonably acceptable to each of such parties relating to the items specified in these provisions. The pass through trustee shall receive a copy of such officer's certificate and opinion.

Events of Default and Certain Rights Upon an Event of Default

   An event of default under the pass through trust agreements (an "event of default") is defined as the occurrence and continuance of an event of default under any of the indentures (an "indenture event of default"). For a description of the indenture events of default, see "Description of the Operative Documents--Description of the Lessor Notes--General." Under each indenture, the related owner lessor has the right under certain circumstances to cure indenture events of default that result from the occurrence of an event of default under the related lease (a "lease event of default"). If the owner lessor chooses to exercise such cure right, the indenture events of default and consequently the event of default will be deemed to be cured. See "Description of the Operative Documents."

   Each pass through trust agreement provides that so long as an indenture event of default shall have occurred and is continuing, upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust, the pass through trustee shall vote a corresponding majority of such lessor notes in favor of directing the indenture trustee to declare the unpaid principal amount of such lessor notes then outstanding and any accrued and unpaid interest on such lessor notes to be due and payable and to exercise the remedies provided in the indenture and consistent with the terms of the indenture.

   Each indenture provides that, if an indenture event of default shall occur and be continuing thereunder, the indenture trustee will declare the unpaid principal amount of the lessor notes issued under such indenture to be due and payable, together with any accrued and unpaid interest thereon, upon the instructions of the holders of a majority in aggregate principal amount of such lessor notes outstanding. Each indenture further provides that, if an indenture event of default shall occur and be continuing thereunder, the holders of a majority in aggregate principal amount of the lessor notes issued under such indenture outstanding may direct the indenture trustee with respect to the exercise of remedies thereunder. See "Description of the Operative Documents-- Description of the Lessor Notes--Remedies." Accordingly, the ability of the holders of the certificates issued by one pass through trust to cause the indenture trustee to accelerate the lessor notes issued under the applicable indenture or to exercise remedies applicable under such indenture will depend, in part, upon the proportion between the aggregate principal amount of the lessor notes issued under such indenture and held in such pass through trust and the aggregate principal amount of all lessor notes issued under the indentures and held in the other pass through trust. Each pass through trust holds lessor notes with different terms from the lessor notes held in the other pass through trust and therefore the certificateholders of one pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trust. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any such pass through trust, the pass through trustee could be faced with a potential conflict of interest upon an indenture event of default.

   As an additional remedy, if an indenture event of default shall have occurred and be continuing, the pass through trust agreements provide that the pass through trustee, upon the direction of the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust, shall sell all or part of the lessor notes that are held in such pass through trust for cash to any person. In addition, if the owner lessor or the owner participant elect to purchase or redeem the lessor notes upon the occurrence and continuance of an indenture event of default, the pass through trustee shall sell the lessor notes held in the related pass through trust to the owner lessor or the owner participant at a price equal to the unpaid principal amount thereof, together with accrued but unpaid interest and all other sums then due and payable, but without premium, to the pass through trustee as holder of the lessor notes. Any proceeds received by the pass through trustee upon any such sale shall be deposited in the special payments account with respect to such pass through trust and shall be distributed to the certificateholders with respect to such pass through trust on a special distribution date.

   Any amount distributed to the pass through trustee by the indenture trustee on account of the lessor notes held in the related pass through trust following an indenture event of default shall be deposited in the special

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payments account with respect to such pass through trust and shall be distributed to the certificateholders of such trust on a special distribution date. In addition, if, following an indenture event of default, any owner lessor or any owner participant exercises its option to purchase the outstanding lessor notes held in the related pass through trust, the purchase price paid by the owner lessor or the owner participant to the pass through trustee shall be deposited in the special payments account with respect to such pass through trust and shall be distributed to the relevant certificateholders on a special distribution date.

   Any payments received on account of partial or full prepayment on the lessor notes with respect to any lessor notes in default that are held in a pass through trust, or the proceeds from the sale by the pass through trustee of any such lessor notes held in the special payments account for such pass through trust shall, to the extent practicable, be invested by the pass through trustee in permitted government investments pending the distribution of such funds on a special distribution date. Permitted government investments are obligations of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States maturing in not more than 60 days (or such lesser time as is required for the distribution of any such funds on a special distribution date). The pass through trustee is prohibited from selling any permitted government investment prior to its maturity.

   Each pass through trust agreement provides that the pass through trustee shall, within 90 days after the occurrence of a default (as defined below), give to the certificateholders, at any time that the certificates become subject to the Trust Indenture Act of 1939, the lessees, the owner lessor and the indenture trustee notice of all uncured or unwaived defaults under the related pass through trust agreement actually known to a responsible officer of the pass through trustee. Except in the case of default in the payment of principal, premium, if any, or interest on any of the lessor notes held in such pass through trust, the pass through trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of the related certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any event of default under the related pass through trust agreement, except that in determining whether any event of default has occurred any grace period or notice in connection therewith shall be disregarded.

   Each pass through trust agreement contains a provision entitling the pass through trustee, subject to the duty to act with the required standard of care, to be indemnified by the certificateholders before exercising any right or power under the pass through trust agreement at the request of such certificateholders.

   In certain cases, holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust may on behalf of all certificateholders of that pass through trust waive any default or its consequences or may instruct the pass through trustee to vote a corresponding majority of the lessor notes in favor of waiving any default under the applicable indenture and its consequences, except:

  . a default in the deposit of any scheduled payment or special payment or in the distribution of any such payment;

  . a default in payment of the principal of, premium, if any, or interest on, any of the lessor notes; or

  . a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each affected certificateholder.

   The indentures provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the lessor notes may on behalf of all such holders waive any past default or indenture event of default.

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Modification of the Pass Through Trust Agreements

   Each pass through trust agreement contains provisions permitting each lessee and the pass through trustee to enter into a supplemental trust agreement, without the consent of any certificateholders, among other things:

  . to evidence the succession of another corporation to the lessee and the assumption by any such successor corporation of the lessee's obligations under the pass through trust agreement;

  . to add to covenants for the protection of the certificateholders or to surrender any of the lessee's rights or powers;

  . to cure any ambiguity in, or to correct or supplement any provision of, the pass through trust agreement which may be defective or inconsistent with any other provision therein or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising under the pass through trust agreement provided that any such actions will not adversely affect the interests of the certificateholders;

  . to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body;

  . at any time that the certificates shall be subject to the Trust Indenture Act of 1939, to modify, eliminate or add to the provisions of the pass through trust agreement to such extent as will be necessary to qualify or continue the qualification of the pass through trust agreement (including any supplement thereto) under the Trust Indenture Act of 1939;

  . to add, eliminate or change any provision of the pass through trust agreement that is ministerial or administrative and will not adversely affect the interests of the certificateholders; or

  . if necessary in the lessee's opinion, to provide for the issuance of exchange certificates as contemplated by the registration rights agreement.

   Each pass through trust agreement also contains provisions permitting each lessee and the pass through trustee, with the consent of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass through trust, to execute supplemental trust agreements adding provisions to or changing or eliminating any of the provisions of the pass through trust agreement or modifying the rights of the certificateholders, except that no such supplemental trust agreement may, without the consent of each certificateholder so affected, do any of the following:

  . reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments with respect to the lessor notes held in the pass through trust, or distributions in respect of any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any such payment when due;

  . permit the disposition of any lessor note, permit the creation of a lien on the pass through trust or otherwise deprive any certificateholder of the benefit of ownership of the lessor note, except as provided in the pass through trust agreement; or

  . reduce the percentage of the aggregate interest of the pass through trust that is required to approve any supplemental trust agreement or reduce the percentage required for any waiver provided for in the pass through trust agreement.

   Moreover, no such supplemental trust agreement shall be entered into unless the pass through trustee shall have received an opinion of counsel that such supplemental trust agreement will not cause the pass through trust to become taxable as an "association" or be taxable as other than a pass through entity for federal income tax purposes.

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Termination of the Pass Through Trusts

   Each lessee's obligations and those of the pass through trustee created by the applicable pass through trust agreement, and the related pass through trust, will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to the pass through trust agreement and the disposition of all property held in the applicable pass through trust. The pass through trustee will mail to each certificateholder of record notice of the termination of the related pass through trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such pass through trust. The final distribution to any certificateholder will be made only upon surrender of such certificateholder's certificates at the office or agency of the pass through trustee specified in such notice of termination.

The Pass Through Trustee

   Initially, The Chase Manhattan Bank is the pass through trustee for each pass through trust. The pass through trustee and any of its affiliates may hold certificates in their own names. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the pass through trust agreements, the certificates, the lessor notes, the indentures, the leases or other operative documents. Initially, The Chase Manhattan Bank also is the indenture trustee for the lessor notes issued with respect to each interest under the indentures.

   The pass through trustee may resign at any time, in which event the lessees will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as such under a pass through trust agreement or becomes incapacitated or insolvent, the lessees (or the owner lessor if a lease event of default has occurred and is continuing) may remove the pass through trustee, or any certificateholder which has held such certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee and appointment of a successor trustee for a pass through trust does not become effective until acceptance of the appointment by the successor trustee.

   Each pass through trust agreement provides that the lessees will pay the pass through trustee's fees and expenses. In addition, with certain exceptions, the lessees will also indemnify the pass through trustee for any loss, liability or expense arising out of or in connection with the acceptance or administration of the related pass through trust.

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                     DESCRIPTION OF THE OPERATIVE DOCUMENTS

Description of the Lessor Notes

General

   The initial lessor notes were issued in two series (or tranches) under two separate indentures between the applicable owner lessor and The Chase Manhattan Bank, as indenture trustee.

   Each owner lessor leased its interest in the respective facility and the related ground interest to the applicable lessee pursuant to the lease and the site sublease to which it is a party. Each lessee is obligated to make rental and other payments to the applicable owner lessor under the lease in amounts that are sufficient to pay the principal of, premium, if any, and interest on the related lessor notes when and as due and payable (except principal and interest payable upon an indenture event of default that is not caused by a lease event of default). However, the lessor notes are not obligations of, or guaranteed by, the lessee (except in certain circumstances described herein where the lessee may assume the obligations of the applicable owner lessor thereunder). Payments under each lease in excess of the amounts required to make required payments on the applicable lessor notes are paid by the indenture trustee to the applicable owner lessor for distribution to the related owner participant (except in certain cases upon the occurrence of an indenture event of default). Each lessee's payment obligations under the lease and the other operative documents to which such lessee is a party are its general obligations.

   During the occurrence and continuance of an indenture event of default, the indenture trustee shall withhold periodic lease rent otherwise payable to the applicable owner lessor, provided that such amounts must be returned to the applicable owner lessor within six months from the receipt thereof by the indenture trustee (or in the case of an indenture event of default caused by the applicable lessee's failure to pay the equity portion of periodic lease rent, the date the indenture trustee is permitted to exercise remedies as described in the third paragraph of the section "Remedies" below), unless (i) the indenture trustee has declared the unpaid principal of all lessor notes due and payable (or such amounts shall have automatically become due and payable) except where the indenture trustee is not permitted to pursue remedies as described in the second paragraph of the section "Remedies" below, and the indenture trustee is diligently pursuing any dispossessory remedies under the related indenture, or (ii) any other indenture event of default shall have occurred during the intervening period and be continuing, in which case, such six-month period will be restarted from the date such other indenture event of default shall have occurred. Upon the cure or waiver of such indenture event of default, withheld periodic lease rent shall be distributed to the applicable owner lessor and no further withholding of periodic lease rent on account of such indenture event of default shall be effected.

   An "indenture event of default" under an indenture will occur upon:

  (a) the occurrence and continuance of a lease event of default (other than (i) a lease event of default as a result of nonpayment with respect to certain customary excepted payments reserved to the trust company, the owner lessor or the owner participant (the "excepted payments") and
      (ii) a lease event of default in consequence of the lessee's failure to maintain the insurance required under the lease so long as the insurance maintained by the lessee still constitutes prudent industry practice, unless, in either case, such lease event of default is deemed to constitute an indenture event of default by both of the applicable owner lessor and indenture trustee);

  (b) the owner lessor's failure (other than as a result of a lease event of default) to pay principal, interest or any premium when due under the lessor notes that continues unremedied for five business days or the owner lessor's failure to pay other amounts due under any lessor note or the related indenture that continues unremedied for 30 business days after receipt of written demand from the indenture trustee;

  (c) any material representation or warranty made by the owner participant or the owner lessor in the related indenture or in any other operative document to which it is a party, or by any owner participant guarantor in its owner participant guarantee, shall prove to have been incorrect when made

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

     or when deemed made in any material respect and shall continue to be material and unremedied for a period of 30 days after receipt by such party of written notice thereof from the indenture trustee; provided that, if such misrepresentation or breach of warranty cannot be remedied within such 30-day period, such period may be extended up to an additional 120 days so long as such party diligently pursues such remedy, and such condition is reasonably capable of being remedied within such additional 120-day period;

  (d) failure by the owner lessor to observe or perform any material covenant contained in the related indenture or in any other operative document to which it is a party (other than with respect to the exempt facilities agreement) or failure of the owner participant to observe or perform any material covenant contained in any operative document to which it is a party, or failure of any owner participant guarantor to observe or perform any material covenant or obligation of such owner participant guarantor contained in any owner participant guarantee, which failure remains unremedied for a period of 30 days after written notice thereof; provided, however, that if such failure is capable of being remedied, such period shall be extended up to an additional 180 days, so long as such party diligently pursues such remedy, and such condition is reasonably capable of being remedied within such additional 180-day period; and

  (e) customary events of bankruptcy and insolvency, whether voluntary or involuntary, with respect to the owner participant, any owner participant guarantor or the owner lessor under the applicable indenture, provided that any such event commenced involuntarily shall be continuing 60 days after the commencement thereof.

Remedies

   Each indenture provides that the indenture trustee may exercise certain specified remedies and all remedies available to it at law, including acceleration of the lessor notes, if an indenture event of default has occurred and is continuing. These specified remedies include, in circumstances where a lease event of default under the related lease has occurred, remedies with respect to the interest in the applicable facility and ground interest afforded to the applicable owner lessor by such lease for lease events of default thereunder. Such remedies may be exercised by the indenture trustee to the exclusion of the applicable owner lessor, owner participant and lessee. A sale of the applicable facility and ground interest upon the exercise of such remedies will be free and clear of any right of those parties (other than, in certain cases, rights of redemption provided by law), including the lessee's rights under such lease.

   Upon the occurrence of an indenture event of default arising out of a lease event of default, if the indenture trustee, acting at the instruction of noteholders holding in aggregate more than 50% of the total outstanding principal amount of the lessor notes issued pursuant to the indenture ("majority in interest of noteholders"), exercises any remedy under the applicable indenture which could or would divest the owner lessor of its interest in the facility or the ground interest subject thereto, such indenture trustee shall at the same time, if it is then entitled to do so under the applicable lease and is not then stayed or otherwise prevented from doing so by operation of law, exercise one or more of the remedies to dispossess the lessee of the applicable interest; provided that, if the indenture trustee is then stayed or otherwise prevented by operation of law from exercising such remedies, the indenture trustee will not divest the owner lessor of title or any portion of the indenture estate until the earlier of
(i) the expiration of the 180-day period following the commencement of such stay or other prevention or (ii) the date of repossession of the applicable interest under the lease.

   In the event of any default by the lessee under clause (1) of the definition of lease event of default specified below with respect to the payment of the equity portion only of periodic rent, the indenture trustee shall not, so long as no other indenture event of default arising out of a lease event of default shall have occurred and be continuing, be entitled to exercise remedies under the applicable indenture for a period of 180 days unless the applicable owner lessor or owner participant consents to the declaration of a lease event of default by the indenture trustee.


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

   Prior to the exercise of remedies under the applicable indenture that would involve the sale, lease or other transfer of the respective facility to any person other than the applicable owner lessor or lessee (including to the indenture trustee in connection with a repossession of the facility), the indenture trustee shall, or shall cause any third party transferee to, (i) give required notice of such sale or other transfer to Central Hudson Gas & Electric Corporation as required by the exempt facilities agreement, (ii) obtain any required consent under the interconnection agreement, and (iii) become party to, or enter into agreements substantially similar to, each of the following:
(a) the exempt facilities agreement; (b) assignment and reassignment of facilities agreement; and (c) the facilities sharing agreement.

Purchase of Lessor Notes

   All lessor notes outstanding under the applicable indenture may be purchased by the owner lessor, at a price equal to the principal amount thereof, together with interest accrued to and unpaid on the date of such purchase, and outstanding fees and expenses owed to or incurred by the indenture trustee (but excluding any make whole premium (as defined below)), upon the occurrence of any of the following events:

  . a continuing lease event of default shall be continuing for 90 days without the acceleration of the related lessor notes or the exercise of dispossessory remedies;

  . the lessor notes becoming due prior to the stated maturity thereof as the result of an indenture event of default; or

  . the indenture trustee has notified the related owner lessor that it intends to exercise dispossessory remedies under the related indenture provided such owner lessor effects such election within 30 days of receipt of notice from the indenture trustee.

   Upon such purchase, the owner lessor shall assume the certificateholder's obligations under the relevant participation agreement and the indenture.

Redemption of Lessor Notes

   The lessor notes are subject to redemption under the circumstances set forth below. The pass through trustee will make distributions to the certificateholders of each pass through trust related to the lessor notes being redeemed on the date and in the amount paid in respect of the redemption of such lessor notes.

Optional Redemption with Make Whole Premium

   The certificates are subject to prepayment upon an optional redemption of a complete tranche of lessor notes related to a facility. Holders shall receive an amount equal to the aggregate unpaid principal amount of all lessor notes being redeemed, together with accrued and unpaid interest on the lessor notes to the date of their payment, plus a make whole premium (as defined below).

Mandatory Redemption with Make Whole Premium

   All lessor notes outstanding under an indenture are subject to mandatory redemption in whole or in part (as described below), at the principal amount thereof, together with interest accrued to and unpaid on the prepayment date, plus a make whole premium (as defined below), upon the occurrence of any of the following events:

  (a) the lessee's termination of a lease in whole with respect to a facility or in part with respect to a unit in circumstances where an event has occurred which, in its good faith judgment, will cause the facility or such unit to become economically or technologically obsolete (other than as a result of a change in law or the requirement by a governmental entity of significant capital improvements); or

  (b) the lessee's termination of a lease in whole with respect to a facility in circumstances where the facility is surplus to its needs or is no longer useful in its business.

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   "Make whole premium" means an amount equal to the discounted present value calculated for any lessor note subject to redemption pursuant to the applicable indenture less the unpaid principal amount of such lessor note; provided that the make whole premium shall not be less than zero. For purposes of this definition, the "discounted present value" of any lessor note subject to redemption pursuant to the applicable indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such lessor note after the date of such redemption, calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such lessor note and trading in the secondary market at the price closest to par, and (ii) fifty (50) basis points (0.50%); provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such lessor note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two (2) U.S. Treasury securities having average lives most closely corresponding to the remaining life of such lessor note and trading in the secondary market at the price closest to par.

Mandatory Redemption Without Premium

   The lessor notes outstanding under an indenture will be redeemed in whole or in part (as described below) by the applicable owner lessor, at the principal amount thereof, together with the interest accrued to and unpaid on the prepayment date but without any premium, in whole or, to the extent set forth in clause (a) or (d), in part, in the event of:

  (a) the lessee's termination of a lease in whole with respect to the facility or in part with respect to a unit upon the occurrence of an event of loss with respect to the facility or such unit (other than a regulatory event of loss (as defined below)), such redemption to be, in the case of the facility, in whole with respect to all lessor notes issued under the related indenture or, in the case of a unit, in part in an amount equal to the product of the relevant unit percentage for such unit and the outstanding principal amount of all lessor notes issued under the related indenture;

  (b) the lessee's termination of a lease in whole as a result of a regulatory event of loss (as defined below), such redemption to be in whole with respect to all lessor notes issued under the related indenture;

  (c) the lessee's termination of a lease in whole (i) if a change in law causes it to become illegal for the lessee to continue the lease or to make payments under such lease and the other related operative documents and the transactions contemplated by the operative documents cannot be restructured to comply with such change in law, or (ii) as a result of its becoming obligated to pay an indemnity under the related operative documents in an amount in excess of three percent of the aggregate purchase price for such facility, such redemption to be in whole with respect to all lessor notes issued under the related indenture; or

  (d) the lessee's termination of a lease in whole with respect to a facility or in part with respect to a unit, if such unit becomes economically or technologically obsolete as a result of a change in applicable law, regulation or tariff of general application, or imposition by FERC or any other governmental entity having or claiming jurisdiction over the lessee or the facility of any conditions or requirements including requiring significant capital improvement to such unit, such redemption to be, in the case of the facility, in whole with respect to all lessor notes issued under the related indenture or, in the case of a unit, in part in an amount equal to the product of the unit percentage for such unit and the outstanding principal amount of the lessor notes issued under the related indenture.

   "Relevant unit percentage" means 36.5% per unit 3 of the Danskammer facility, 63.5% per unit 4 of the Danskammer facility, 50% per unit 1 of the Roseton facility and 50% per unit 2 of the Roseton facility.

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Owner Lessor's Right to Cure

   The applicable owner lessor may, but is not obligated to, pay an amount equal to all of the outstanding principal, accrued interest and other amounts payable with respect to the outstanding lessor notes if a lease event of default in the payment of any installment of periodic lease rent due under the applicable lease shall have occurred and no more than 10 business days shall have passed since the earlier of (a) receipt by the owner lessor and the owner participant of written notice thereof or (b) the owner lessor and the owner participant acquiring actual knowledge of the occurrence of such lease event of default. If any other lease event of default occurs and the owner lessor shall have been furnished by the owner participant with all funds necessary for remedying such lease event of default, the owner participant may within 10 business days of receipt by the owner lessor and the owner participant of written notice of such lease event of default, instruct the owner lessor and the owner participant to exercise the owner lessor's right to perform payment obligations on the lessee's behalf as provided in the applicable lease.

   The owner participant shall not, so long as the related indenture has not been terminated, attempt to recover amounts paid by it on the lessee's behalf except by demanding payment of such amount from such lessee or by commencing an action at law against such lessee. The owner lessor shall not have a right to cure any default in the payment of periodic lease rent if such cure has been exercised already with respect to (a) four consecutive payments of periodic lease rent immediately preceding the date of such default or (b) eight payments in total of periodic lease rent.

Assumption of Lessor Notes by Lessee

   So long as no lease event of default or significant lease default has occurred and is continuing after giving effect to such assumption, upon the termination of a lease by the applicable lessee as a result of (i) a regulatory event of loss, (ii) it having become illegal for the lessee to continue the lease or make payments under the lease and the other operative documents, or
(iii) the lessee becoming obligated to pay an indemnity under the operative documents in an amount in excess of 3% of the purchase price of the applicable facility, and, in each case, upon the assumption by the lessee of the applicable facility, the lessee shall have the option to assume the lessor notes relating to such facility on a fully recourse basis. As a condition to such assumption,

  (1) the indenture trustee shall have received an opinion of counsel of the lessee to the effect that, among other things, (i) the assumption agreement and the applicable lessor notes constitute the legal, valid and binding obligations of the lessee, subject to certain exceptions,
      (ii) holders will not recognize income, gain or loss for U.S. federal tax purposes as a result of the assumption (unless the lessee shall have provided an indemnity to such holders for any resulting potential adverse tax consequences in form and substance reasonably acceptable to the indenture trustee), and (iii) the lien of the lease indenture shall continue to be a first priority perfected lien on the collateral; and

  (2) DHI, as guarantor, shall (i) agree to unconditionally guarantee the lessor notes and the indemnity given in clause (ii) above, if any, on a senior unsecured basis pursuant to a guarantee in form and substance reasonably satisfactory to the indenture trustee, and (ii) furnish to the indenture trustee an opinion or opinions of counsel of DHI to the effect that (a) such guarantee has been duly authorized, executed and delivered on behalf of DHI, (b) no regulatory approval is necessary or required in connection therewith (or if any such regulatory approval is necessary or required, that the same has been duly obtained and is in full force and effect), (c) such guarantee constitutes the legal, valid and binding obligation of DHI, enforceable in accordance with its terms, subject to certain exceptions, and (d) addressing such other issues as the indenture trustee shall reasonably request.

Assumption of Lessor Notes by Owner Participant

   Upon the occurrence and during the continuance of an indenture event of default caused by a lease event of default, the owner participant shall have the right, but not the obligation, to assume the lessor notes in whole, but not in part, on a fully recourse basis as joint obligor (with the owner lessor), if, after giving effect to

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such assumption, the lessor notes shall be rated at least Baa2 by Moody's and
BBB+ by S&P, provided that the conditions set forth in the related indenture are satisfied. Such conditions include that:

  (1) at such time, (i) the owner participant is a direct or indirect wholly owned subsidiary of, and (ii) the owner participant guarantor either is, or is a direct or indirect wholly owned subsidiary of, PSEG Resources Inc.;

  (2) after giving effect to such assumption, no indenture event of default shall have occurred and be continuing; and

  (3) either (i) the indenture trustee and the pass through trustee receive an opinion of counsel of a nationally-recognized law firm in form and substance reasonably satisfactory to the indenture trustee stating that holders will not recognize income, gain or loss for U.S. federal tax purposes as a result of the assumption, or (ii) the owner participant shall have provided an indemnity to such holders for any resulting potential adverse tax consequences in form and substance reasonably acceptable to the indenture trustee.

   Upon the conditions for an assumption being satisfied, the lien of the indenture shall be terminated solely with respect to the owner lessor's right, title and interest to the lease (and all rent thereunder) and the owner participant and the owner lessor (to the exclusion of the indenture trustee) may exercise all rights of the owner lessor under the lease.

Modification of Operative Documents

   An indenture trustee may, if so directed by the majority in interest of noteholders, execute a supplement to the related indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the indenture as specified in the request; provided, however, that, without the consent of the noteholders representing 100% of the outstanding principal amount of the lessor notes, no such amendment of or supplement to any indenture estate document, and no waiver or modification of the terms of any thereof, shall:

  .  modify certain definitions in the indenture documents;

  . change the amount or the time of payment of any amount owing or payable under any related lessor note or change the rate or manner of calculation of interest payable on any related lessor note;

  . alter or modify the provisions with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the holders of the related lessor notes and the related owner lessor;

  . reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of and interest on all such lessor notes) or extend the time of payment of periodic lease rent or termination value except as expressly provided in the related lease, or change any of the circumstances under which periodic lease rent or termination value is payable; or

  . consent to any assignment of the lease or the guarantee (except to effect an assumption of the lease by the lessee expressly permitted by the participation agreements), if in connection therewith the lessee or the guarantor, as applicable, will be released from its obligations thereunder, or release the lessee from its obligations to pay periodic lease rent or termination value.

   Without the consent of any noteholders but only after notice thereof shall have been sent to the noteholders and with the consent of the applicable owner lessor, the indenture trustee shall enter into any indenture or indentures supplemental to the related indenture or execute any amendment, modification, supplement, waiver or consent with respect to any other operative document:

  . to evidence the succession of another person as an owner lessor manager or the appointment of a co-manager or to evidence the succession of another person as the indenture trustee, the removal of

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     the indenture trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees;

  . to correct, confirm or amplify the description of any property at any time subject to the lien of the applicable indenture or to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  . to provide for any evidence of the creation and issuance of any additional lessor notes and to establish the form and the terms of such additional lessor notes;

  . to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, the related indenture or any other operative document in any manner that will not in the judgment of the indenture trustee materially adversely affect the interests of the related noteholders;

  . to grant or confer upon the indenture trustee for the benefit of the related noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with the indenture;

  . to add to or modify the covenants or agreements to be observed by the applicable lessee or the owner lessor and which are not contrary to the related indenture, to add indenture events of defaults for the benefit of noteholders or surrender any right or power of the applicable owner lessor, provided it has consented thereto;

  . to effect the assumption of any or all of the lessor notes by the applicable lessee or DHI in accordance with the related indenture;

  . to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body;

  . to modify, eliminate or add to the provisions of any operative documents to such extent as shall be necessary to qualify or continue the qualification of the indentures or the pass through trust agreements (including any supplements thereto) under the Trust Indenture Act of 1939, or any similar federal statute enacted after the closing date, and to add to the indentures such other provisions as may be expressly required or permitted by the Trust Indenture Act of 1939;

  . to effect the assumption of the lessor notes by the owner participant in accordance with the terms of the indenture;

  . subject to certain provisions of the lease, to adjust periodic lease rent, termination value and certain other amounts; and

  . to effect any indenture or indentures supplemental to the related indenture or any amendment, modification, supplement, waiver or consent with respect to any other operative document, provided such supplemental indenture, amendment, modification, supplement, waiver or consent shall not adversely affect the interest of the related noteholders in any material respect as confirmed in an officer's certificate of the applicable lessee.

Security

   The lessor notes issued by each owner lessor are secured by a first priority security interest in and mortgage lien on certain property or other collateral granted to the indenture trustee, which is referred to as the indenture estate. The indenture estate includes such owner lessor's interest in the applicable facility and ground interest and its rights under the related lease, including the right to receive payments of any kind thereunder, the site sublease and the ground interest thereunder and all payments of any kind thereunder, the fixtures, the facility deed, the facility bill of sale, certain other agreements related to the operation of the facility and the interest, and all and any interest in any property now or hereafter granted to the owner lessor pursuant to any

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

provision of the site lease, facility lease or the site sublease, the guarantee and each other operative document to which the applicable lessee is a party.

   So long as no indenture event of default shall have occurred and be continuing under the indenture, the applicable owner lessor is entitled to exercise all of the rights of the owner lessor under the related operative documents, subject to certain specific exceptions (including with respect to amendments, waivers, modifications and consents under specified provisions of certain of the operative documents). The owner lessor's rights, however, do not include the right to receive payments of periodic lease rent and certain other amounts due under the related lease, which payments are made directly to the indenture trustee. The assignment by the owner lessor to the indenture trustee of its rights under the documents constituting the indenture estate also excludes certain rights of the owner lessor, including rights relating to indemnification by the lessee for certain matters and insurance proceeds payable to the owner lessor under liability insurance maintained by the lessee under the lease.

   Funds, if any, held from time to time by the indenture trustee pursuant to the indenture are invested and reinvested by the indenture trustee, at the direction and at the expense of the applicable lessee in permitted investments.

Limitation of Liability

   The lessor notes are not obligations of, or guaranteed by, the lessees, the owner participants, the owner participant guarantor or the owner lessors. None of the owner lessors, the owner participants, the owner participant guarantor or the indenture trustee, or any of their respective affiliates, are personally liable to any holder of a lessor note or, in the case of the owner lessors, any owner participants or the owner participant guarantor, to the indenture trustee for any amounts payable under any lessor notes or, except as provided in the applicable indenture, for any liability under such indenture. All payments of principal of, premium, if any, and interest on the lessor notes (other than payments made in connection with an optional redemption or purchase by the applicable owner lessor or owner participant) are made only from the assets subject to the lien of the related indenture or the income and proceeds received by the indenture trustee therefrom (including periodic lease rent payable by the lessees under the related leases).

   Except as otherwise provided in the indenture, neither the owner lessor nor the owner participant nor the owner participant guarantor shall be answerable or accountable under any indenture or lessor notes under any circumstances except for:

  . its own willful misconduct or gross negligence not caused by a breach of warranty, covenant or representation in any operative document by one of the lessees or its affiliates;

  . misrepresentation or breach of warranty in any operative document or breach of covenant thereunder insofar as not attributable to a breach of any covenant, representation or warranty by one of the lessees or its affiliates contained in any operative document; and

  .  certain other limited acts or omissions.

The Leases

   Each lessee has entered into one lease that relates to the Danskammer facility or the Roseton facility, respectively.

Term and Rent

   The term of each lease, which is referred to as the respective lease term, commenced on May 8, 2001, and terminates on February 8, 2035 for the Roseton facility and on May 8, 2031 for the Danskammer facility. Each lessee has the right to renew the related lease for one or more renewal lease terms.


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   During the lease term and during any renewal lease terms, rent will be paid on each May 8 and November 8, commencing on November 8, 2001, which are referred to as rent payment dates.

Use and Maintenance

   Each lessee has covenanted:

  (1) to cause the respective facility to be maintained in at least the same condition, repair and working order as when delivered, ordinary wear and tear excepted, (a) in all material respects in accordance with prudent industry practice (as defined below), (b) in compliance with all applicable material laws, rules and regulations of any governmental body having jurisdiction, including, without limitation, all material environmental protection, pollution and safety laws, unless such noncompliance (i) is not reasonably likely to have a material adverse effect on the lessees, DHI and their subsidiaries taken as a whole or involve any danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, the facility or the impairment of the use, operation or maintenance of the facility in any material respect, and
      (ii) could not result in any criminal liability being incurred by, or could not reasonably be expected to have any material adverse effect on the interests of, the owner participant (or any of its affiliates) or the owner lessor, including subjecting the owner participant (or any affiliate thereof) or the owner lessor to regulation as a public utility under applicable law, and (c) in accordance with the terms of all insurance policies required to be maintained under the applicable lease; and

  (2) to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof all as in the lessee's reasonable judgment may be necessary in each case, so that the respective facility may be operated in accordance with its intended purpose.

   In the ordinary course of maintenance, service, repair or testing of the facility or any component thereof, each lessee or its operator, at no cost to the applicable owner lessor, may remove or cause to be removed any components of the respective facility so long as the lessee:

  (1) causes such component to be replaced by replacement components, which will be free and clear of all liens (other than permitted liens) and in as good operating condition as that of the component replaced (assuming that the component replaced was maintained in accordance with the applicable lease); and

  (2) causes such replacement to be performed in a manner which does not materially diminish the current value, residual value, utility or remaining useful life of the facility or cause the facility to become "limited-use" property.

   Notwithstanding the foregoing, if a lessee or its operator has determined that any parts, components or portion of the respective facility are surplus or obsolete, such parts, components or portion may be removed without being replaced as long as such removal would not diminish the current value, residual value, utility or remaining useful life of the facility by more than a de minimis amount or cause the facility to become "limited-use" property.

   "Prudent industry practice" means, at a particular time, either (1) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (2) with respect to any matter to which the practices referred to in clause (1) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generating business practices, reliability, safety and expedition. "Prudent industry practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of insurance policies or governmental bodies of competent jurisdiction.

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

Modifications to the Facilities

   Each lessee has the right, without the consent of the pass through trustee, the applicable indenture trustee, owner lessor or owner participant, to make or cause to be made, without expense to such owner lessor, modifications, alterations, additions and improvements (which are referred to as modifications) to the respective facility as such lessee considers desirable in the proper conduct of its business. Each lessee will cause modifications to be made as may be required by any applicable law, rule or regulation, by any agency or authority having jurisdiction, which are referred to as required modifications. Except for required modifications, each lessee will prevent any modification from being made that would decrease by more than a de minimis amount the then current value, residual value, utility (other than with respect to modifications for pollution control equipment) or remaining useful life of the respective facility or cause the facility to become "limited-use" property.

   Modifications that can be removed, without causing material damage to the facility that cannot be readily repaired, except for modifications that are also required modifications and modifications financed through the related lease, will remain the lessee's property. All required modifications, modifications that cannot be removed without causing material damage to the facility and modifications financed through the applicable lease will automatically, upon being affixed to the respective facility, become the property of the applicable owner lessor and be subject to the applicable lease and the lien of the applicable indenture.

   If a lessee elects to finance modifications to the facility through the applicable lease, the applicable owner participant will be given the opportunity to finance and will consider in its sole discretion financing such modifications in whole or in part with additional equity. The lessee is not obligated to accept, nor will an owner participant be obligated to provide, any such additional equity financing. Notwithstanding the foregoing, however, at the lessee's request, each owner lessor will cooperate with the respective lessee to finance modifications through the issuance of additional nonrecourse loans under its indenture, subject to the following conditions:

  (1) except with respect to required modifications, there will not be more than one such financing in any calendar year;

  (2) the additional debt will have a final maturity date no later than the later of (a) the maturity of the then existing lessor notes and (b) the date that is two years prior to the last day of the lease term and will be fully repaid out of additional rent, as adjusted pursuant to the applicable lease;

  (3) appropriate adjustments to rent and termination value (determined without regard to any tax benefits associated with such modifications, unless the applicable owner participant is financing such modifications) will be made to protect such owner participant's net economic return;

  (4) no significant lease default or lease event of default under the applicable lease has occurred and is continuing unless the modifications to be constructed with such financing will cure such default, and such modifications will be made in compliance with the applicable operative documents;

  (5) such financing is for an amount, in the aggregate, not less than $20 million, nor greater than 100% of the costs of the modifications being financed, so long as (a) the aggregate balance of all lessor notes never exceeds 87% of the fair market value of the respective facility taking into account such modifications and (b) such fair market value shall, at the request of the owner participant, be determined by an appraiser selected by the lessee and reasonably acceptable to the owner participant;

  (6) the owner participant will have received either (a) a favorable opinion of its tax counsel satisfactory to such owner participant to the effect that such financing creates no incremental tax risk to such owner participant, (b) an indemnity against such risks from the lessee (provided that the lessee or any affiliate thereof that guarantees its obligations in respect of such indemnity meets a defined minimum credit standard) or (c) any other indemnity arrangement satisfactory to such owner participant;


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  (7) the lessee and DHI, as guarantor, will have made or delivered such representations, warranties, covenants, opinions or certificates as the owner participant may reasonably request;

  (8) neither the owner participant nor its equity investor shall suffer any material adverse accounting effect under generally accepted accounting principles as a result of such financing; and

  (9) if the modification disproportionately affects the value of one unit as compared to the other unit, appropriate adjustments, if any, shall be made to the unit percentage for each unit.

   The lessee shall pay, on an after-tax basis, all reasonable costs and expenses incurred by the parties to such transaction in connection with such financing. In addition, the lessee shall pay to the applicable owner participant a fee for each such financing.

   Notwithstanding the prior provisions dealing with the financing of modifications through the related lease, each lessee will, at all times, have the right to fund modifications to the leased assets other than through the lease.

Compliance with Environmental Law

   Each lessee is obligated to comply with all environmental laws applicable to the facility or facility site, unless such noncompliance would not be likely to have a material adverse effect on the lessees, DHI and their subsidiaries taken as a whole or involve any danger of a material foreclosure, sale, forfeiture, loss, imposition of a lien or impairment of the use of the facility, and could not result in a criminal liability for or material adverse effect on the owner participant's or owner lessor's interests.

Sublease

   Each lessee may sublease the respective facility (or a unit thereof) without the consent of the applicable owner lessor, owner participant, indenture trustee or pass through trustee under the following conditions:

  (l) the sublessee (a) is a solvent corporation, partnership, business trust, limited liability company or other person or entity not subject to bankruptcy proceedings, (b) is not involved in material pending and unresolved litigation with the applicable owner participant or any of its affiliates, and (c) is, or its operating and maintenance obligations under the sublease are, guaranteed by, or such obligations are contracted to be performed by, an experienced, reputable operator of United States-based electric generating assets similar to the facility;

  (2) the applicable owner lessor, owner participant, and indenture trustee have received an opinion of counsel, which opinion of counsel will be reasonably acceptable to the recipients, to the effect that all regulatory approvals required to enter into such sublease have been obtained, and the pass through trustee shall have received a copy of, and be permitted to rely upon, such opinion;

  (3) the sublease does not extend beyond the scheduled expiration of the applicable lease term and any renewal lease term then in effect or elected by the lessee (and may be terminated upon early termination of such lease) and is expressly subject and subordinate to the applicable lease;

  (4) all terms and conditions of the applicable lease and the related operative documents remain in effect and the lessee and DHI, as guarantor, remain fully and primarily liable for their obligations under such lease and the related operative documents;

  (5) no significant lease default or lease event of default has occurred and is continuing under the applicable lease or is being created thereby;

  (6) the sublease prohibits further assignment or subletting;

  (7) the sublease requires the sublessee to operate and maintain (or cause to be operated and maintained) the facility in a manner consistent with the applicable lease;

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

  (8) the lessee shall have given the applicable notice, if any, required by the exempt facilities agreement between the lessee and the applicable owner lessor or obtained a waiver thereof;

  (9) the owner participant shall have received either (a) a favorable opinion of its tax counsel satisfactory to such owner participant to the effect that such sublease does not result in any incremental tax risk to such owner participant, (b) an indemnity against such risk from the lessee (provided that the lessee or any affiliate thereof that guarantees its obligations in respect of such indemnity meets a defined minimum credit standard) or (c) any other indemnity arrangement satisfactory to such owner participant; and

  (10) the sublessee does not cause the property to become "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code (unless the lessee makes a payment to the applicable owner participant contemporaneously with the execution of the sublease that in the reasonable judgment of such owner participant compensates such owner participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property").

   As a condition precedent to such sublease, the lessee will provide the applicable owner lessor, owner participant and indenture trustee with all documentation in respect of such sublease prior to entering into such sublease.

Assignment of Lease

   Either lessee may, without the consent of the applicable owner lessor, owner participant, indenture trustee and pass through trustee, assign its lease and other operative documents to which it is a party:

  (1) to an entity which has or which is guaranteed by an entity which has a credit rating equal to or greater than Baa2 by Moody's and BBB+ by S&P, provided that Moody's and S&P shall have confirmed that after giving effect to the proposed assignment the certificates shall be rated at least equal to the Moody's and S&P ratings of the certificates upon issuance; or

  (2) to any other entity, provided that (a) the lessee and DHI, as guarantor, shall remain liable to the owner lessor or any other person under the operative documents, and (b) Moody's and S&P shall have confirmed that the proposed assumption shall not result in a downgrade of the then existing credit rating of the certificates.

   In the case of an assignment made pursuant to the provisions of clause (1) above, the lessee and DHI, as guarantor, shall, upon the transferee's assumption of the lessee's obligations under such lease and the corresponding operative documents, have no further liability or obligation thereunder; provided, however, that in no event shall any such assignment waive or release the lessee or DHI from any liability existing immediately prior to or occurring simultaneously with such assignment. In the case of an assignment made pursuant to the provisions of clause (2) above, the lessee and DHI, as guarantor, shall remain liable under such lease and the related operative documents.

   Assignments of any of the leases or any operative document also shall be subject to satisfaction of the following requirements:

  (1) the applicable owner lessor, owner participant and indenture trustee shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to such recipients, to the effect that all material regulatory approvals required in connection with such transfer or necessary to assume the lessee's obligations under the operative documents (or in connection with the execution and delivery of any guarantee) shall have been obtained;

  (2) such transfer shall be pursuant to an assignment and assumption agreement in form and substance satisfactory to the applicable owner lessor, owner participant and indenture trustee;


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

  (3) the applicable owner lessor, owner participant and indenture trustee shall have received an opinion of counsel, which opinion and counsel are satisfactory to such recipients, as to such assignment and assumption agreement and, if applicable, such guarantee;

  (4) the applicable owner participant shall have received either (a) a favorable opinion of its tax counsel satisfactory to such owner participant, to the effect that such assignment does not result in any incremental tax risk to such owner participant, (b) an indemnity against such risk from the lessee (provided that the lessee or any affiliate thereof that guarantees its obligations in respect of such indemnity meets a defined minimum credit standard) or (c) any other indemnity arrangement satisfactory to such owner participant;

  (5) no lease bankruptcy, payment default or lease event of default shall have occurred and be continuing after giving effect to such transfer;

   (6) the transfer does not cause regulation of the owner participant or the owner lessor as a holding company, an affiliate or subsidiary company of a holding company or as a public utility, an electric utility or a transmitting utility;

   (7) the transfer does not result in a regulatory event of loss;

   (8) unless the applicable owner participant shall have consented to such transfer, neither the transferee nor any of its affiliates shall be involved in material litigation with the owner participant or any of its affiliates; provided, however, that this clause (8) shall not apply to any transfer to an affiliate of the lessee;

   (9) the lessee shall have complied with or obtained an appropriate waiver of the applicable notice requirements in the exempt facilities agreement; and

  (10) the applicable pass through trustee shall have received copies of (a) the opinions referred to in clauses (1) and (3) above and a letter authorizing the pass through trustee to rely on such opinions and (b) the assignment and assumption agreement referred to in clause (2) above.

   The lessee shall pay, on an after-tax basis, all reasonable documented out-of-pocket expenses of the applicable owner lessor, owner participant, indenture trustee and pass through trustee in connection with a proposed assignment, whether or not such assignment is consummated.

Assignment of Guarantees

   DHI, as guarantor, may, without the consent of the applicable owner lessor, owner participant and indenture trustee, assign any guarantee to an entity which has a credit rating equal to or greater than Baa2 by Moody's and BBB+ by S&P, provided that Moody's and S&P shall have confirmed that after giving effect to the proposed assignment the certificates shall be rated at least equal to the Moody's & S&P ratings of the certificates upon issuance.

   In the case of an assignment made pursuant to the provisions above, DHI shall, upon the transferee's assumption of its obligations under such guarantee, have no further liability or obligation thereunder, provided that in no event shall any such assignment waive or release DHI from any liability existing immediately prior to or occurring simultaneously with such assignment.

   Assignments of any of the guarantees also shall be subject to satisfaction of the following requirements:

  (1) the applicable owner lessor, owner participant, indenture trustee and pass through trustee shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to such recipients, to the effect that all material regulatory approvals required in connection with such transfer or necessary to assume the guarantor's obligations under the guarantee shall have been obtained;

  (2) such transfer shall be pursuant to an assignment and assumption agreement in form and substance satisfactory to the applicable owner lessor, owner participant, indenture trustee and pass through trustee;

  (3) the applicable owner lessor, owner participant, indenture trustee and pass through trustee shall have received an opinion of counsel, which opinion and counsel are satisfactory to such recipients, as to such assignment and assumption agreement;

  (4) the applicable owner participant shall have received either (a) a favorable opinion of its tax counsel satisfactory to such owner participant to the effect that such assignment does not result in any incremental tax risk to such owner participant, (b) an indemnity against such risk from the lessee (provided that the lessee or any affiliate thereof that guarantees its obligations in respect of such indemnity meets a defined minimum credit standard) or (c) any other indemnity arrangement satisfactory to such owner participant;

  (5) no lease bankruptcy, payment default or lease event of default shall have occurred and be continuing;

  (6) the transfer does not cause regulation of the owner participant or the owner lessor as a holding company, an affiliate or subsidiary company of a holding company or as a public utility, an electric utility or a transmitting utility;

  (7) the transfer does not result in a regulatory event of loss;

  (8) unless the applicable owner participant shall have consented to such transfer, neither the transferee nor any of its affiliates shall be involved in material litigation with the owner participant or any of its affiliates; and

  (9) the applicable pass through trustee shall have received copies of (a) the opinions referred to in clauses (1) and (3) above and a letter authorizing the pass through trustee to rely on such opinions and (b) the assignment and assumption agreement referred to in clause (2) above.

   The lessee shall pay, on an after-tax basis, all reasonable documented out-of-pocket expenses of the applicable owner lessor, owner participant, indenture trustee and pass through trustee in connection with such proposed assignment, whether or not such assignment is consummated.

Transfer of DHI's Interest in the Lessees

   DHI may directly or indirectly sell or otherwise transfer all or any portion of its interest in either lessee at any time. In connection with any such sale or transfer, DHI shall, except as provided above, remain primarily liable under the applicable guarantee.

Liens

   Each lessee has agreed not, directly or indirectly, to create, incur, assume or suffer to exist any liens or other encumbrances on the respective facility (or any component thereof), facility site, and certain other facilities and/or equipment used in connection with the operation of the facility, or any operative document or the applicable owner participant's interest therein, except for permitted liens (as defined below).

   The owner participants have severally agreed not to create, incur, assume or suffer to exist any lien or encumbrance on the related collateral arising as a result of (1) claims against or any act or omission of such owner participant that is not related to, or is in violation of, any applicable operative document or the transactions contemplated thereby, or that is in breach of any covenant or agreement of such owner participant set forth therein, (2) taxes against such owner participant for which it is not indemnified by the lessee pursuant to the operative documents, or (3) claims against or affecting such owner participant arising out of the voluntary or involuntary transfer by such owner participant (other than transfers required by the operative

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documents and transfers during the continuance of a lease event of default) of its interest in the applicable owner lessor, which will be collectively referred to as "owner participant liens."

   The owner lessors have severally agreed not to create, incur, assume or suffer to exist any lien or encumbrance on the collateral arising as a result of (1) claims against or any act or omission of such owner lessor, the owner lessor's manager, or any affiliate thereof that is not related to, or is in violation of, any applicable operative document or the transactions contemplated thereby, or that is in breach of any covenant or agreement of such owner lessor, the owner lessor's manager, set forth therein, (2) taxes imposed upon such owner lessor, the owner lessor's manager, or any affiliate thereof for which it is not indemnified by the lessee pursuant to the applicable operative documents, or (3) claims against or affecting such owner lessor, the owner lessor's manager, or any affiliate thereof arising out of the voluntary or involuntary transfer by such owner lessor, in its capacity as manager or its individual capacity, (other than transfers required by the operative documents or during the continuance of a lease event of default) of any portion of its interest in the facility or the operative documents, which will be collectively referred to as "owner lessor liens."

"Permitted liens" means:

  (1) the interests of the lessee, the owner participant, the owner lessor, the owner lessor's manager, the indenture trustee and the pass through trustee under any of the applicable operative documents;

  (2) the owner lessor liens, the owner participant liens and the indenture trustee liens;

  (3) the reversionary interests of the applicable lessee in the facility site; and

  (4) the liens and encumbrances identified on the policy of title insurance issued in connection with the lease transaction.

Insurance

   Each lessee has agreed, at its cost and expense, to maintain or cause to be maintained (1) all risk property insurance customarily carried by prudent operators of electric generating facilities of comparable size and risk to the respective facility and, in any case, in an amount equal to the maximum probable loss of the respective facility and (2) commercial general liability insurance, commercial automobile liability insurance and contractual liability coverage, insuring against claims for bodily injury and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the respective facility and the facility sites. Any such liability insurance policy maintained by or on behalf of the lessee will name the owner lessor, the owner lessor's manager, the trust company, the owner participant, each shareholder of the owner participant and the indenture trustee as additional insureds. All insurance proceeds up to $50 million on account of any damage to or destruction of the leased assets will be paid to or retained by the lessee for application in repair or replacement of the affected property unless a significant lease default or lease event of default has occurred and is continuing. All insurance proceeds in excess of $50 million on account of any such damage to the respective facility will, if the lien of the indentures will not have been terminated or discharged, be paid to the applicable indenture trustee for application in accordance with the terms of the applicable lease. If any insurance required to be maintained by the lessee ceases to be available on a commercially reasonable basis at the time of renewal, the lessee and each affected owner lessor will enter into good faith negotiations in order to obtain an alternative to such insurance.

   The applicable owner lessor will at all times, to the exclusion of the indenture trustee, retain all rights with respect to insurance that the applicable lease specifically confers upon the owner lessor and to waive any failure by the applicable lessee to maintain the insurance required by the lease so long as the insurance maintained by the lessee still constitutes prudent industry practice.


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

Termination for Burdensome Events

   Each lessee has the option, by giving notice to the applicable owner lessor and owner participant no later than 12 months after the date such lessee receives notice or actual knowledge of an event described below, to terminate the applicable lease if (1) a change in law causes it to become illegal for the lessee to continue such lease or for the lessee to make payments under such lease or other operative documents relating thereto, and the transactions cannot be restructured to comply with such change in law in a manner reasonably acceptable to the parties thereto; or (2) one or more events outside of its control has occurred which will, or can reasonably be expected to, give rise to an obligation by the lessee to pay or indemnify in respect of general indemnity or tax indemnity payments under the applicable operative documents; provided, however, that the indemnity obligation (and the underlying cost or tax) can be avoided in whole or in part by such purchase and the amount of such avoided payments would exceed (on a present value basis, discounted at the discount rate, compounded on an annual basis to the date of the termination) 3% of the purchase price of the owner lessor's interest in the respective facility (it being understood that the related owner participant may waive its right to "excess" payments or arrange for its own account the payment thereof).

   If, in connection with the termination of any lease under the circumstances described above, a lessee purchases the owner lessor's interest in the respective facility, executes an assumption agreement and satisfies certain other conditions contained in the applicable indenture, such lessee may, so long as no lease event of default has occurred and is continuing after giving affect to such assumption, assume the applicable lessor notes. No termination of a lease under the circumstances described above will be effective (regardless of whether the owner lessor elects to sell or retain its interest in the respective facility in connection therewith) unless and until either the lessee assumes the related lessor notes in accordance with the provisions of the related indenture or the applicable owner lessor has paid all outstanding principal and accrued interest on such lessor notes and all other amounts due under the indenture on such proposed date of termination. Pursuant to the participation agreements, each lessee also has the option of purchasing the beneficial interest of the applicable owner participant under such circumstances and waiving such termination right.

Termination for Obsolescence

   Each lessee may, so long as no lease event of default has occurred and is continuing, terminate a lease in whole or in part with respect to any unit at any time on or after the sixth anniversary of the closing date if its board of managers determines in good faith that:

  (1) such unit is economically or technologically obsolete (i) as a result of a change in applicable law, regulation, or tariff of general application or imposition by the FERC or any other governmental entity having or claiming jurisdiction over the lessee, or such unit of any conditions or requirements (including requiring significant capital improvements to such unit) or (ii) for any other reason; provided, however, that if both units of a facility are obsolete under this clause (1), the lessee may not terminate the lease with respect to one unit unless it also terminates the lease with respect to the other unit of the facility, or the applicable owner participant consents to such partial termination; or

  (2) the applicable facility is otherwise economically or technologically obsolete or surplus to the lessee's needs or no longer useful in its trade or business, including, as a result of a change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase or sale agreements.

   In order to exercise such termination option, the lessee must give the applicable owner lessor, owner participant and indenture trustee and pass through trustee six months' prior notice, containing a certification by its board of managers.

   In the event of such an early termination, such lessee will, as nonexclusive agent for the applicable owner lessor, use commercially reasonable efforts to obtain bids and sell the applicable owner lessor's interest in such obsolete, surplus or unusable units or facility, as applicable, on the termination date, all of the proceeds of

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which will be for the account of such owner lessor. The purchaser of such unit or facility will not be the lessee, any of its affiliates or any third party with whom such lessee, or any of its affiliates has an arrangement to use or operate the affected units to generate power for its benefit, or the benefit of its affiliate after termination of the applicable lease.

   No termination of a lease under the circumstances described above will be effective (regardless of whether any owner lessor elects to sell or retain its interest in the unit or facility, as applicable, in connection therewith) unless and until the applicable owner lessor pays all outstanding and accrued interest of the lessor notes relating to the affected facility or unit and all other amounts due under the indenture on such proposed date of termination.

   Unless the applicable owner lessor elects to retain its interest in the unit or facility, as applicable, the lessee may, not more than 30 days prior to the proposed termination date, revoke its notice of termination. In such event, the applicable lease will continue in effect.

   On the termination date, the lessee will pay such owner lessor the amount, if any, by which the applicable termination value exceeds the proceeds received by such owner lessor from such sale, plus the make whole premium, if any, arising from a redemption of the lessor notes in connection therewith pursuant to clause (1)(ii) or (2) above.

Event of Loss

   An "event of loss" with respect to any unit or units, as the case may be, or in the case of a regulatory event of loss, all units in which the applicable owner lessor has an interest, will be deemed to have occurred with respect to such unit or units upon the occurrence of any of the following events:

  (1) loss of any unit or use thereof due to destruction or damage to such unit that is beyond economic repair or that renders such unit permanently unfit for normal use;

  (2) damage to any unit that results in an insurance settlement with respect to such unit on the basis of a total loss, or an agreed constructive or a compromised total loss;

  (3) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, any unit or, if it prevents the lessee from operating or maintaining such unit, the facility site by any governmental authority (a "requisition") following exhaustion of all permitted appeals or an election by the lessee not to pursue such appeals (provided that no such contest may be conducted without the consent of the owner participant during the continuance of an event of default and no contest will extend beyond the earlier of (x) the date which is one year after the loss of such title, or (y) the date which is 36 months prior to the end of the lease term and any renewal lease term then in effect or elected by the lessee), but, in any case involving requisition of use but not of title, only if such requisition of use continues beyond the lease term or any renewal lease term then in effect or elected by us; or

  (4) if elected by the applicable owner participant, and only in such case as termination of the lease and transfer of the facility to the lessee shall remove the basis of the regulation described below, subjection of the applicable owner participant's interest in the facility, or any part thereof, to any rate of return regulation by any governmental entity, or subjection of the applicable owner participant (or any of its affiliates) or owner lessor to any other public utility regulation of any governmental entity or law that in the reasonable opinion of the owner participant is materially burdensome, in either case by reason of the participation of the owner lessor or the owner participant in the transaction contemplated by the operative documents, and not, in any event, as a result of (i) investments, loans or other business activities of the owner participant or its affiliates in respect of equipment or facilities similar in nature to the facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the owner participant or its affiliates or the nature of any of the properties or assets from

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

     time to time owned, leased, operated, managed or otherwise used or made available for use by the owner participant or its affiliates or (ii) a failure of the applicable owner participant to perform routine, administrative or ministerial actions the performance of which would not subject the owner participant or any of its affiliates to any material adverse consequence (in the reasonable opinion of the owner participant or any of its affiliates acting in good faith), provided that the lessee, the owner lessor and the owner participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an event of loss under this clause (4) (a "regulatory event of loss"), at the cost and expense of the party requesting such cooperation and so long as there shall be no adverse consequences to the owner lessor or owner participant or any of its affiliates as a result of such cooperation or the taking of reasonable measures.

   If an event of loss with respect to one or more units described in clauses
(1) or (2) above occurs, the lessee may elect to either (a) if no lease event of default has occurred and is continuing, and subject to certain other specified conditions, rebuild or replace the affected units so that such units will have a current and residual value, remaining useful life, and utility at least equal to its condition prior to such event of loss, assuming such units were in the condition and repair proscribed by the applicable lease and such rebuilding or replacement will not result in the facility being "limited-use" property or (b) terminate the leases with respect to the affected units and pay or cause to pay the applicable termination value.

   If the lessee elects not to rebuild or replace the affected units following the occurrence of an event of loss described in clauses (1) or (2) above, or upon the occurrence of any other event of loss described in clause (3), such lessee will terminate the leases with respect to such units and pay or cause to pay the applicable indenture trustee (a) the applicable termination value plus (b) certain other amounts, that, in the aggregate, will be an amount at least sufficient to pay the outstanding principal of and accrued interest on the related lessor notes, whereupon such leases will terminate with respect to such units.

   If a regulatory event of loss described in clause (4) has occurred, the lessee will, as nonexclusive agent for the applicable owner lessor, use commercially reasonable efforts to obtain cash bids and sell the applicable owner lessor's interest in the facility. On the applicable termination date the lessee will pay an amount which together with the proceeds of such sale, if any, will equal termination value. No termination of the lease under the circumstances described above will be effective (regardless of whether the facility is sold to a third party or not) unless and until the applicable owner lessor pays or causes to pay all outstanding and accrued interest of the lessor notes relating to the affected facility and all other amounts due under the indenture on such proposed date of termination.

   Notwithstanding the foregoing, in the case of a regulatory event of loss described in clause (4) so long as no significant lease default or lease event of default has occurred and is continuing and certain other conditions are satisfied, the lessee may assume the applicable lessor notes in accordance with the provisions of the indenture. Alternatively, the applicable lessee may, under certain circumstances, purchase all of the owner participant's member interest. Subsequent to such transfer, the lessee and the owner lessor may, without the consent of the indenture trustee or the pass through trustee, waive the regulatory event of loss and the lease shall continue in full force and effect in accordance with its terms.

   The lessee's right to rebuild or replace any affected unit will be subject to the satisfaction of the following conditions:

  (1) receipt by the applicable owner participant and indenture trustee of
      (a) a report of an independent engineer to the effect that the rebuilding or replacing of the affected units are technologically feasible and economically viable and that such rebuilding or replacing can be completed at least 36 months before the end of the lease term or 12 months prior to expiration of any renewal lease term then in effect or elected by the lessee; (b) an appraisal of an independent appraiser to the effect that the affected units will have at least the same value, residual value, utility and useful life as such unit immediately prior to the event of loss and such rebuilding and replacement will not cause the unit to

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

     become "limited-use" property; and (c) an officer's certificate of the lessee to the effect that no significant lease default or event of default shall have occurred and be continuing;

  (2) receipt by the applicable owner participant of either (a) a tax opinion of its counsel stating that, assuming the proposed rebuilding or replacement is completed in a manner and within the time proposed, such rebuilding or replacement will not cause any material incremental adverse tax risk to the owner participant, or (b) an indemnity against such risk satisfactory to the owner participant; and

  (3) no material adverse accounting effect on the applicable owner participant shall have occurred and be continuing.

   The lessee shall commence the rebuilding or replacement of such unit as soon as practicable after the lessee notifies the applicable owner lessor and indenture trustee of its intent and, in any event, within 24 months of the occurrence of the event that caused the event of loss.

Lease Events of Default

   Lease events of default under each lease include, among other things, the following events:

  (1) the lessee shall fail to pay periodic lease rent, renewal rent, or termination value (or amounts computed by reference to termination value) when due and payable, and such failure shall continue unremedied for five business days;

  (2) the lessee shall fail to pay supplemental lease rent (other than excepted payments, unless the applicable owner participant has consented to such declaration) or termination value (or amounts computed by reference thereto) when due, and such failure shall continue unremedied for 30 days after receipt by the lessee and DHI, as guarantor, of written notice of such default from the applicable owner participant, owner lessor, indenture trustee or pass through trustee;

  (3) the lessee shall fail to observe or perform its obligation to maintain (or cause to be maintained) insurance in the amounts and on the terms set forth in the lease;

  (4) the lessee or DHI shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under such lease or any other applicable operative document (other than in the tax indemnity agreement or the exempt facilities agreement) in any material respect, which shall continue unremedied for 30 days after receipt by the lessee and DHI, as guarantor, of written notice thereof from the applicable owner participant, owner lessor, indenture trustee or pass through trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period; provided, further, that in the case of the lessee's obligation to cause the applicable facility to be maintained in compliance with all applicable laws, and to comply with environmental laws applicable to the facility or the facility site if, to the extent and for so long as a test, challenge, appeal or proceeding shall be prosecuted in good faith by the lessee, the failure by the lessee to comply with such requirement shall not constitute a lease event of default if such test, challenge, appeal or proceeding shall not involve (i) any danger of foreclosure, sale, forfeiture or loss of, or imposition of a lien on, any part of the facility or the impairment of the use, operation or maintenance of the facility in any material respect (in each case, unless such risk is appropriately bonded), or (ii) any risk of criminal liability being asserted against the applicable owner participant, owner lessor, indenture trustee or pass through trustee or their respective affiliates, and (iii) any material risk of the occurrence of any material adverse effect being incurred by the applicable owner participant, owner lessor, indenture trustee or pass through trustee, including subjecting the owner participant or the owner lessor or their affiliates to regulation as a public utility under applicable law; and provided, further, in the case of any non-compliance with applicable law, that if the noncompliance is not a type that can be immediately remedied, the failure to comply shall

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

     not be a lease event of default if the lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger described in clause (i), (ii) or (iii) of the preceding proviso; and provided, further, such noncompliance, or such test, challenge, appeal or proceeding to review shall not extend beyond the date 36 months prior to the scheduled expiration of the lease term or any renewal lease term then in effect or elected by the lessee;

  (5) any representation or warranty made by the lessee or DHI, as guarantor, in the operative documents (other than a tax representation) or in the certificate delivered by the lessee or DHI at the closing shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the lessee and DHI, as guarantor, of written notice thereof from the applicable owner participant, owner lessor, indenture trustee or pass through trustee; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as the lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 120-day period;

  (6) failure by the lessee or DHI to comply in any material respect with the transfer provisions, as described under "Assignment of Lease" and "Assignment of Guarantee";

  (7) failure of DHI to perform any covenant set forth in the applicable guarantee in any material respect; and such failure shall continue unremedied for 90 days after receipt by DHI of written notice thereof from the applicable owner participant, owner lessor, indenture trustee, pass through trustee or a majority of the certificateholders;

  (8) the lessee shall repudiate any other operative document to which it is a party; DHI shall repudiate the guarantee; or the guarantee shall have become invalid or unenforceable; and

  (9) customary bankruptcy events of default with respect to the lessee and DHI.

   "Significant lease default" shall mean (i) failure of the lessee to make any payment of periodic lease rent, renewal lease rent, or termination value after the same shall have become due and payable, (ii) failure of the lessee to make any payment under the operative documents (other than excepted payments, unless the applicable owner participant shall have declared a default with respect thereto) in excess of $250,000, except to the extent such amounts are in dispute in good faith and have not been established to be due and payable, and
(iii) failure of DHI to comply with its limitation on liens covenant or any event or circumstance that is, or with the passage of time or the giving of notice would become, a lease event of default under clause (9) above.

Consequences of Lease Events of Default

   Upon the occurrence and continuance of any lease event of default, the applicable indenture trustee may declare the lease to be in default. Except as provided below, such indenture trustee may at any time thereafter, so long as the lessee has not cured all outstanding lease events of default, exercise one or more of the remedies set forth in such lease, including:

  . seeking specific performance of its obligations under such lease and the other applicable operative documents by appropriate court actions, either at law or equity, or recover damages for breach thereof;

  . terminating such lease, whereupon the lessee will be required to return possession of the owner lessor's interest in the respective facility to such owner lessor, and its right to the possession and use of such interest under the lease will absolutely cease and terminate, but the lessee will remain liable as provided in such lease;

  . selling the applicable interest in the respective facility and facility site at public or private sale, free and clear of its rights; or


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  .  holding, keeping idle or leasing to others the applicable interest in the respective facility and facility site, free and clear of its rights under such lease.

   Upon the occurrence and continuance of any lease event of default and whether or not the indenture trustee shall have terminated or shall thereafter terminate the lease, such indenture trustee may terminate the applicable lease and require the lessee or DHI, as the case may be, to pay any accrued and unpaid rent due before such termination date, any other amounts due and payable under the operative documents, plus (i) an amount equal to the excess, if any, of the applicable termination value over the fair market sales value of its interest in the respective facility and facility site, as of such termination date, (ii) an amount equal to the excess, if any, of the applicable termination value over the fair market rental value of the owner lessor's interest until the end of the lease term, after discounting such fair market rental value semiannually, or (iii) an amount equal to the applicable termination value, provided that upon payment of all such amounts pursuant to this clause (iii) by the lessee, the owner lessor shall proceed to exercise commercially reasonable efforts promptly to sell the facility at public or private sale and shall pay over to the lessee upon consummation of any such sale the net proceeds thereof, provided further that in lieu of paying the applicable termination value, the lessee may make a rejectable offer to purchase the relevant facility at a purchase price equal or greater than the applicable termination value. If the indenture trustee elects to sell its interest in the respective facility, it may require the lessee to pay any accrued and unpaid rent due before such sale, any other amounts due and payable under the applicable operative documents, plus an amount equal to the excess, if any, of the applicable termination value over the fair market sales value of its interest in the respective facility and facility site. The amounts payable under the immediately proceeding sentence will be sufficient to pay the principal, premium of, if any, and interest due on the related lessor notes.

Owner Lessors Rights to Perform

   Subject to the provisions of the last sentence of this paragraph, if a lessee fails to make any payment required to be made under a lease or perform or comply with any other obligations under a lease, the applicable owner lessor or owner participant may, but is not obligated to, make such payment or perform or comply with such obligation. If a lessee fails to make any payment of rent when due, and if, such failure will not constitute the fifth consecutive such failure or the ninth cumulative failure for which the owner lessor has cured such default by making such payment, the applicable owner lessor may, at its option, at any time within 10 business days of receiving notice of such failure, pay to the indenture trustee any amount equal to the principal of, premium, if any, and interest on the applicable lessor notes then due together with any past due interest, and such payment will be deemed to have cured any indenture event of default that would have otherwise arisen.

The Guarantees

   DHI has fully and unconditionally guaranteed on a senior unsecured basis (pari passu with all other senior unsecured indebtedness of DHI) each lessee's payments and performance obligations under each lease and the other operative documents owed to the applicable owner lessor, including the obligation to pay termination value if and when due. Notwithstanding the foregoing, under certain circumstances, DHI can assign its rights under the guarantee in respect of such lease and be relieved of its obligations. See "The Leases--Assignment of Guarantees."

The Exempt Facilities Agreements

   Each lessee has entered into an exempt facilities agreement with the applicable owner lessor. Pursuant to this agreement, each lessee and each owner lessor undertake certain obligations as to facilities (the "exempt facilities") which have been financed and/or refinanced by Central Hudson prior to the sale of the Danskammer and the Roseton facility, respectively, to the lessees with the proceeds of the issuance and sale by various governmental authorities of certain industrial development revenue bonds or private activity bonds. The parties agree to comply with certain restrictions relating to the use of the exempt facilities and to give 180 days prior notice to Central Hudson of any suspension or termination of the operation of the exempt facilities or any part

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thereof. If Central Hudson shall desire to refund any of the bonds, the parties shall cooperate with Central Hudson. Other than under the lease financing, if the applicable lessee or owner lessor shall sell (including by virtue of the exercise of remedies under the indenture), exchange, transfer or otherwise dispose of the exempt facilities to a third party, it shall cause to be included in the documentation relating to such transaction covenants and agreements on the part of such third party for the benefit of Central Hudson substantially identical to those on the part of the owner lessor and lessee in the exempt facilities agreement.

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                         BOOK-ENTRY; DELIVERY AND FORM

   The exchange certificates will be issued in fully registered form. Except as described below, the exchange certificates initially will be represented by one or more global certificates, in definitive, fully registered form without interest coupons. The exchange certificates will be deposited with the pass through trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee as DTC may designate.

   DTC has advised the lessees and DHI as follows:

  . DTC is a limited purpose company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered according to the provision of Section 17A of the Exchange Act;

  . DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and specific other organizations. Indirect access to DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly; and

  . Upon the issuance of the global certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by these global certificates to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the global certificates will be limited to persons who have accounts with DTC, who are referred to as participants, or persons who hold interests through participants. Ownership of beneficial interests in the global certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities. These laws may limit the market for beneficial interests in the global certificates. Qualified institutional buyers may hold their interests in the global certificates directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

   So long as DTC or its nominee is the registered owner or holder of the global certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the exchange certificates represented by such global certificates for all purposes under the related pass through trust agreements. No beneficial owner of an interest in the global certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the pass through trust agreements.

   Owners of beneficial interests in the global certificates will not:

  . be entitled to have the exchange certificates represented by the global certificates registered in their names;

  . receive or be entitled to receive physical delivery of certificated certificates in definitive form; or

  . be considered to be the owners or holders of any exchange certificates under the global certificates.

   Accordingly, each person owning a beneficial interest in the global certificates must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any right of a holder of exchange certificates under the global certificates. The lessees and DHI understand that under existing industry practice, in the event an owner of a beneficial interest

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in the global certificates desires to take any action that DTC, as the holder of the global certificates, is entitled to take, DTC would authorize participants to take that action, and that the participants would authorize beneficial owners owning through the participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

   Payments of the principal of, premium, if any, and interest on the exchange certificates represented by the global certificates will be made to DTC or its nominee, as the case may be, as the registered owner of the global certificates. Neither the lessees, DHI, the pass through trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   The lessees and DHI expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global certificates, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global certificates, as shown on the records of DTC or its nominee. The lessees and DHI also expect that payments by participants to owners of beneficial interests in the global certificates held by those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for these customers. These payments will be the responsibility of those participants.

   Transfer between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of certificates in certificated form for any reason, including to sell certificates to persons in states which require the delivery of the certificates or to pledge the certificates, a holder must transfer its interest in the global certificates in accordance with the normal procedures of DTC and the procedures described in the pass through trust agreements.

   Unless and until they are exchanged in whole or in part for certificated exchange certificates in definitive form, the global certificates may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

   Beneficial owners of exchange certificates registered in the name of DTC or its nominee will be entitled to be issued, upon request, exchange certificates in definitive certificated form.

   DTC has advised the lessees and DHI that DTC will take any action permitted to be taken by a holder of certificates, including the presentation of certificates for exchange as described below, only at the direction of one or more participants to whose account DTC interests in the global certificates are credited. Further, DTC will take any action permitted to be taken by a holder of certificates only in respect of that portion of the aggregate principal amount of certificates as to which the participant or participants has or have given that direction.

   Although DTC has agreed to these procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, it is under no obligation to perform these procedures, and may discontinue them at any time.

   Subject to specified conditions, any person having a beneficial interest in the global certificates may, upon request to the pass through trustee, exchange the beneficial interest for exchange certificates in the form of certificated certificates. Upon any issuance of certificated certificates, the pass through trustee is required to register the certificated certificates in the name of, and cause the same to be delivered to, the person or persons, or the nominee of these persons. In addition, if DTC is at any time unwilling or unable to continue as a depositary for the global certificates, and a successor depositary is not appointed by the lessees and DHI within 90 days, the pass through trusts will issue definitive certificates in exchange for the global certificates.

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                      EXCHANGE OFFER; REGISTRATION RIGHTS

   As part of the sale of the original certificates, under a registration rights agreement dated as of May 8, 2001, the lessees and DHI agreed with the initial purchasers in the offering of the original certificates, for the benefit of the certificateholders, to file with the SEC an exchange offer registration statement or a shelf registration statement. Under the registration rights agreement, the lessees and DHI agreed to use their reasonable best efforts to consummate an exchange offer to exchange the original certificates for a like amount of the exchange certificates that are identical in all material respects to the restricted original certificates. The lessees and DHI agreed to bear all expenses incurred in connection with their obligations under the registration rights agreement.

   Once this registration statement is declared effective, the pass through trusts will offer the exchange certificates in return for your surrender of the original certificates. This offer will remain open for no less than the shorter of 20 business days after the date notice of the exchange offer is mailed to the original certificate holders and the period ending when the last remaining original certificate is tendered into the exchange offer. For each original certificate surrendered under the exchange offer, the original certificate holder will receive exchange certificates in an equal principal amount. Interest on each exchange certificate will accrue from the last date on which interest was paid on the original certificate so surrendered.

   In the event this exchange offer is not consummated or a shelf registration statement relating to the offer and sale of the restricted securities by the holders thereof from time to time has not been declared effective on or prior to January 3, 2002, the lessees will be required to pay liquidated damages in an amount equal to the interest that would accrue on the outstanding principal amount of the lessor notes at the rate of 0.50% per annum from and after that date to, but excluding, the date the exchange offer is consummated or the date on which all of the certificates otherwise become transferable by certificateholders (other than affiliates or former affiliates of DHI or the lessees) without further registration under the Securities Act. In the event that a registration statement is required to be filed with the SEC and becomes effective and later ceases to be effective at any time during the period specified by the registration rights agreement, the lessees will be required to pay liquidated damages in an amount equal to the interest that would accrue on the outstanding principal amount of the lessor notes at the rate of 0.50% per annum from and after the date such registration statement ceases to be effective to, but excluding such date the registration statement again becomes effective (or, if earlier, the end of such period specified by the registration rights agreement). Such liquidated damages, if applicable, will be paid to certificateholders of each pass through trust on a regular distribution date.

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                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

   The following section summarizes material United States federal income tax consequences relating to the ownership of the certificates, subject to the limitations discussed herein, and, in the opinion of Orrick, Herrington & Sutcliffe LLP, the lessees' special tax counsel, is true and correct in all material respects.

   This section does not apply to you if you do not own your certificates as capital assets for tax purposes. This section also does not apply to you if you are subject to special tax rules, such as those that apply to:

  .  brokers and security dealers;

  .  traders in securities that elect to mark to market;

  .  banks;

  .  life insurance companies;

  .  tax-exempt organizations;

  . persons who will hold the certificates as part of a hedging, straddle, integrated or conversion transaction; or

  .  persons whose functional currency for tax purposes is not the U.S.
     dollar.

This section is based upon the laws, regulations, rulings and decisions currently in effect, which could change at any time (possibly with retroactive effect). The discussion does not address foreign, state and local tax issues and does not address alternative minimum tax issues. You should consult with your own tax advisor concerning the tax consequences of owning a certificate.

Classification of Trusts

   Special tax counsel is of the opinion that the pass through trusts (if operated in accordance with the terms of the pass through trust agreements) constitute fixed investment trusts for United States federal income tax purposes. Moreover, special tax counsel has concluded that if a pass through trust were determined not to be a fixed investment trust, such pass through trust would be classified as a partnership for United States federal income tax purposes if at least 90% of such pass through trust's gross income for each taxable year consists of "qualifying income" which, in special tax counsel's opinion, will include any interest or gain that the pass through trust may derive from ownership or disposition of the lessor notes.

   To reduce the possibility that the Internal Revenue Service (the "IRS") would seek to characterize the pass through trusts as partnerships for United States federal income tax purposes, the pass through trusts intend to make protective "elections out" of Subchapter K of the Internal Revenue Code (which contains most of the taxing rules applicable to partnerships). By purchasing a certificate, you consent to this protective election. If the IRS treats a pass through trust as a partnership and gives effect to this election (which is not certain), your income tax reporting should be substantially similar to the income tax reporting that is required under the fixed investment trust rules discussed below. If the IRS treats a pass through trust as a partnership but determines the election out of Subchapter K is not effective, the tax consequences described below generally would apply (assuming that the pass through trust was not also determined to be engaged in a U.S. trade or business), but:

  . income or loss with respect to the pass through trust's assets would be calculated at the pass through trust level;

  . you would be required to report your share of the applicable pass through trust's items of income and deduction on your tax return for your taxable year within which the pass through trust's taxable year ends;

  . you would be required to report income or loss with respect to the certificates on an accrual basis even if you otherwise use the cash method of accounting; and

  . the bond premium and market discount rules discussed below would not apply.

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   The following discussion of United States federal income tax consequences assumes the accuracy of special tax counsel's opinion that the pass through trusts will be treated as fixed investment trusts for United States federal income tax purposes.

U.S. Beneficial Owners

   This section describes your tax consequences if you are a "U.S. beneficial owner." You are a U.S. beneficial owner if you are a beneficial owner of a certificate and you are, for United States federal income tax purposes:

  .  a citizen or resident of the United States;

  .  a domestic corporation;

  .  a domestic partnership (except as may be provided in Treasury
     Regulations);

  . an estate the income of which is includable in gross income for United States tax purposes regardless of its source; or

  . a trust where a United States court is able to exercise primary supervision over your administration and where one or more U.S. persons have authority to control all your substantial decisions (or if you are a trust that was in existence on or before August 20, 1997, you were properly treated as U.S. person for U.S. federal income tax purposes under the law in effect prior to August 20, 1997 and you properly elected to continue to be treated as a U.S. person for U.S. federal income tax purposes subsequent to August 20, 1997).

   If you are not a U.S. beneficial owner, this section does not apply to you, and you should refer to the section entitled "Non-U.S. Beneficial Owners."

Interest

   For United States federal income tax purposes, you will be treated as if you directly own your pro rata share of the lessor notes held by the applicable pass through trust. Accordingly, interest on the lessor notes will be taxable to you when it is received or accrued, depending upon your method of tax accounting and assuming, as is expected, that the certificates are issued for their face amount. Special tax counsel has advised that it does not believe that the special rules relating to the accrual of original issue discount set forth in Section 1272(a)(6) of the Code will apply to the certificates and therefore the pass through trusts will not provide you with the information you would need to compute your accrual of original issue discount under these special rules. However, this result is not clear and you should consult your own tax advisor on this issue.

Sale of Certificate

   Upon a sale, exchange or redemption of a certificate, you will generally recognize gain or loss equal to the difference between the amount realized on the sale (not including any amounts attributable to accrued and unpaid interest which will be taxable as interest income) and your adjusted basis in the certificate for United States federal income tax purposes. Except to the extent attributable to accrued but unpaid interest on the underlying lessor notes (and subject to the market discount rules discussed below), any gain or loss you recognize on the sale of a certificate will be capital gain or loss. Similar rules will apply if a lessor note held by a pass through trust is sold, exchanged or redeemed.

Market Discount

   If the amount you pay for a certificate that is allocable to any of the underlying lessor notes of a pass through trust is less than your pro rata share of the outstanding principal amount of the pass through trust's lessor notes (other, generally, than on original issuance), that difference will constitute market discount, unless

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the market discount rules treat the difference as de minimis. In general, unless you elect to include market discount in income currently:

  . any gain realized on a sale of a lessor note acquired with market discount or upon any payment of principal on such a note (including, in the case of a sale of a certificate, your allocable share of the gain that is attributable to the lessor notes held by the pass through trust) will be ordinary income to the extent of accrued market discount; and

  . deductions for interest on any debt you incur or continue to purchase or carry the certificate may be deferred until you sell the certificate (or until the underlying lessor notes are sold).

   You may elect to include market discount in income currently, but generally this election will apply to all debt instruments you acquire during or after the first taxable year to which the election applies and you may not revoke this election without the consent of the IRS. You should consult a tax advisor before making this election.

Premium

   If you buy a certificate for more than your pro rata share of the outstanding principal amount of a pass through trust's lessor notes, that excess will constitute bond premium. You may elect to amortize bond premium. If you make this election:

  . amortizable bond premium will generally be treated as a reduction of your interest income from the lessor notes determined on a constant yield basis; and

  . you will be required to reduce your basis in the lessor notes by the amount of your amortized bond premium.

   Your election to amortize bond premium will generally apply to all debt instruments (other than tax-exempt obligations) you hold on or after the first day of the first taxable year to which the election applies, and you may not revoke this election without the consent of the IRS. You should consult a tax advisor before making the election. If you do not make (or have not previously made) the election, you will not be entitled to amortize any bond premium on the lessor notes.

Exchange of Certificates

   Special tax counsel believes that any exchange of your certificates for certificates that are registered under the Securities Act of 1933 (as detailed above under the caption "Exchange Offer; Registration Rights") will not be a taxable event for Federal income tax purposes (because the new certificates will not differ materially in kind from the securities that you will be surrendering in the exchange), with the result that special tax counsel believes that the holding period of your new certificates will include the holding period of the certificates that you surrender in the exchange and that the basis of your new certificates will be the same as the basis of the certificates that you surrender in the exchange (as determined immediately prior to the date of the exchange). If registration of the exchange offer has not been declared effective so that new certificates may be issued in exchange for your certificates by January 3, 2002 (or under certain other circumstances) and liquidated damages become payable on the certificates (again, as detailed above under the caption "Exchange Offer; Registration Rights") these damages should be includable in your income as ordinary income in accordance with your method of accounting.

Expenses

   You will generally be entitled to deduct, consistent with your method of accounting, your pro rata share of the fees and expenses paid or incurred by the applicable pass through trust. Although it is anticipated that these fees and expenses will be borne by parties other than the pass through trust, it is possible that these fees and expenses would be treated as constructively borne by the pass through trust, in which event you would be

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required to include in income and would be entitled to deduct your pro rata share of the fees and expenses. If you are an individual, estate or trust, the deduction will be allowed only to the extent that all of your miscellaneous deductions, including your share of these fees and expenses, exceed 2% of your adjusted gross income. In addition, if you are an individual, you may be subject to additional rules which limit the amount of your otherwise allowable itemized deductions.

Assumption of the Lessor Notes

   Under certain conditions described in "Description of the Operative Documents--Description of the Lessor Notes," a lessee or owner participant is permitted to assume the lessor notes, which could be treated (for federal income tax purposes) as a taxable exchange of "old" lessor notes for "new" lessor notes. If it were to be so treated, you would be required to recognize gain or loss on the deemed exchange, and the new lessor notes might be deemed to have been issued with original issue discount or amortizable bond premium. As a condition to any such assumption of the lessor notes, an opinion of counsel must be delivered to the indenture trustee to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of the assumption--unless the lessee or the owner participant guarantor, as the case may be, has provided an indemnity in form and substance reasonably acceptable to the indenture trustee for any resulting, potential adverse tax consequences to you.

Non-U.S. Beneficial Owners

   This section describes the tax consequences to a non-U.S. beneficial owner. You are a non-U.S. beneficial owner if:

  .  you are the beneficial owner of a certificate;

  .  you are not engaged in a trade or business in the United States;

  . you are not present (if you are a nonresident alien individual) in the United States for 183 days or more during any year in which you make a taxable disposition of your certificate; and

  . for United States federal income tax purposes, you are a foreign person, that is:

    .  a nonresident alien individual;

    .  a foreign corporation;

    .  a foreign partnership; or

    . an estate or trust that is not subject to United State income tax on a net income basis.

   If you are not a non-U.S. beneficial owner, this section does not apply to you. If you are a U.S. beneficial owner, you should refer to the section entitled "U.S. Beneficial Owners;" otherwise (such as in the case of a foreign person engaged in a U.S. trade or business), you should consult your own tax advisor.

   Any gain you recognize on a sale of your certificate will not be subject to any deduction or withholding for United States federal income tax purposes (except possibly, for backup withholding as discussed below). Additionally, no United States federal income tax deduction or withholding will be made from interest paid on your certificates, provided that:

  . you do not actually or constructively own 10% or more of the combined voting power of all classes of the stock of any of the owner participants;

  . you are not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code;

  . you are not a controlled foreign corporation with respect to which any of the owner participants is a "related person" within the meaning of
     Section 864(d)(4) of the Code; and

  . you provide the U.S. paying agent with a statement signed by you under penalties of perjury that (i) certifies that you are not a U.S. beneficial owner and (ii) provides your name and address (or, instead,

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     you may provide your statement to a non-U.S. securities clearing organization or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds your certificates, but this entity must certify to the U.S. paying agent that you have provided the required statement to it, or to a similar financial institution between it and you, and must furnish the U.S. paying agent with a copy of the statement).

   Recently issued tax regulations, generally effective for payments made after December 31, 2000 (subject to certain transition rules), attempt to unify the certification requirements described above and to clarify reliance standards. Additionally, in the case of certificates held by a foreign partnership, these new regulations require that (a) the certification described above be provided by the partners and by the foreign partnership and (b) the partnership provide certain information, including a United States taxpayer identification number. You are urged to consult your own tax advisor regarding the effect and application of these new regulations.

   If payments on your certificates were to become subject to withholding, the pass through trustee is authorized to withhold the required amounts. In such a case, you would not be entitled to receive any additional interest or other payments to compensate you for this withholding.

Backup Withholding

U.S. Beneficial Owners

   Generally, if you are a non-corporate U.S. beneficial owner, payments made on your certificates will have to be reported to the IRS. In addition, any proceeds received from a sale of your certificates will generally have to be reported to the IRS. Backup withholding, at the rate of 31%, may apply to payments made on your certificates and to proceeds received from a sale of your certificates, if you fail to provide an accurate certified taxpayer identification number to the appropriate party or if you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns. Backup withholding is not an additional tax and you will be able to claim a refund or credit for taxes withheld during any taxable year at the time you file your United States federal income tax return for that year.

Non-U.S. Beneficial Owners

   If you are a non-U.S. beneficial owner, you will generally be exempt from backup withholding with respect to payments made on your certificates so long as you provide the certification described above under "Non-U.S. Beneficial Owners." Even if you provide the certification, however, payments of interest made to you will have to be reported to the IRS by the payor on Form 1042-S.

   Proceeds you receive from a sale of your certificates effected outside the United States to or though a foreign office of a broker will generally be exempt from backup withholding and information reporting. However, unless you certify as to your non-U.S. status or otherwise establish an exemption, information reporting (but not backup withholding) may apply to proceeds made though the foreign office of a broker if the broker is:

  .  a U.S. person;

  .  a controlled foreign corporation for United States income tax purposes;

  . a foreign person 50% or more of whose gross income from all sources for a specified 3 year period is effectively connected with the conduct of a trade or business within the United States; or

  . a foreign partnership if it is engaged in a trade or business in the United States or if 50% or more of its income or capital interests are held by U.S. persons.

   Additionally, proceeds received from a sale of your certificates effected through the United States office of a broker will be subject to backup withholding and reporting, unless you certify as to your non-U.S. status or otherwise establish an exemption.

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                              ERISA CONSIDERATIONS

   Any person who intends to use plan assets (as discussed below) to purchase certificates should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and other applicable laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws").

   ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans, certain other retirement plans and arrangements subject to Title I of ERISA or Section 4975 of the Code, including individual retirement accounts and annuities, and any entity holding the assets of any such plan, account, or annuity (such as a bank common investment fund or an insurance company general or separate account) (such plans, together with any plans subject to Similar Laws being referred to collectively as "Plans"). Generally, a person who exercises discretionary authority or control with respect to the assets of a Plan subject to Title I of ERISA will be considered a fiduciary of such Plan under ERISA. Before investing in a certificate, a Plan fiduciary should determine whether such investment is permitted under the governing Plan documents and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the certificates.

   In addition, ERISA and Section 4975 of the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and persons who have certain specified relationships to such ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). A party in interest or disqualified person who engaged in a non-exempt Prohibited Transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of such ERISA Plan that engaged in such non-exempt Prohibited Transaction may be subject to penalties and liabilities under ERISA and Section 4975 of the Code. Thus, an ERISA Plan fiduciary considering an investment in the certificates should also consider whether such investment might constitute or give rise to a Prohibited Transaction under ERISA or
Section 4975 of the Code for which no exemption (as discussed below) is available, and a Plan fiduciary should consider whether such an investment might constitute or result in a similar violation of Similar Laws.

   Further, an investment in the certificates by an ERISA Plan might result in the assets of the related pass through trust being deemed to constitute "plan assets." If the assets of a pass through trust are considered to be "plan assets," the operation of the pass through trust might give rise to one or more non-exempt Prohibited Transactions under ERISA and/or Section 4975 of the Code. Further, the Plan fiduciary might be deemed to have engaged in an improper delegation to the pass through trustee of its investment management responsibilities with respect to those assets of the pass through trust deemed to be "plan assets."

   Neither ERISA nor the Code defines the term "plan assets." Pursuant to
Section 2510.3-101 of the U.S. Department of Labor (the "DOL") regulations (the "DOL Regulations"), in general, when an ERISA Plan acquires an equity interest in an entity, such as either of the pass through trusts, and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA Plan's assets include both the equity interest and an interest in each of the underlying assets of the entity, unless it is established that either the entity is an "operating company" or equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the DOL Regulations as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The lessees believe that the certificates will be treated as equity interests in the pass through trusts under the DOL Regulations.

   Participation by benefit plan investors in a series of certificates would not be significant if less than 25% of the value of such series is held by "benefit plan investors" immediately after the most recent acquisition of

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a certificate (excluding interests in such series held by persons, other than benefit plan investors, with discretionary authority or control over the assets of the applicable trust or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof). Benefit plan investors include ERISA Plans, employee benefit plans not subject to ERISA (for example, governmental plans, non-U.S. employee benefit plans, certain individual retirement accounts and entities whose assets are treated as "plan assets" under the DOL Regulations) and entities deemed to be holding the assets of any such plan. Investment in and transfer of the certificates will not be restricted or monitored with respect to this 25% limit. Accordingly, it is possible that during the term of the certificates, 25% or more of the certificates of either series will be held by ERISA benefit plan investors so that, under the DOL Regulations, an investment by an ERISA Plan in either series of certificates during such period would, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction provisions of ERISA and Section 4975 of the Code, to be an investment in the corresponding lessor notes and an ongoing loan to the owner lessors. Therefore, if any of the assets of either pass through trust are considered "plan assets," investment by an ERISA Plan in the certificates of such trust could result in a Prohibited Transaction or an impermissible delegation of authority.

   Further, the initial purchasers, the pass through trustee, Dynegy Inc. or any of their affiliates may be a party in interest or a disqualified person with respect to the ERISA Plan acquiring, holding or disposing of the certificates, in which case such acquisition, holding or disposition could give rise to a direct or indirect Prohibited Transaction regardless of whether the assets of a pass through trust are considered "plan assets."

   A Prohibited Transaction could be treated as exempt under ERISA and Section 4975 of the Code if the certificates were acquired, held or disposed of pursuant to and in accordance with one or more statutory or administrative exemptions. Among the administrative exemptions (each, a "Prohibited Transaction Class Exemption" or "PTCE") are PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts), and PTCE 96-23 (an exemption for certain transactions determined by a qualified in-house asset manager). Certain of the exemptions, however, do not afford relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates. Thus, a Plan fiduciary considering an investment in the certificates should consider whether the acquisition, the continued holding, or the disposition of a certificate might constitute or give rise to a non-exempt Prohibited Transaction.

   Governmental plans, non-U.S. plans and certain church plans, although not subject to the fiduciary responsibility provisions or the Prohibited Transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such plans should consult with their counsel before purchasing a certificate.

   Any insurance company proposing to invest assets of its general account in the certificates should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the DOL for transactions involving insurance company general accounts in PTCE 95-60 and the final regulations issued by the DOL under Section 401(c) of ERISA.

   ERISA also prohibits a fiduciary of a Plan subject to Title I of ERISA from maintaining the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a certificate, a Plan fiduciary should consider whether its acquisition, holding or disposition of a certificate would satisfy such indicia of ownership rules.

   A Plan fiduciary (and each fiduciary for a governmental, non-U.S. or church plan subject to Similar Laws) considering the purchase of certificates should consult its counsel regarding the circumstances under which the assets of a pass through trust would be considered "plan assets," the availability, if any, of exemptive relief from any potential Prohibited Transaction and other fiduciary issues and their potential consequences.

   Each person who acquires or holds a certificate or an interest therein will be deemed by such acquisition or holding to have represented and warranted that either: (i) it is not a Plan or an entity whose underlying assets constitute "plan assets" under the DOL Regulations and no part of the assets used by it to acquire such certificate or any interest therein constitutes "plan assets" of any Plan; or (ii) the acquisition and holding of such certificate or interest therein by such person will not constitute or result in a non-exempt Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any Similar Laws.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange certificates for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange certificates received in exchange for original certificates where the original certificates were acquired as a result of market-making activities or other trading activities. In addition,
until      , 2001, all dealers effecting transactions in the exchange certificates may be required to deliver a prospectus.

   The lessees and DHI will not receive any proceeds from any sale of exchange certificates by broker-dealers. Exchange certificates received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange certificates or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the exchange certificates. Any broker-dealer that resells exchange certificates that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange certificates may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange certificates and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells certificates that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those certificates may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling certificateholder required by the Securities Act in connection with any resale of the exchange certificates. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

   Furthermore, any broker-dealer that acquired any of its outstanding certificates directly from the lessees or DHI:

  . may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  . must also be named as a selling certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

   The lessees and DHI have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the certificates, other than commissions or concessions of any brokers or dealers. The lessees and DHI will indemnify the holders of the certificates, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   Certain legal matters will be passed on for DHI and the lessees by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The financial statements of the lessees as of March 31, 2001 and December 31, 2000 and for the three-month period ended March 31, 2001 and the period from inception (September 14, 2000) to December 31, 2000, which are included in this prospectus, and the consolidated financial statements of DHI and subsidiaries included in DHI's Annual Report on Form 10-K as of December 31, 2000 and for the year then ended, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto.

              DYNEGY DANSKAMMER, L.L.C. AND DYNEGY ROSETON, L.L.C.
                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Danskammer

Report of Independent Public Accountants...................................  F-2

Balance Sheets.............................................................  F-3

Statements of Operations...................................................  F-4

Statements of Cash Flows...................................................  F-5

Statement of Changes in Member's Equity....................................  F-6

Notes to Financial Statements..............................................  F-7

Roseton

Report of Independent Public Accountants................................... F-12

Balance Sheets............................................................. F-13

Statements of Operations................................................... F-14

Statements of Cash Flows................................................... F-15

Statement of Changes in Member's Equity.................................... F-16

Notes to Financial Statements.............................................. F-17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Member of
 Dynegy Danskammer, L.L.C.:

   We have audited the accompanying balance sheets of Dynegy Danskammer, L.L.C. (a Delaware limited liability company) as of March 31, 2001 and December 31, 2000, and the related statements of operations, changes in member's equity and cash flows for the three-month period ended March 31, 2001 and the period from inception (September 14, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynegy Danskammer, L.L.C. as of March 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the three-month period ended March 31, 2001 and the period from inception (September 14, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Houston, Texas
June 22, 2001

                           DYNEGY DANSKAMMER, L.L.C.

                                 BALANCE SHEETS
                                 (In thousands)

                                                           March    December 31,
                                                          31, 2001      2000
                                                          --------  ------------
ASSETS
Current Assets:
Cash and cash equivalents................................ $      3    $   --
Accounts receivable--affiliate...........................       42        --
Inventory................................................   11,644        --
Other current assets.....................................    2,902        --
                                                          --------    -------
  Total Current Assets...................................   14,591        --
                                                          --------    -------
Property, Plant and Equipment:
Property, plant and equipment (Note 4)...................  372,125        --
Accumulated depreciation and amortization................   (1,724)       --
                                                          --------    -------
  Property, Plant and Equipment, Net.....................  370,401        --
                                                          --------    -------
Other long-term assets...................................    3,812        --
                                                          --------    -------
  Total Assets........................................... $388,804    $   --
                                                          ========    =======
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
Accounts payable......................................... $    112    $   --
Accounts payable--affiliate (Note 5).....................   76,164        --
Other accrued liabilities................................    2,712        --
                                                          --------    -------
  Total Current Liabilities..............................   78,988        --
                                                          --------    -------
Long-Term Liabilities:
Long-term debt--affiliate (Note 3).......................  308,477        --
Other long-term liabilities..............................    8,273        --
                                                          --------    -------
  Total Long-Term Liabilities............................  316,750        --
                                                          --------    -------
Commitments and contingencies (Note 6)
Member's Equity:
Membership interest......................................        1          1
Due from member..........................................       (1)        (1)
Retained earnings/(deficit)..............................   (6,661)       --
Accumulated other comprehensive income...................     (273)       --
                                                          --------    -------
  Total Member's Equity..................................   (6,934)       --
                                                          --------    -------
    Total Liabilities and Member's Equity................ $388,804    $   --
                                                          ========    =======

   The accompanying notes are an integral part of these financial statements.

                           DYNEGY DANSKAMMER, L.L.C.

                            STATEMENTS OF OPERATIONS
                                 (In thousands)

                                      For the three-month    For the period
                                         period ended        from inception
                                           March 31,      (September 14, 2000)
                                             2001         to December 31, 2000
                                      ------------------- --------------------
Revenues:
  Affiliate (Note 5).................       $10,541              $  --
                                            -------              ------
    Total revenues...................        10,541                 --
                                            -------              ------
Cost of Sales:
  Non-affiliate......................         9,801                 --
  Affiliate (Note 5).................         1,632                 --
                                            -------              ------
    Total cost of sales..............        11,433                 --
                                            -------              ------
      Operating margin...............          (892)                --
                                            -------              ------
Depreciation and amortization........         1,724                 --
General and administrative expense--
 affiliate (Note 5)..................           294                 --
                                            -------              ------
      Operating loss.................        (2,910)                --
                                            -------              ------
Other expense........................           (21)                --
Interest expense--affiliate (Note
 3)..................................        (3,730)                --
                                            -------              ------
      Net Loss.......................       $(6,661)             $  --
                                            =======              ======


   The accompanying notes are an integral part of these financial statements.

                           DYNEGY DANSKAMMER, L.L.C.

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                        For the three-month    For the period
                                        period ended March     from inception
                                                31,         (September 14, 2000)
                                               2001         to December 31, 2000
                                        ------------------- --------------------
Cash flows from operating activities
  Net loss............................       $  (6,661)            $  --
  Items not affecting cash flows from
   operating activities:
    Depreciation and amortization.....           1,724                --
    Amortization of prepaid property
     taxes............................           1,066                --
  Changes in assets and liabilities,
   resulting from
   operating activities:
    Accounts receivable...............             (42)               --
    Inventories.......................          (1,967)               --
    Other current assets..............            (258)               --
    Accounts payable..................           3,727                --
    Other accrued liabilities.........           2,712
                                             ---------             ------
Net cash from operating activities....             301                --
                                             ---------             ------
Cash flows from investing activities
    Acquisition of generation assets..        (308,477)               --
    Capital expenditures..............            (298)               --
                                             ---------             ------
Net cash used in investing
 activities...........................        (308,775)               --
                                             ---------             ------
Cash flows from financing activities
    Borrowings from affiliates........         324,161                --
    Repayments from affiliates........         (15,684)               --
                                             ---------             ------
Net cash provided by financing
 activities...........................         308,477                --
                                             ---------             ------
Increase in cash......................               3                --
Cash and cash equivalents at beginning
 of period............................             --                 --
                                             ---------             ------
Cash and cash equivalents at end of
 period...............................       $       3             $  --
                                             =========             ======


   The accompanying notes are an integral part of these financial statements.

                           DYNEGY DANSKAMMER, L.L.C.

                    STATEMENT OF CHANGES IN MEMBER'S EQUITY
             (In thousands, except for membership interest amounts)

                                Membership Interest
                             -------------------------
                                              Due From Retained
                             Interests Amount  Member  Earnings  Other   Total
                             --------- ------ -------- --------  -----  -------
As of September 14, 2000....   1,000    $  1   $  (1)  $   --    $ --   $   --
Comprehensive income
  Net income................     --      --      --        --      --       --
  Other comprehensive
   income...................     --      --      --        --      --       --
                               -----    ----   -----   -------   -----  -------
    Total comprehensive
     income.................     --      --      --        --      --       --
As of December 31, 2000.....   1,000    $  1   $  (1)  $   --    $ --   $   --
Comprehensive income
  Net loss..................     --      --      --     (6,661)    --    (6,661)
  Unrealized loss on hedge
   activity.................     --      --      --        --     (273)    (273)
                               -----    ----   -----   -------   -----  -------
    Total comprehensive
     income.................     --      --      --     (6,661)   (273)  (6,934)
                               -----    ----   -----   -------   -----  -------
As of March 31, 2001........   1,000    $  1   $  (1)  $(6,661)  $(273) $(6,934)
                               =====    ====   =====   =======   =====  =======



   The accompanying notes are an integral part of these financial statements.

                           DYNEGY DANSKAMMER, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS



Note 1--ORGANIZATION AND OPERATIONS OF THE COMPANY

   Dynegy Danskammer, L.L.C. ("Dynegy Danskammer" or the "Company"), a wholly owned subsidiary of Hudson Power, L.L.C., an indirect wholly owned subsidiary of Dynegy Holdings Inc. ("DHI"), is a Delaware limited liability company that was formed for the purpose of acquiring, owning and operating fossil-fuel electric generating facilities located in the state of New York. The Company was originally formed on September 14, 2000, but did not commence business operations until January 30, 2001, the date the Company completed its acquisition of the Danskammer power generation facility (the "Generation Assets"). The accompanying financial statements reflect the operations of the Company from its inception, which includes the operations of the Generation Assets commencing from the date of acquisition.

   On January 30, 2001, the Company completed its acquisition of the Generation Assets (the "Acquisition") from Central Hudson Gas and Electric Corporation ("Central Hudson"). The acquisition was financed through an intercompany demand note from DHI (see Note 5).

   Separate financial statements for the Company's operations of the Generation Assets are available only for the period subsequent to the Acquisition. There are no separate financial statements available for the operation of the Generation Assets prior to the Company taking ownership as the pre-acquisition operations were fully integrated with, and their results of operations were consolidated into, the former owners. In addition, prior to the Acquisition, the electric output of the Generation Assets was sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates will now be set under separate power purchase agreements or by market forces, historical financial data with respect to the Generation Assets are not available, not meaningful and not indicative of future results. The Company's future results of operations will depend primarily on revenues from the unregulated sale of energy, capacity and other ancillary services, and the level of its operating expenses.

Note 2--ACCOUNTING POLICIES

   The accounting policies of the Company conform to generally accepted accounting principles in the United States. The more significant of such accounting policies are described below. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to develop estimates and make assumptions that affect reported financial position and results of operations and that impact the nature and extent of disclosure, if any, of contingent assets and liabilities. Actual results could differ materially from those estimates.

   Cash. Cash and cash equivalents consist of all demand deposits and funds invested in short-term investments with original maturities of three months or less.

   Inventories. Inventory consists primarily of fossil fuel of $5.4 million and materials and supplies of $6.2 million at March 31, 2001. Inventory is carried at the lower of market or the weighted-average purchase cost.

   Property, Plant and Equipment. Property, plant and equipment are recorded at cost. Expenditures for major replacements and renewals are capitalized. The Company considers major maintenance to be expenditures incurred on a cyclical basis in order to maintain the efficient operation of its assets. Expenditures for major maintenance are capitalized and amortized over their cyclical period. Expenditures for repairs and minor renewals to maintain assets in operating condition are expensed. Depreciation is provided using the straight-line method over the estimated economic service lives of the assets, ranging from 5 to 35 years. The Company reviews the carrying value of its long-lived assets in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                           DYNEGY DANSKAMMER, L.L.C.

   As part of the Acquisition, the Company acquired air emissions regulatory allowances that have already been issued to the Company and allowances that the Company expects to be allocated during the remaining useful life of the plant. Although the emission allowances received are freely transferable, the Company intends to use substantially all of the emission allowances in the normal course of business to generate electricity. Accordingly, the Company has classified emission allowances expected to be utilized to generate electricity as part of property, plant and equipment and amortizes the amount over the estimated useful life of the plant on a straight-line basis.

   Environmental Costs and Other Contingencies. Environmental costs relating to current operations are expensed or capitalized, as appropriate, depending on whether such costs provide future economic benefit. Liabilities are recorded when environmental assessment indicates that remedial efforts are probable and the costs can be reasonably estimated. Measurement of liabilities is based on currently enacted laws and regulations, existing technology and site-specific costs. Such liabilities may be recognized on a discounted basis if the amount and timing of anticipated expenditures for a site are fixed or reliably determinable; otherwise, such liabilities are recognized on an undiscounted basis. Environmental liabilities in connection with assets that are sold or closed are realized upon such sale or closure, to the extent they are probable, can be estimated and have not previously been reserved. In assessing environmental liabilities, no offset is made for potential insurance recoveries. Recognition of any joint and several liability is based upon the Company's best estimate of its final pro rata share of such liability.

   Liabilities for other contingencies are recognized upon identification of an exposure, which when analyzed indicates that it is both probable that an asset has been impaired or that a liability has been incurred and that such loss amount can be reasonably estimated. Costs to remedy such contingencies or other exposures are charged to a reserve, if one exists, or otherwise to current operations. When a range of probable loss exists, the Company accrues the lesser end of the range.

   Fair Value of Financial Instruments. The Company's financial instruments consist primarily of accounts receivable, accounts payable, a demand note and interest rate swaps. The carrying amounts of accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The fair value of the demand note and interest rate swaps is discussed in Note 3.

   New Accounting Pronouncements. The Financial Accounting Standards Board issued, and subsequently amended, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement No. 133"), which became effective January 1, 2001. Provisions in Statement No. 133, as amended, affect the accounting and disclosure of certain contractual arrangements and operations of the Company. Under Statement No. 133, as amended, all derivative instruments are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded in equity unless the related hedged items impact earnings. Any ineffective portion of a hedge is reported in earnings immediately. The adoption of this pronouncement on January 1, 2001, did not have any impact on the Company's financial statements.

   The nature of the Company's business necessarily involves certain market and financial risks. The Company may enter into financial instrument contracts in an attempt to mitigate or eliminate these various risks. After adoption of the pronouncement the Company entered into interest rate swaps which qualified for cash flow hedge treatment at March 31, 2001. These swaps were entered into to hedge the fluctuations in the benchmark interest rate on the anticipated financing transaction (see Note 3).

                           DYNEGY DANSKAMMER, L.L.C.

   During the three months ended March 31, 2001, there was no ineffectiveness from changes in fair value of hedge positions, and no amounts were excluded from the assessment of hedge effectiveness related to the hedge of future cash flows. Additionally, no amounts were reclassified to earnings in connection with forecasted transactions that were no longer considered probable of occurring.

   Revenue Recognition. Revenues include energy and ancillary services sales. Revenue is recognized as electricity is generated and sold under energy sales agreements or as services are provided.

   Income Taxes. Dynegy Danskammer is a limited liability company that is not taxable for federal income tax purposes.

   Concentration of Credit Risk. The Company sells all of the power its facility generates at fixed prices to an affiliate. The receivables associated with these sales are not collateralized and are expected to be collected.

Note 3--NOTE PAYABLE TO AFFILIATE

   In connection with the Acquisition, the Company entered into a $324.2 million demand note payable to DHI, bearing interest at 7% per annum. Subsequent to the Acquisition, the Company repaid $15.7 million under the demand note. Both principal and interest are due and payable upon demand by DHI and, in any event, no later that January 29, 2006. The Company may, at its option (though it is not obligated to do so), prepay principal or interest prior to January 29, 2006, without penalty. Interest on all past due amounts, both principal and accrued interest, shall accrue at a rate of 9% per annum. Failure to pay interest does not constitute a default, unless such interest is due on January 29, 2006. DHI has represented that it will not call for payment on this note before April 1, 2002. In addition, the note has been refinanced on a long-term basis subsequent to March 31, 2001 (see Note 7). Therefore, it has been classified as long term in the accompanying financial statements. Accrued interest on the demand note totaled $3.7 million at March 31, 2001. The face value of the note approximated fair value at March 31, 2001.

   In March 2001, as protection against the impact fluctuating interest rates have on an anticipated financing transaction (see Note 7), DHI, on behalf of the Company, executed swaps to hedge its exposure. Under these swaps, the Company pays interest at a fixed rate of 5.97% and receives interest at a floating rate based on three-month LIBOR. The swap agreements, with a combined notional amount allocable to the Company of approximately $127.3 million, mature in 2016. As of March 31, 2001, the Company recorded the fair value of these cash flow hedges as a liability of approximately $273,000. The offset to this liability is recorded in Other Comprehensive Income.

   On behalf of the Company, DHI entered into additional swap agreements as a cash flow hedge in April 2001, paying 5.99% and receiving three-month LIBOR on a notional amount allocable to the Company of approximately $81.5 million. The Company received approximately $2.4 million when all interest rate swaps were liquidated in May 2001. The payment received was recorded by the Company in Other Comprehensive Income and will be reclassified into earnings over the term of the hedged transaction.

Note 4--PROPERTY, PLANT AND EQUIPMENT

   At March 31, 2001, property, plant and equipment consisted of the following (in thousands):

      Fossil-fired Generating Facility.................................. $361,877
      Land..............................................................    9,450
      Other.............................................................      798
                                                                         --------
                                                                          372,125
      Less: Accumulated Depreciation....................................   (1,724)
                                                                         --------
        Property, Plant and Equipment, net.............................. $370,401
                                                                         ========

                           DYNEGY DANSKAMMER, L.L.C.

Note 5--RELATED PARTY TRANSACTIONS

   Transactions with affiliates result from various purchase and sale agreements with other subsidiaries of DHI. In addition to the demand note payable described in Note 3, the Company entered into the following transactions with affiliates during the three-month period ended March 31, 2001:

  . Coal Agency Agreement between the Company and Dynegy Coal Trading and Transportation, L.L.C. ("DCTT") pursuant to which DCTT negotiates all purchases and deliveries of coal used by the Company in the generation of electricity. A management fee of $0.25 per ton delivered is assessed as compensation for this service. Total management fees paid to DCTT for this service during the three-month period ended March 31, 2001 were approximately $55,000. There were no coal deliveries for the period ended December 31, 2000.

  . Gas Purchase and Sales Agreement between the Company and Dynegy Marketing and Trade ("DMT") pursuant to which the Company purchases at prevailing market rates and receives from DMT all of the gas used by the Company to generate electricity. Total gas purchases with affiliates for the three-month period ended March 31, 2001 were approximately $138,000. There were no purchases for the period ended December 31, 2000.

  . Power Purchase and Sale Agreement between the Company and Dynegy Power Marketing, Inc. ("DYPM") pursuant to which DYPM purchases electric energy and related products from the Company. Electrical energy is purchased from the Company at contractually stipulated fixed prices until termination of the contract by either party, while related products are purchased at market rates. Sales to DYPM during the three-month period ended March 31, 2001 amounted to approximately $10.5 million. There were no sales for the period ended December 31, 2000.

    As part of the acquisition of the power generation facility, the Company was required to enter into a Transition Power Agreement with Central Hudson. The terms of the agreement require that the Company supply power and ancillary services to Central Hudson at prices significantly below market levels. Since the contract was below market and the impairment was both estimable and reasonably probable, the Company recorded an accrued liability for the agreement. Subsequently, the agreement was assigned to DYPM, and an affiliated payable of approximately $70 million was established by the Company to compensate DYPM for assuming the rights and duties under the agreement. This obligation can be called by DYPM at any time and is therefore classified as current in the accompanying financial statements. However, the Company has obtained representation from DHI that, through March 31, 2002, payments to affiliates will not be required beyond the Company's currently available funds.

  . Certain administrative services such as payroll, employee benefits programs, insurance, accounting and information technology are shared among the affiliates of DHI, and the costs of these corporate support services are allocated to all affiliates. The total costs allocated to the Company for the three-month period ended March 31, 2001 were approximately $294,000, which is reflected in the "General and Administrative" caption on the income statement. There were no such costs allocated for the period ended December 31, 2000.

  . As the Company does not have employees, Dynegy Northeast Generation, Inc. ("DNE") administers the operation of the Company's facilities. Costs incurred by DNE are charged to the Company at cost. These costs include on-site technical, supervisory, engineering, and clerical support necessary for the day-to-day operations of a power generation facility. The costs incurred by the Company during the three-month period ended March 31, 2001 were approximately $1.5 million. There were no such costs incurred for the period ended December 31, 2000.

                           DYNEGY DANSKAMMER, L.L.C.

Note 6--COMMITMENTS AND CONTINGENCIES

   The Company is subject to various legal proceedings and claims that arise in the normal course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material adverse effect on the financial position or results of operations of the Company.

   Local Area Support Agreement. The Local Area Support Agreement ("LASA") requires the Company to maintain the availability of Central Hudson's local transmission system under certain circumstances. This agreement will be in place until May 2003 or until the Company meets certain terms that will terminate the agreement. If Central Hudson cannot supply power to its customers because of the Company's failure to perform under the LASA, the Company must pay certain penalties to Central Hudson. The LASA terminates upon the installation of, or provision for, substitute generation or transmission facilities by the Company. The Company has elected to fund the purchase and installation of additional transmission facilities for Central Hudson. Although the risk of such penalties is remote, insurance is being carried by the Company to cover the period prior to the in-service date for the substitute transmission system.

   Environmental. Dynegy's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees and permitting at various operating facilities and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. The Company's environmental expenditures are anticipated to increase in the future with the trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets subject to environmental regulation operated by the Company. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on the Company's operations or its financial condition.

   Purchase Obligations. The Company has entered into two separate long-term contracts to purchase coal through 2002. The contracts require approximately 507,000 and 627,000 metric tons of coal to be purchased in 2001 and 2002, respectively. Annual volume purchase requirements may be reduced by up to 10% without penalty. In addition, the coal is purchased at a fixed rate that can be adjusted based on certain market conditions.

Note 7--SUBSEQUENT EVENT

   On May 8, 2001, the Company completed a sale-leaseback transaction to provide the term financing for the acquisition of the Danskammer Units 3 and 4 and related facilities. Under the terms of the sale-leaseback transaction, the Company sold certain plant and equipment and agreed to lease it back for 30 years with renewal options. Proceeds of $300 million were used to repay a significant portion of the demand note payable to DHI. The Company will make semiannual payments each May 8 and November 8 through 2030.

   The terms of the sale-leaseback transaction required DHI to provide a guarantee of the Company's obligations. The guarantee by DHI of the Company's obligations is a form of continuing involvement that precludes the application of sale-leaseback accounting in the Company's financial statements, but not in DHI's consolidated financial statements. As such, the Company will account for the obligations as a financing transaction. This will require the Company to continue to record its property, plant and equipment within its financial statements, and establish a note payable for the $300 million in proceeds obtained to finance the transaction. Income will therefore be impacted in future periods through continued depreciation of the generation assets and additional interest expense associated with the note.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Member of
 Dynegy Roseton, L.L.C.:

   We have audited the accompanying balance sheets of Dynegy Roseton, L.L.C. (a Delaware limited liability company) as of March 31, 2001 and December 31, 2000, and the related statements of operations, changes in member's equity and cash flows for the three-month period ended March 31, 2001 and the period from inception (September 14, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynegy Roseton, L.L.C. as of March 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the three-month period ended March 31, 2001 and the period from inception (September 14, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Houston, Texas
June 22, 2001

                             DYNEGY ROSETON, L.L.C.

                                 BALANCE SHEETS
                                 (In thousands)

                                                         March 31,  December 31,
                                                           2001         2000
                                                         ---------  ------------
ASSETS
Current Assets:
Cash and cash equivalents............................... $      3      $  --
Inventory...............................................   15,044         --
Other current assets....................................    6,049         --
                                                         --------      ------
  Total Current Assets..................................   21,096         --
                                                         --------      ------
Property, Plant and Equipment:
Property, plant and equipment (Note 4)..................  692,249         --
Accumulated depreciation and amortization...............   (3,238)        --
                                                         --------      ------
  Property, Plant and Equipment, Net....................  689,011         --
                                                         --------      ------
Other long-term assets..................................    4,104         --
                                                         --------      ------
  Total Assets.......................................... $714,211      $  --
                                                         ========      ======
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
Accounts payable........................................ $    574      $  --
Accounts payable--affiliate (Note 5)....................   70,873         --
Other accrued liabilities...............................    5,733         --
                                                         --------      ------
  Total Current Liabilities.............................   77,180         --
                                                         --------      ------
Long-Term Liabilities:
Long-term debt--affiliate (Note 3)......................  645,238         --
Other long-term liabilities.............................    8,565         --
                                                         --------      ------
  Total Long-Term Liabilities...........................  653,803         --
                                                         --------      ------
Commitments and contingencies (Note 6)
Member's Equity:
Membership interest.....................................        1           1
Due from member.........................................       (1)         (1)
Retained earnings/(deficit).............................  (15,268)        --
Accumulated other comprehensive income..................   (1,504)        --
                                                         --------      ------
  Total Member's Equity.................................  (16,772)        --
                                                         --------      ------
    Total Liabilities and Member's Equity............... $714,211      $  --
                                                         ========      ======

   The accompanying notes are an integral part of these financial statements.

                             DYNEGY ROSETON, L.L.C.

                            STATEMENTS OF OPERATIONS
                                 (In thousands)

                                      For the three-month    For the period
                                      period ended March     from inception
                                              31,         (September 14, 2000)
                                             2001         to December 31, 2000
                                      ------------------- --------------------
Revenues:
  Affiliate (Note 5).................      $ 25,636              $  --
                                           --------              ------
    Total revenues...................        25,636                 --
                                           --------              ------
Cost of Sales:
  Non-affiliate......................        27,922                 --
  Affiliate (Note 5).................         2,183                 --
                                           --------              ------
    Total cost of sales..............        30,105                 --
                                           --------              ------
      Operating margin...............        (4,469)                --
                                           --------              ------
Depreciation and amortization........         3,238                 --
General and administrative expense--
 affiliate (Note 5)..................           294                 --
                                           --------              ------
      Operating loss.................        (8,001)                --
                                           --------              ------
Other expense........................           (23)                --
Interest expense--affiliate (Note
 3)..................................        (7,244)                --
                                           --------              ------
      Net Loss.......................      $(15,268)             $  --
                                           ========              ======


   The accompanying notes are an integral part of these financial statements.

                             DYNEGY ROSETON, L.L.C.

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                        For the three-month    For the period
                                        period ended March     from inception
                                                31,         (September 14, 2000)
                                               2001         to December 31, 2000
                                        ------------------- --------------------
Cash flows from operating activities
  Net loss............................       $ (15,268)            $  --
  Items not affecting cash flows from
   operating activities:
    Depreciation and amortization.....           3,238                --
    Amortization of prepaid property
     taxes............................           2,256                --
  Changes in assets and liabilities,
   resulting from operating
   activities:
    Inventories.......................           7,584                --
    Other current assets..............            (552)               --
    Accounts payable..................            (915)               --
    Other accrued liabilities.........           4,794
                                             ---------             ------
Net cash from operating activities....           1,137                --
                                             ---------             ------
Cash flows from investing activities
    Acquisition of generation assets..        (645,238)               --
    Capital expenditures..............          (1,134)
                                             ---------             ------
Net cash used in investing
 activities...........................        (646,372)               --
                                             ---------             ------
Cash flows from financing activities
    Borrowings from affiliates........         645,238                --
                                             ---------             ------
Net cash provided by financing
 activities...........................         645,238
                                             ---------             ------
Increase in cash......................               3                --
Cash and cash equivalents at beginning
 of period............................             --                 --
                                             ---------             ------
Cash and cash equivalents at end of
 period...............................       $       3             $  --
                                             =========             ======


   The accompanying notes are an integral part of these financial statements.

                             DYNEGY ROSETON, L.L.C.

                    STATEMENT OF CHANGES IN MEMBER'S EQUITY
             (In thousands, except for membership interest amounts)

                            Membership Interest
                         -------------------------
                                          Due From Retained
                         Interests Amount  Member  Earnings   Other    Total
                         --------- ------ -------- --------  -------  --------
As of September 14,
 2000...................   1,000   $   1   $  (1)  $    --   $   --   $    --
Comprehensive income
  Net income............     --      --      --         --       --        --
  Other comprehensive
   income...............     --      --      --         --       --        --
                           -----   -----   -----   --------  -------  --------
    Total comprehensive
     income.............     --      --      --         --       --        --
As of December 31,
 2000...................   1,000   $   1   $  (1)  $    --   $   --   $    --
Comprehensive income
  Net loss..............     --      --      --     (15,268)     --    (15,268)
  Unrealized loss on
   hedge activity.......     --      --      --         --    (1,504)   (1,504)
                           -----   -----   -----   --------  -------  --------
    Total comprehensive
     income.............     --      --      --     (15,268)  (1,504)  (16,772)
                           -----   -----   -----   --------  -------  --------
As of March 31, 2001....   1,000   $   1   $  (1)  $(15,268) $(1,504) $(16,772)
                           =====   =====   =====   ========  =======  ========



   The accompanying notes are an integral part of these financial statements.

                             DYNEGY ROSETON, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

Note 1--ORGANIZATION AND OPERATIONS OF THE COMPANY

   Dynegy Roseton, L.L.C. ("Dynegy Roseton" or the "Company"), a wholly owned subsidiary of Hudson Power, L.L.C., an indirect wholly owned subsidiary of Dynegy Holdings Inc. ("DHI"), is a Delaware limited liability company that was formed for the purpose of acquiring, owning and operating fossil-fuel electric generating facilities located in the state of New York. The Company was originally formed on September 14, 2000, but did not commence business operations until January 30, 2001, the date the Company completed its acquisition of the Roseton power generation facility (the "Generation Assets"). The accompanying financial statements reflect the operations of the Company from its inception, which includes the operations of the Generation Assets commencing from the date of acquisition.

   On January 30, 2001, the Company completed its acquisition of the Generation Assets (the "Acquisition") from Central Hudson Gas and Electric Corporation ("Central Hudson"), Consolidated Edison Company of New York and Niagara Mohawk Power Corporation. The acquisition was financed through an intercompany demand note from DHI (see Note 5).

   Separate financial statements for the Company's operations of the Generation Assets are available only for the period subsequent to the Acquisition. There are no separate financial statements available for the operation of the Generation Assets prior to the Company taking ownership as the pre-Acquisition operations were fully integrated with, and their results of operations were consolidated into, the former owners. In addition, prior to the Acquisition, the electric output of the Generation Assets was sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates will now be set under separate power purchase agreements or by market forces, historical financial data with respect to the Generation Assets are not available, not meaningful and not indicative of future results. The Company's future results of operations will depend primarily on revenues from the unregulated sale of energy, capacity and other ancillary services, and the level of operating expenses.

Note 2--ACCOUNTING POLICIES

   The accounting policies of the Company conform to generally accepted accounting principles in the United States. The more significant of such accounting policies are described below. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to develop estimates and make assumptions that affect reported financial position and results of operations and that impact the nature and extent of disclosure, if any, of contingent assets and liabilities. Actual results could differ materially from those estimates.

   Cash. Cash and cash equivalents consist of all demand deposits and funds invested in short-term investments with original maturities of three months or less.

   Inventories. Inventory consists primarily of fossil fuel of $8.2 million and materials and supplies of $6.8 million at March 31, 2001. Inventory is carried at the lower of market or the weighted-average purchase cost.

   Property, Plant and Equipment. Property, plant and equipment are recorded at cost. Expenditures for major replacements and renewals are capitalized. The Company considers major maintenance to be expenditures incurred on a cyclical basis in order to maintain the efficient operation of its assets. Expenditures for major maintenance are capitalized and amortized over their cyclical period. Expenditures for repairs and minor renewals to maintain assets in operating condition are expensed. Depreciation is provided using the straight-line method over the estimated economic service lives of the assets, ranging from 5 to 35 years. The Company reviews the carrying value of its long-lived assets in accordance with provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

                             DYNEGY ROSETON, L.L.C.

   As part of the Acquisition, the Company acquired air emissions regulatory allowances that have already been issued to the Company and allowances that the Company expects to be allocated during the remaining useful life of the plant. Although the emission allowances received are freely transferable, the Company intends to use substantially all of the emission allowances in the normal course of business to generate electricity. Accordingly, the Company has classified emission allowances expected to be utilized to generate electricity as part of property, plant and equipment and amortizes the amount over the estimated useful life of the plant on a straight-line basis.

   Environmental Costs and Other Contingencies. Environmental costs relating to current operations are expensed or capitalized, as appropriate, depending on whether such costs provide future economic benefit. Liabilities are recorded when environmental assessment indicates that remedial efforts are probable and the costs can be reasonably estimated. Measurement of liabilities is based on currently enacted laws and regulations, existing technology and site-specific costs. Such liabilities may be recognized on a discounted basis if the amount and timing of anticipated expenditures for a site are fixed or reliably determinable; otherwise, such liabilities are recognized on an undiscounted basis. Environmental liabilities in connection with assets that are sold or closed are realized upon such sale or closure, to the extent they are probable, can be estimated and have not previously been reserved. In assessing environmental liabilities, no offset is made for potential insurance recoveries. Recognition of any joint and several liability is based upon the Company's best estimate of its final pro rata share of such liability.

   Liabilities for other contingencies are recognized upon identification of an exposure, which when analyzed indicates that it is both probable that an asset has been impaired or that a liability has been incurred and that such loss amount can be reasonably estimated. Costs to remedy such contingencies or other exposures are charged to a reserve, if one exists, or otherwise to current operations. When a range of probable loss exists, the Company accrues the lesser end of the range.

   Fair Value of Financial Instruments. The Company's financial instruments consist primarily of accounts receivable, accounts payable, a demand note and interest rate swaps. The carrying amounts of accounts receivable and accounts payable are representative of their respective fair values due to the short-term maturity of these instruments. The fair value of the demand note and interest rate swaps is discussed in Note 3.

   New Accounting Pronouncements. The Financial Accounting Standards Board issued, and subsequently amended, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement No. 133"), which became effective January 1, 2001. Provisions in Statement No. 133, as amended, affect the accounting and disclosure of certain contractual arrangements and operations of the Company. Under Statement No. 133, as amended, all derivative instruments are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded in equity unless the related hedged items impact earnings. Any ineffective portion of a hedge is reported in earnings immediately. The adoption of this pronouncement on January 1, 2001, did not have any impact on the Company's financial statements.

   The nature of the Company's business necessarily involves certain market and financial risks. The Company may enter into financial instrument contracts in an attempt to mitigate or eliminate these various risks. After adoption of the pronouncement the Company began to enter into various derivative instruments that qualify as cash flow hedges. Such instruments are entered into for purposes of hedging forward fuel requirements for the Company's generation facilities (see Note 5). The Company also has interest rate swaps which qualified for cash flow hedge treatment at March 31, 2001. These swaps were entered into to hedge the fluctuations in the benchmark interest rate on the anticipated financing transaction (see Note 3).

                             DYNEGY ROSETON, L.L.C.

   During the three months ended March 31, 2001, there was no ineffectiveness from changes in fair value of hedge positions, and no amounts were excluded from the assessment of hedge effectiveness related to the hedge of future cash flows. Additionally, no amounts were reclassified to earnings in connection with forecasted transactions that were no longer considered probable of occurring.

   Revenue Recognition. Revenues include energy and ancillary services sales. Revenue is recognized as electricity is generated and sold under energy sales agreements or as services are provided.

   Income Taxes. Dynegy Roseton is a limited liability company that is not taxable for federal income tax purposes.

   Concentration of Credit Risk. The Company sells all of the power its facility generates at fixed prices to an affiliate. The receivables associated with these sales are not collateralized and are expected to be collected.

Note 3--NOTE PAYABLE TO AFFILIATE

   In connection with the Acquisition, the Company entered into a $629.6 million demand note payable to DHI, bearing interest at 7% per annum. Subsequent to the Acquisition, the Company borrowed an additional $15.6 million under the same terms of the original demand note. Both principal and interest are due and payable upon demand by DHI and, in any event, no later that January 29, 2006. The Company may, at its option (though it is not obligated to do so), prepay principal or interest prior to January 29, 2006, without penalty. Interest on all past due amounts, both principal and accrued interest, shall accrue at a rate of 9% per annum. Failure to pay interest does not constitute a default, unless such interest is due on January 29, 2006. DHI has represented that it will not call for payment on this note before April 1, 2002. In addition, the note has been refinanced on a long-term basis subsequent to March 31, 2001 (see Note 7). Therefore, it has been classified as long term in the accompanying financial statements. Accrued interest on the demand note totaled $7.2 million at March 31, 2001. The face value of the note approximated fair value at March 31, 2001.

   In March 2001, as protection against the impact fluctuating interest rates have on an anticipated financing transaction (see Note 7), DHI, on behalf of the Company, executed swaps to hedge its exposure. Under these swaps the Company pays interest at a fixed rate of 5.97% and receives interest at a floating rate based on three-month LIBOR. The swap agreements, with a combined notional amount allocable to the Company of approximately $263.1 million, mature in 2016. As of March 31, 2001, the Company recorded the fair value of these cash flow hedges as a liability of approximately $564,534. The offset to this liability is recorded in Other Comprehensive Income.

   On behalf of the Company, DHI entered into additional swap agreements as a cash flow hedge in April 2001, paying 5.99% and receiving three-month LIBOR on a notional amount allocable to the Company of approximately $168.5 million. The Company received approximately $5.0 million when all interest rate swaps were liquidated in May 2001. The payment received was recorded by the Company in Other Comprehensive Income and will be reclassified into earnings over the term of the hedged transaction.

Note 4--PROPERTY, PLANT AND EQUIPMENT

   At March 31, 2001, property, plant and equipment consisted of the following (in thousands):

      Fossil-fired Generating Facility................................ $679,923
      Land............................................................   10,240
      Other...........................................................    2,086
                                                                       --------
                                                                        692,249
      Less: Accumulated Depreciation..................................   (3,238)
                                                                       --------
       Property, Plant and Equipment, net............................. $689,011
                                                                       ========

                             DYNEGY ROSETON, L.L.C.

Note 5--RELATED PARTY TRANSACTIONS

   Transactions with affiliates result from various purchase and sale agreements with other subsidiaries of DHI. In addition to the demand note payable described in Note 3, the Company entered into the following transactions with affiliates during the three-month period ended March 31, 2001:

  . Gas Purchase and Sales Agreement between the Company and Dynegy Marketing and Trade ("DMT") pursuant to which the Company purchases at prevailing market rates and receives from DMT, all of the gas used by the Company to generate electricity. Total gas purchases with affiliates for the three-month period ended March 31, 2001 were approximately $152,000. There were no purchases for the period ended December 31, 2000.

  . Fuel Oil Agency Agreement between the Company and DMT pursuant to which DMT negotiates all purchases and deliveries of fuel oil used by the Company in the generation of electricity. A management fee of $0.08 per barrel delivered is assessed as compensation for this service. Total management fees paid to DMT for this service during the three-month period ended March 31, 2001 were approximately $52,000. There were no fuel oil deliveries for the period ended December 31, 2000.

     Additionally, DMT entered into swaps through December 2001, on behalf of the Company, to hedge a portion of its exposure related to fluctuating fuel costs. As of March 31, 2001, the fair value of these cash flow hedges was a liability of approximately $939,000. The offset of this liability is recorded in Other Comprehensive Income and will be reclassified to future expense, contemporaneously with the related purchase of fuel. During the three-month period ended March 31, 2001, the Company recognized losses of approximately $811,000 associated with these hedges.

  . Power Purchase and Sale Agreement between the Company and Dynegy Power Marketing, Inc. ("DYPM") pursuant to which DYPM purchases electric energy and related products from the Company. Electrical energy is purchased from the Company at contractually stipulated fixed prices until termination of the contract by either party, while related products are purchased at market rates. Sales to DYPM during the three-month period ended March 31, 2001 amounted to approximately $25.6 million. There were no such sales for the period ended December 31, 2000.

     As part of the acquisition of the power generation facility, the Company was required to enter into a Transition Power Agreement with Central Hudson. The terms of the agreement require that the Company supply power and ancillary services to Central Hudson at prices significantly below market levels. Since the contract was below market and the impairment was both estimable and reasonably probable, the Company recorded an accrued liability for the agreement. Subsequently, the agreement was assigned to DYPM, and an affiliated payable of approximately $70 million was established by the Company to compensate DYPM for assuming the rights and duties under the agreement. This obligation can be called by DYPM at any time and is therefore classified as current in the accompanying financial statements. However, the Company has obtained representation from DHI that, through March 31, 2002, payments to affiliates will not be required beyond the Company's currently available funds.

  . Certain administrative services such as payroll, employee benefits programs, insurance, accounting and information technology are shared among the affiliates of DHI, and the costs of these corporate support services are allocated to all affiliates. The total costs allocated to the Company for the three-month period ended March 31, 2001 were approximately $294,000, which is reflected in the "General and Administrative" caption on the income statement. There were no such costs allocated for the period ended December 31, 2000.

                             DYNEGY ROSETON, L.L.C.

  . As the Company does not have employees, Dynegy Northeast Generation, Inc. ("DNE") administers the operation of the Company's facilities. Costs incurred by DNE are charged to the Company at cost. These costs include on-site technical, supervisory, engineering, and clerical support necessary for the day-to-day operations of a power generation facility. The costs incurred by the Company during the three-month period ended March 31, 2001 were approximately $1.2 million. There were no such costs incurred for the period ended December 31, 2000.

Note 6--COMMITMENTS AND CONTINGENCIES

   The Company is subject to various legal proceedings and claims that arise in the normal course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material adverse effect on the financial position or results of operations of the Company.

   Environmental. Dynegy's operations are subject to extensive federal, state and local statutes, rules and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Compliance with these statutes, rules and regulations requires capital and operating expenditures including those related to monitoring, pollution control equipment, emission fees and permitting at various operating facilities and remediation obligations. Failure to comply with these statutes, rules and regulations may result in the assessment of civil and even criminal penalties. The Company's environmental expenditures are anticipated to increase in the future with the trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets subject to environmental regulation operated by the Company. No assurance can be given that future compliance with these environmental statutes, rules and regulations will not have a material adverse effect on the Company's operations or its financial condition.

Note 7--SUBSEQUENT EVENT

   On May 8, 2001, the Company completed a sale-leaseback transaction to provide the term financing with respect to the Company's generation assets. Under the terms of the sale-leaseback transaction, the Company sold certain plant and equipment and agreed to lease it back for 33.75 years with renewal options. Proceeds of $620 million were used to repay a significant portion of the demand note payable to DHI. The Company will make semiannual payments each May 8 and November 8 through 2034.

   The terms of the sale-leaseback transaction required DHI to provide a guarantee of the Company's obligations. The guarantee by DHI of the Company's obligations is a form of continuing involvement that precludes the application of sale-leaseback accounting in the Company's financial statements, but not in DHI's consolidated financial statements. As such, the Company will account for the obligations as a financing transaction. This will require the Company to continue to record its property, plant and equipment within its financial statements, and establish a note payable for the $620 million in proceeds obtained to finance the transaction. Income will therefore be impacted in future periods through continued depreciation of the generation assets and additional interest expense associated with the note.

   Neither DHI nor the lessees has authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or buy any certificates in any jurisdiction where it is
unlawful. The information in this prospectus is current as of        , 2001.
However, you should realize that the affairs of DHI and the lessees may have changed since the date of this prospectus.

   Until       , 2001, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  $800,400,000

Dynegy Danskammer, L.L.C.                                 Dynegy Roseton, L.L.C.

                      Subsidiaries of DYNEGY HOLDINGS INC
                        (Guarantor of lease obligations)


                Pass Through Certificates, Series A and Series B

                (Representing interests in pass through trusts)

                               ----------------
                                   PROSPECTUS
                               ----------------

                                        , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

I. DYNEGY HOLDINGS INC.

   As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Amended and Restated Certificate of Incorporation of DHI (the "Certificate") provides that, to the fullest extent permitted by Delaware law, no director shall be liable to DHI or its stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director of DHI is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for (i) breach of duty of loyalty to DHI or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, the rights of DHI and its stockholders to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provisions. The limitation of liability provisions do not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

   Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. The Certificate provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   The above discussion of the Certificate and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate and the DGCL.

   Dynegy Inc. has purchased liability insurance policies covering DHI's directors and officers to insure against certain losses incurred by them.

II. DYNEGY DANSKAMMER, L.L.C.

   Dynegy Danskammer, L.L.C. is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Limited Liability Company Act of Delaware (the "Act"), empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   Section 5.6 of the Limited Liability Company Agreement of Dynegy Danskammer, L.L.C. (the "Danskammer L.L.C. Agreement") provides that any act or omission by a member, the effect of which may cause or result in loss or damage to Dynegy Danskammer, L.L.C., shall not subject the member to any liability to Dynegy Danskammer, L.L.C. or any other member so long as such act or omission was not done fraudulently or in bad faith or as the result of willful and wanton misconduct or gross negligence.

   Section 5.7 of the Danskammer L.L.C. Agreement provides that Dynegy Danskammer, L.L.C., to the fullest extent permitted by the Act, shall defend, indemnify and hold harmless any member or officer, employee or agent, who was or is a party to, or is threatened to be made party to, or is involved in, any threatened, pending or completed proceeding by a third party by reason of any acts, omissions or alleged acts or omissions by such member or company officer, employee or agent undertaken on behalf of Dynegy Danskammer, L.L.C. against and from losses, damages, claims and expenses for which such member or company officer, employee or agent has not otherwise been reimbursed, actually and reasonably incurred in connection with such proceeding, so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

   Further, to the fullest extent permitted by the Act, any person who was or is a party to, or is threatened to be made party to, or is involved in any threatened, pending or completed proceeding by a third party by reason of such person serving at the request of Dynegy Danskammer, L.L.C. as member, officer, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship or other enterprise, shall be defended, indemnified and held harmless by Dynegy Danskammer, L.L.C. against and from losses, damages, claims and expenses for which such person has not otherwise been reimbursed, actually and reasonably incurred in connection with such proceeding, so long as such act or omission forming the basis for such proceeding was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

   Indemnification under Section 5.7 continues as to a person who has ceased to serve in the capacity that initially entitled such person to indemnity thereunder. Pursuant to the Danksammer L.L.C. Agreement, the indemnification rights are deemed contract rights, and no amendment, modification or repeal of
Section 5.7 thereto shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. Indemnification under the Danksammer L.L.C. Agreement expressly includes indemnification for negligence but does not include any indemnification for any act or omission done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, if such person had reasonable cause to believe his conduct was unlawful.

   The right of indemnification conferred in Section 5.7 of the Danksammer L.L.C. Agreement shall not be exclusive of any other right which a member or other person indemnified pursuant to Section 5.7 of the Danksammer L.L.C. Agreement may have or acquire under any law, any provision of Dynegy Danskammer, L.L.C.'s Certification of Formation, the Danksammer L.L.C. Agreement, any agreement, any vote of members or otherwise.

   Dynegy Inc. has purchased liability insurance policies covering Dynegy Danskammer's directors and officers to insure against certain losses incurred by them.

III. DYNEGY ROSETON, L.L.C.

   Dynegy Roseton, L.L.C. is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Limited Liability Company Act of Delaware (the "Act") empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

   Section 5.6 of the Limited Liability Company Agreement of Dynegy Roseton, L.L.C. (the "Roseton L.L.C. Agreement") provides that any act or omission by a member, the effect of which may cause or result in loss or damage to Dynegy Roseton, L.L.C., shall not subject the member to any liability to Dynegy Roseton, L.L.C. or any other member so long as such act or omission was not done fraudulently or in bad faith or as the result of willful and wanton misconduct or gross negligence.

   Section 5.7 of the Roseton, L.L.C. Agreement provides that Dynegy Roseton, L.L.C. to the fullest extent permitted by the Act, shall defend, indemnify and hold harmless any member or officer, employee or agent, who was or is a party to, or is threatened to be made party to, or is involved in any threatened, pending or completed proceeding by a third party by reason of an acts, omissions or alleged acts or omissions by such member or company officer, employee or agent undertaken on behalf of Dynegy Roseton, L.L.C. against and from losses, damages, claims and expenses for which such member or company officer, employee or agent has not otherwise been reimbursed, actually and reasonably incurred in connection with such proceeding, so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

   Further, to the fullest extent permitted by the Act, any person who was or is a party to, or is threatened to be made party to, or is involved in any threatened, pending or completed proceeding by a third party by reason of such person serving at the request of Dynegy Roseton, L.L.C. as member officer, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, or other enterprise, shall be defended, indemnified and held harmless by Dynegy Roseton, L.L.C. against and from losses, damages, claims and expenses for which such person has not otherwise been reimbursed, actually and reasonably incurred in connection with such proceeding, so long as such act or omission forming the basis for such proceeding was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

   Indemnification under Section 5.7 continues as to a person who has ceased to serve in the capacity that initially entitled such person to indemnity thereunder. Pursuant to the Roseton L.L.C. Agreement, the indemnification rights are deemed contract rights, and no amendment, modification or repeal of
Section 5.7 thereto shall have effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. Indemnification under the Roseton L.L.C. Agreement expressly includes indemnification for negligence but does not include any indemnification for any act or omission done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal proceeding, if such person had reasonable cause to believe his conduct was unlawful.

   The right of indemnification conferred in Section 5.7 of the Roseton L.L.C. Agreement shall not be exclusive of any other right which a member or other person indemnified pursuant to Section 5.7 of the Roseton L.L.C. Agreement may have or hereafter acquire under any law, any provision of Dynegy Roseton, L.L.C.'s Certification of Formation, the Roseton L.L.C. Agreement, any agreement, any vote of members or otherwise.

   Dynegy Inc. has purchased liability insurance policies covering Dynegy Roseton's directors and officers to insure against certain losses incurred by them.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1    Certificate Purchase Agreement, dated as of May 1, 2001, between
         Dynegy Roseton, L.L.C., Dynegy Danskammer, L.L.C., Dynegy Holdings
         Inc., Lehman Brothers, Banc of America Securities LLC and certain other parties named therein.*
  2.1    Agreement and Plan of Merger among Dynegy Inc., Illinova Corporation and certain other parties named therein. (1)
  2.2    Amendment to Agreement and Plan of Merger among Dynegy Inc., Illinova
         Corporation and certain other parties named therein. (2)
  3.1    Certificate of Formation of Dynegy Roseton, L.L.C., dated September
         14, 2000.*
  3.2    Certificate of Formation of Dynegy Danskammer, L.L.C., dated September
         14, 2000.*
  3.3    Limited Liability Company Agreement of Dynegy Roseton, L.L.C., dated
         September 14, 2000.*
  3.4    Limited Liability Company Agreement of Dynegy Danskammer, L.L.C.,
         dated September 14, 2000.*
  4.1    Registration Rights Agreement, dated as of May 8, 2001, among Dynegy
         Holdings Inc., Dynegy Roseton, L.L.C, Dynegy Danskammer, L.L.C., and
         certain other parties named therein.*
  4.2a   Pass Through Trust Agreement ST, dated as of May 1, 2001, among Dynegy
         Roseton, L.L.C., Dynegy Danskammer, L.L.C. and The Chase Manhattan
         Bank.*
  4.2b   Schedule identifying substantially identical agreement to Pass Through
         Trust Agreement ST.*
  4.3    Form of 144A Pass Through Trust Certificate ST.*
  4.4    Form of 144A Pass Through Trust Certificate LT.*
  4.5    [Intentionally omitted]
  4.6    [Intentionally omitted]
  4.7a   Participation Agreement, dated as of May 1, 2001, among Dynegy
         Roseton, L.L.C., Roseton OL LLC, Wilmington Trust Company, Roseton OP
         LLC and The Chase Manhattan Bank.*
  4.7b   Schedule identifying substantially identical agreement to
         Participation Agreement.*
  4.8a   Facility Lease, dated as of May 8, 2001, between Roseton OL LLC and
         Dynegy Roseton, L.L.C.*
  4.8b   Schedule identifying substantially identical agreement to Facility
         Lease.*
  4.9a   Indenture of Trust, Mortgage, Assignment of Leases and Rents and
         Security Agreement, dated as of May 8, 2001, between Roseton OL LLC and The Chase Manhattan Bank.*
  4.9b   Schedule identifying substantially identical agreement to Indenture of
         Trust, Mortgage, Assignment of Leases and Rents and Security
         Agreement.*
  4.10a  Lessor Note ST, dated May 8, 2001, issued by Roseton OL LLC in favor of The Chase Manhattan Bank.*
  4.10b  Schedule identifying substantially identical agreement to Lessor Note
         ST.*
  4.11a  Lessor Note LT, dated May 8, 2001, issued by Roseton OL LLC in favor of The Chase Manhattan Bank.*
  4.11b  Schedule identifying substantially identical agreement to Lessor Note
         LT.*
  5.1    Opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the Pass Through Trust Certificates being registered hereby.*
  8.1    Opinion of Orrick, Herrington & Sutcliffe LLP regarding tax matters.*
 10.1a   Site Lease, dated as of May 8, 2001, between Dynegy Roseton, L.L.C.
         and Roseton OL LLC.*

 Exhibit
   No.                                 Description
 -------                               -----------
 10.1b   Schedule identifying substantially identical agreement to Site Lease.*
 10.2a   Site Sublease, dated as of May 8, 2001, between Dynegy Roseton, L.L.C.
         and Roseton OL LLC.*
 10.2b   Schedule identifying substantially identical agreement to Site
         Sublease.*
 10.3a   Assignment and Reassignment of Facility Agreements, dated as of May 8,
         2001, between Dynegy Roseton, L.L.C. and Roseton OL LLC.*
 10.3b   Schedule identifying substantially identical agreement to Assignment and Reassignment of Facility Agreements.*
 10.4a   Shared Facilities Agreement, dated as of May 8, 2001, between Dynegy
         Roseton, L.L.C. and Roseton OL LLC.*
 10.4b   Schedule identifying substantially identical agreement to Shared
         Facilities Agreement.*
 10.5a   Lessee Guaranty, dated as of May 1, 2001, by Dynegy Holdings Inc.*
 10.5b   Schedule identifying substantially identical agreement to Lessee
         Guaranty.*
 10.6a   OP Guaranty, dated as of May 1, 2001, by Resources Capital Management
         Corporation.*
 10.6b   Schedule identifying substantially identical agreement to OP
         Guaranty.*
 10.7    Cross Easement Agreement, dated as of May 8, 2001, between Dynegy
         Roseton, L.L.C. and Dynegy Danskammer, L.L.C.*
 10.8a   Exempt Facilities Agreement, dated as of May 8, 2001, between Roseton
         OL LLC and Dynegy Roseton, L.L.C.*
 10.8b   Schedule identifying substantially identical agreement to Exempt
         Facilities Agreement.*
 12.1    Computation of Ratio of Earnings to Fixed Charges for Dynegy Holdings
         Inc. (3)
 12.2    Computation of Ratio of Earnings to Fixed Charges for Dynegy Roseton,
         L.L.C.*
 12.3    Computation of Ratio of Earnings to Fixed Charges for Dynegy
         Danskammer, L.L.C.*
 23.1    Consent of Arthur Andersen LLP.*
 23.2    Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits
         5.1 and 8.1 to this Registration Statement).*
 24.1    Powers-of-Attorney (contained on the signature pages of this
         Registration Statement).*
 25.1    Statement of Eligibility and Qualification on Form T-1 of The Chase
         Manhattan Bank.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Letter to Clients.*
 99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.*

--------
 * Filed herewith.
(1) Incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998, of Dynegy Inc., Commission File No. 1-11156.
(2) Incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999, of Dynegy Inc., Commission File No. 1-11156.
(3) The computation of the ratio of earnings to fixed charges for the periods prior to and including the Fiscal Year Ended December 31, 2000 are incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000, of Dynegy Holdings Inc., Commission File No. 000-29311. The computation of the ratio of earnings to fixed charges for the Three-Month Period Ended March 31, 2001 is filed herewith.

   ITEM 22. UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (a) The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newburgh, State of New York, on the 10th day of July, 2001.

                                          Dynegy Danskammer, L.L.C.
                                               (Registrant)

                                          by: Hudson Power, L.L.C., as its
                                           sole member

                                                  /s/ Robert D. Doty, Jr.
                                          by: _________________________________
                                                    Robert D. Doty, Jr.
                                                   Senior Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Rod Wimer, Robert
D. Doty, Jr. and Michael R. Mott as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10th, 2001.

                 Signature                            Title
                 ---------                            -----

             /s/ Rod Wimer                  President (Principal
___________________________________________  Executive Officer)
                 Rod Wimer

           /s/ Rick A. Bowen                Executive Vice President
___________________________________________
               Rick A. Bowen

        /s/ Robert D. Doty, Jr.             Senior Vice President and
___________________________________________  Chief Financial Officer
            Robert D. Doty, Jr.              (Principal Financial
                                             Officer)

          /s/ Michael R. Mott               Senior Vice President and
___________________________________________  Controller (Principal
              Michael R. Mott                Accounting Officer)


   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newburgh, State of New York, on the 10th day of July, 2001.

                                          Dynegy Roseton, L.L.C.
                                             (Registrant)

                                          By: Hudson Power, L.L.C., as its
                                           sole member

                                                  /s/ Robert D. Doty, Jr.
                                          by: _________________________________
                                                    Robert D. Doty, Jr.
                                                   Senior Vice President

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Rod Wimer, Robert
D. Doty, Jr. and Michael R. Mott as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10th, 2001.

                 Signature                            Title
                 ---------                            -----

             /s/ Rod Wimer                  President (Principal
___________________________________________  Executive Officer)
                 Rod Wimer

           /s/ Rick A. Bowen                Executive Vice President
___________________________________________
               Rick A. Bowen

        /s/ Robert D. Doty, Jr.             Senior Vice President and
___________________________________________  Chief Financial Officer
            Robert D. Doty, Jr.              (Principal Financial
                                             Officer)

          /s/ Michael R. Mott               Senior Vice President and
___________________________________________  Controller (Principal
              Michael R. Mott                Accounting Officer)


   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of July, 2001.

                                          Dynegy Holdings Inc.
                                             (Registrant)

                                                      /s/ C.L. Watson
                                          By: _________________________________
                                                        C.L. Watson
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Robert D. Doty, Jr., Michael R. Mott and Kenneth E. Randolph as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10th, 2001.

                 Signature                            Title
                 ---------                            -----

            /s/ C.L. Watson                 Chief Executive Officer
___________________________________________  (Principal Executive
                C.L. Watson                  Officer)

       /s/ Stephen W. Bergstrom             President and Chief
___________________________________________  Operating Officer,
           Stephen W. Bergstrom              Director

        /s/ Robert D. Doty, Jr.             Senior Vice President and
___________________________________________  Chief Financial Officer,
            Robert D. Doty, Jr.              Director (Principal
                                             Financial Officer)

          /s/ Michael R. Mott               Senior Vice President and
___________________________________________  Controller (Principal
              Michael R. Mott                Accounting Officer)

        /s/ Kenneth E. Randolph             Director
___________________________________________
            Kenneth E. Randolph


                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
  1.1    Certificate Purchase Agreement, dated as of May 1, 2001, between
         Dynegy Roseton, L.L.C., Dynegy Danskammer, L.L.C., Dynegy Holdings
         Inc., Lehman Brothers, Banc of America Securities LLC and certain other parties named therein.*
  2.1    Agreement and Plan of Merger among Dynegy Inc., Illinova Corporation and certain other parties named therein. (1)
  2.2    Amendment to Agreement and Plan of Merger among Dynegy Inc., Illinova
         Corporation and certain other parties named therein. (2)
  3.1    Certificate of Formation of Dynegy Roseton, L.L.C., dated September
         14, 2000.*
  3.2    Certificate of Formation of Dynegy Danskammer, L.L.C., dated September
         14, 2000.*
  3.3    Limited Liability Company Agreement of Dynegy Roseton, L.L.C., dated
         September 14, 2000.*
  3.4    Limited Liability Company Agreement of Dynegy Danskammer, L.L.C.,
         dated September 14, 2000.*
  4.1    Registration Rights Agreement, dated as of May 8, 2001, among Dynegy
         Holdings Inc., Dynegy Roseton, L.L.C, Dynegy Danskammer, L.L.C., and
         certain other parties named therein.*
  4.2a   Pass Through Trust Agreement ST, dated as of May 1, 2001, among Dynegy
         Roseton, L.L.C., Dynegy Danskammer, L.L.C. and The Chase Manhattan
         Bank.*
  4.2b   Schedule identifying substantially identical agreement to Pass Through
         Trust Agreement ST.*
  4.3    Form of 144A Pass Through Trust Certificate ST.*
  4.4    Form of 144A Pass Through Trust Certificate LT.*
  4.5    [Intentionally omitted]
  4.6    [Intentionally omitted]
  4.7a   Participation Agreement, dated as of May 1, 2001, among Dynegy
         Roseton, L.L.C., Roseton OL LLC, Wilmington Trust Company, Roseton OP
         LLC and The Chase Manhattan Bank.*
  4.7b   Schedule identifying substantially identical agreement to
         Participation Agreement.*
  4.8a   Facility Lease, dated as of May 8, 2001, between Roseton OL LLC and
         Dynegy Roseton, L.L.C.*
  4.8b   Schedule identifying substantially identical agreement to Facility
         Lease.*
  4.9a   Indenture of Trust, Mortgage, Assignment of Leases and Rents and
         Security Agreement, dated as of May 8, 2001, between Roseton OL LLC and The Chase Manhattan Bank.*
  4.9b   Schedule identifying substantially identical agreement to Indenture of
         Trust, Mortgage, Assignment of Leases and Rents and Security
         Agreement.*
  4.10a  Lessor Note ST, dated May 8, 2001, issued by Roseton OL LLC in favor of The Chase Manhattan Bank.*
  4.10b  Schedule identifying substantially identical agreement to Lessor Note
         ST.*
  4.11a  Lessor Note LT, dated May 8, 2001, issued by Roseton OL LLC in favor of The Chase Manhattan Bank.*
  4.11b  Schedule identifying substantially identical agreement to Lessor Note
         LT.*
  5.1    Opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the Pass Through Trust Certificates being registered hereby.*
  8.1    Opinion of Orrick, Herrington & Sutcliffe LLP regarding tax matters.*
 10.1a   Site Lease, dated as of May 8, 2001, between Dynegy Roseton, L.L.C.
         and Roseton OL LLC.*

 Exhibit
   No.                                 Description
 -------                               -----------
 10.1b   Schedule identifying substantially identical agreement to Site Lease.*
 10.2a   Site Sublease, dated as of May 8, 2001, between Dynegy Roseton, L.L.C.
         and Roseton OL LLC.*
 10.2b   Schedule identifying substantially identical agreement to Site
         Sublease.*
 10.3a   Assignment and Reassignment of Facility Agreements, dated as of May 8,
         2001, between Dynegy Roseton, L.L.C. and Roseton OL LLC.*
 10.3b   Schedule identifying substantially identical agreement to Assignment and Reassignment of Facility Agreements.*
 10.4a   Shared Facilities Agreement, dated as of May 8, 2001, between Dynegy
         Roseton, L.L.C. and Roseton OL LLC.*
 10.4b   Schedule identifying substantially identical agreement to Shared
         Facilities Agreement.*
 10.5a   Lessee Guaranty, dated as of May 1, 2001, by Dynegy Holdings Inc.*
 10.5b   Schedule identifying substantially identical agreement to Lessee
         Guaranty.*
 10.6a   OP Guaranty, dated as of May 1, 2001, by Resources Capital Management
         Corporation.*
 10.6b   Schedule identifying substantially identical agreement to OP
         Guaranty.*
 10.7    Cross Easement Agreement, dated as of May 8, 2001, between Dynegy
         Roseton, L.L.C. and Dynegy Danskammer, L.L.C.*
 10.8a   Exempt Facilities Agreement, dated as of May 8, 2001, between Roseton
         OL LLC and Dynegy Roseton, L.L.C.*
 10.8b   Schedule identifying substantially identical agreement to Exempt
         Facilities Agreement.*
 12.1    Computation of Ratio of Earnings to Fixed Charges for Dynegy Holdings
         Inc. (3)
 12.2    Computation of Ratio of Earnings to Fixed Charges for Dynegy Roseton,
         L.L.C.*
 12.3    Computation of Ratio of Earnings to Fixed Charges for Dynegy
         Danskammer, L.L.C.*
 23.1    Consent of Arthur Andersen LLP.*
 23.2    Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits
         5.1 and 8.1 to this Registration Statement).*
 24.1    Powers-of-Attorney (contained on the signature pages of this
         Registration Statement).*
 25.1    Statement of Eligibility and Qualification on Form T-1 of The Chase
         Manhattan Bank.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*
 99.3    Form of Letter to Clients.*
 99.4    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.*

--------
 * Filed herewith.
(1) Incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998, of Dynegy Inc., Commission File No. 1-11156.
(2) Incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999, of Dynegy Inc., Commission File No. 1-11156.
(3) The computation of the ratio of earnings to fixed charges for the periods prior to and including the Fiscal Year Ended December 31, 2000 are incorporated by reference to exhibits to the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2000, of Dynegy Holdings Inc., Commission File No. 000-29311. The computation of the ratio of earnings to fixed charges for the Three-Month Period Ended March 31, 2001 is filed herewith.

                                       2